UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:
☐ Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

BlackRock, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

2018 PROXY STATEMENT Notice of Annual Meeting May 23, 2018 New York, New York

Generating Long-Term

Shareholder Value

BlackRock’s mission is to provide better financial futures for our clients. Our framework for creating long-term shareholder value is directly aligned with that mission.

BlackRock, Inc. (“BlackRock” or the “Company”) has strategically invested to build a broad, diverse investment platform, strong technology and risk management capabilities and a global footprint to meet clients’ needs in all market environments.

Our diverse platform enables us to generate consistent financial results and continuously invest in our business through market cycles. We believe that continuously investing in our platform to meet clients’ evolving needs enables us to:

Generate differentiated organic growth	Leverage our scale for the benefit of clients and shareholders	Return capital to shareholders on a consistent and predictable basis

This framework was developed in close collaboration with our Board of Directors (the “Board”), and the Board continues to play an active role in overseeing our broader strategy and in measuring our ability to successfully execute it.

BlackRock remains focused on investing for the future. Throughout BlackRock’s history, we have demonstrated an ability to optimize organic growth in the most efficient way possible while prudently returning capital to shareholders. We prioritize investment in our business to first drive growth and then return “excess” cash flow to shareholders. Our capital return strategy is balanced between dividends, where we target a 40-50% payout ratio, and a consistent share repurchase program.

In 2018, we will continue to invest in BlackRock’s future – to grow our asset management and technology capabilities, to expand our geographic footprint and to further enhance our talent – to ensure we are meeting our daily responsibilities to our clients and delivering financial returns for shareholders.

BlackRock, Inc.

55 East 52nd Street

New York, New York, 10055

April 13, 2018

To Our Shareholders:

Thank you for your confidence in BlackRock. It is my pleasure to invite you to our 2018 Annual Meeting, to be held on May 23, 2018 at the Lotte New York Palace Hotel. As we do each year, we will review our business and financial results for the year, address the voting items in the Proxy Statement and take your questions. Whether you plan to attend the meeting or not, your vote is important and we encourage you to review the enclosed materials and submit your proxy.

As BlackRock celebrates its 30th anniversary this year, I have the opportunity to reflect on the most pressing issues facing investors today and how BlackRock must continue to adapt to serve clients’ needs effectively. It is a great privilege and responsibility to manage the assets entrusted to us, most of which are invested for long-term goals such as retirement. Just as we believe in the importance and benefits of clients investing for the long-term, we also approach BlackRock with that same future perspective. You can find more detail about BlackRock’s purpose and strategy for future growth in my letter to shareholders in this year’s Annual Report.

In 2017, BlackRock continued to deliver on each component of our framework for creating long-term shareholder value, while simultaneously investing in our business. Our diverse asset management platform, industry leading technology and risk management capabilities and thought leadership enabled us to generate $367 billion of net inflows during the year, representing 7% organic asset growth and reflecting the trust we have earned from clients to help solve their most difficult investment challenges. We continued to invest in our business for future growth while simultaneously expanding our operating margin and returned $2.8 billion to shareholders through a combination of dividends and share repurchases.

The execution of our strategy is dependent on a strong corporate governance framework. Whether acting as a fiduciary for clients or shareholders, we believe that good corporate governance is critical to meeting our overall objectives. That includes engaging with you, our shareholders, to better understand and address issues that are important to you. To support our mission of creating better financial futures for clients, we are vocal advocates for the adoption of sound corporate governance policies that include strong Board leadership, prudent management practices and thoughtful strategic deliberations. We believe that BlackRock has implemented such a set of principles, guidelines and practices that support sustainable financial growth and long-term value creation for shareholders and hope that you will agree as you read the Proxy Statement.

It has always been important that BlackRock’s Board of Directors functions as a key strategic and governing body that challenges our leadership team to be better and more innovative. BlackRock’s Board continues to play an integral role in our governance, growth and success.

Thank you again for your commitment to BlackRock. Our Board of Directors and I look forward to seeing you on May 23, 2018 in New York City.

Sincerely,

Laurence D. Fink

Chairman and Chief Executive Officer

Just as we believe in the importance and benefits of clients investing for the long-term, we also approach BlackRock with that same future perspective.

Notice of 2018

Annual Meeting

of Shareholders

Annual Meeting of Shareholders

Date:	Wednesday, May 23, 2018
Time:	8:00 AM EDT
Place:	Lotte New York Palace Hotel 455 Madison Avenue New York, New York 10022
Record Date:	March 29, 2018

Agenda and Voting Matters

At or before our Annual Meeting, we ask that you vote on the following items:

Proposal	Board Recommendation	Page Reference
Item 1 Election of Directors	FOR	8
Item 2 Approval, in a Non-Binding Advisory Vote, of the Compensation for Named Executive Officers	FOR	44
Item 3 Approval of an Amendment to the BlackRock, Inc. Second Amended and Restated 1999 Stock Award and Incentive Plan	FOR	77
Item 4 Ratification of the Appointment of the Independent Registered Public Accounting Firm	FOR	83
Item 5 Shareholder Proposal – Production of an Annual Report on Certain Trade Association and Lobbying Expenditures	AGAINST	86

How to vote: Your vote is important

Internet Visit the website listed on your proxy card. You will need the control number that appears on your proxy card when you access the web page.	Mail Complete and sign the proxy card and return it in the enclosed postage pre-paid envelope.

Telephone

If your shares are held in the name of
a broker, bank or other nominee: follow
the telephone voting instructions, if any,
provided on your voting instruction card.
If your shares are registered in your
name: call 1-800-690-6903 and follow
the telephone voting instructions. You will
need the control number that appears on
your proxy.

In Person

You may attend the Annual Meeting
and vote by ballot. Your admission
ticket to the Annual Meeting is either
attached to your proxy card or is in
the email by which you received your
Proxy Statement.

Please note that we are furnishing proxy materials and access to our Proxy Statement to our shareholders via our website instead of mailing printed copies to each shareholder. By doing so, we save costs and reduce our impact on the environment.

Beginning on April 13, 2018, we will mail or otherwise make available to each of our shareholders a Notice of Internet Availability of Proxy Materials, which contains instructions about how to access our proxy materials and vote online. If you attend the Annual Meeting, you may withdraw your proxy and vote in person, if you so choose.

Your vote is important and we encourage you to vote promptly whether or not you plan to attend the 2018 Annual Meeting of Shareholders of BlackRock, Inc.

By Order of the Board of Directors,

R. Andrew Dickson III Corporate Secretary April 13, 2018	BlackRock, Inc. 40 East 52nd Street, New York, New York 10022

Important Notice Regarding the Availability of Proxy Materials for the 2018 Annual
Meeting of Shareholders to be held on Wednesday, May 23, 2018: our Proxy
Statement and 2017 Annual Report are available free of charge on our website at
www.blackrock.com/corporate/en-us/investor-relations

Proxy Summary

This summary provides an overview of selected information in this year’s Proxy Statement. We encourage you to read the entire Proxy Statement before voting.

Annual Meeting of Shareholders

Date	Wednesday, May 23, 2018
Time	8:00 AM EDT
Location	Lotte New York Palace Hotel 455 Madison Avenue New York, New York 10022
Record Date	March 29, 2018

Voting Matters

Shareholders will be asked to vote on the following matters at the Annual Meeting:

Board Recommendation
ITEM 1. Election of Directors The Board believes that the director nominees have the knowledge, experience, skills and backgrounds necessary to contribute to an effective and well-functioning Board.	Vote FOR each director nominee

ITEM 2. Approval, in a Non-Binding Advisory Vote, of the Compensation for Named Executive Officers

BlackRock seeks a non-binding advisory vote from its shareholders to approve the compensation of the named executive officers as disclosed and discussed in this Proxy Statement. The Board values the opinions of our shareholders and will take into account the outcome of the advisory vote when considering future executive compensation decisions.

Vote FOR

ITEM 3. Approval of an Amendment to the BlackRock, Inc. Second Amended and Restated 1999 Stock Award and Incentive Plan

BlackRock is asking shareholders to approve an amendment to the BlackRock, Inc. Second Amended and Restated 1999 Stock Award and Incentive Plan (“Stock Plan”) to increase the number of shares of common stock authorized for issuance under the Stock Plan. This increase will allow BlackRock to continue to provide equity incentive awards as part of our pay-for-performance compensation program, which the Board believes is essential to maintaining a competitive compensation program aligned with shareholder interests.

Vote FOR

ITEM 4. Ratification of the Appointment of the Independent Registered Public Accounting Firm

The Audit Committee has appointed Deloitte LLP to serve as BlackRock’s independent registered public accounting firm for the 2018 fiscal year and this appointment is being submitted to our shareholders for ratification. The Audit Committee and the Board believe that the continued retention of Deloitte LLP to serve as BlackRock’s independent auditors is in the best interests of the Company and its shareholders.

Vote FOR

ITEM 5. Shareholder Proposal — Production of an Annual Report on Certain Trade Association and Lobbying Expenditures

The Board believes that the actions requested by the proponent are unnecessary and not in the best interest of our shareholders.

Vote AGAINST

BLACKROCK, INC. 2018 PROXY STATEMENT    1

Proxy Summary ● Board Composition

What’s New?

This year, we have updated our Proxy Statement to help you better understand BlackRock’s governance and compensation practices. We believe a broader understanding of BlackRock and our perspective on governance will be beneficial to you as you consider this year’s voting matters. This year’s updated items include:

	•	Board refreshment through the election of three new directors
	•	Enhanced disclosure on our Board diversity and search process (see “Board Diversity” and “Director Candidate Search” on pages 10 and 11, respectively)
•

Enhanced disclosure on our Board and BlackRock’s culture (see “Our Board and Culture: Engaged and vital to our success” on page 21 and “Director Engagement — BlackRock Corporate Culture and Purpose” on page 24)

	•	Updates to our Compensation Disclosure and Analysis
	•	BlackRock’s Mission Statement on Sustainability

Board Composition

(18 director nominees)

The Nominating and Governance Committee (the “Governance Committee”) regularly reviews the overall composition of the Board and its Committees to assess whether they reflect the appropriate mix of skill sets, experience, backgrounds and qualifications that are relevant to BlackRock’s current and future global strategy, business and governance. Over the course of the past year, the Governance Committee identified three new candidates with strong senior executive, international, technology and financial services experience who were elected to the Board in March of this year.

Board Tenure

The Board considers length of tenure when reviewing nominees in order to maintain an overall balance of experience, continuity and fresh perspective.

0 - 5 Years:	5 - 10 Years:	10+ Years:	7 years: Average tenure of all director nominees
7 director nominees (39%)	5 director nominees (28%)	6 director nominees (33%)	5 years: Average tenure of independent director nominees

Board Profile

Current & Former CEOs 12 of 18	Non-U.S. or Dual Citizens 6 of 18	Women 5 of 18

Board Independence and Lead Independent Director

Each year the Board reviews and evaluates our Board leadership structure. The Board has appointed Laurence Fink as its Chairman and Murry Gerber as its Lead Independent Director.

15	of BlackRock’s 18 director nominees are independent

2    BLACKROCK, INC. 2018 PROXY STATEMENT

Proxy Summary ● Our Director Nominees

Our Director Nominees

				Committee Memberships
Nominee	Age at Record Date	Primary Occupation	Director since	Audit	Compensation	Governance	Risk	Executive
Mathis Cabiallavetta	73	Former Chairman of UBS, Vice Chairman of Swiss Re Ltd. and of Marsh & MacLennan Companies, Inc.	2007	●		●	●
Pamela Daley	65	Former Senior Vice President of General Electric Company Corporate Business Development and Senior Advisor to Chairman	2014	Chair			●	●
William S. Demchak	55	Chairman, CEO and President of The PNC Financial Services Group, Inc.	2003				●	●
Jessica P. Einhorn	70	Former Dean of Paul H. Nitze School of Advanced International Studies at The Johns Hopkins University and former Managing Director, World Bank	2012		●		●
Laurence D. Fink	65	Chairman and CEO of BlackRock	1999					Chair
William E. Ford	56	CEO of General Atlantic	2018
Fabrizio Freda	60	President and CEO of The Estée Lauder Companies Inc.	2012			●
Murry S. Gerber Lead Independent Director	65	Former Executive Chairman, Chairman, President and CEO of EQT Corporation	2000	●	●			●
Margaret L. Johnson	56	Executive Vice President of Business Development of Microsoft Corporation	2018
Robert S. Kapito	61	President of BlackRock	2006
Sir Deryck Maughan	70	Former Senior Advisor, Partner and Managing Director of Kohlberg Kravis Roberts & Co. L.P.	2006	●			Chair	●
Cheryl D. Mills	53	Founder and CEO of BlackIvy Group and former Chief of Staff to Secretary of State Hillary Clinton	2013		●	●
Gordon M. Nixon	61	Former President, CEO and Director of Royal Bank of Canada	2015		●	Chair	●	●
Charles H. Robbins	52	Chairman and CEO of Cisco Systems, Inc.	2017				●
Ivan G. Seidenberg	71	Former Chairman and CEO of Verizon Communications Inc.	2011	●	Chair	●		●
Marco Antonio Slim Domit	49	Chairman of Grupo Financiero Inbursa, S.A.B. de C.V.	2011	●	●
Susan L. Wagner	56	Former Vice Chairman of BlackRock	2012				●
Mark Wilson	51	CEO of Aviva plc	2018

BLACKROCK, INC. 2018 PROXY STATEMENT    3

Proxy Summary ● Governance Highlights

Governance Highlights

We are vocal advocates for the adoption of sound corporate governance policies that include strong Board leadership, prudent management practices and transparency.

Highlights of our governance practices include:

•	Annual election of directors

•	Majority voting for directors in uncontested elections

•	Lead Independent Director may call special meetings of directors without management present

•	Executive sessions of independent directors

•	Annual Board and Committee evaluations

•	Risk oversight by Board and Committees
•	Strong investor outreach program

•	Robust stock ownership requirements for directors and executives

•	Annual advisory approval of executive compensation

•	Adoption of proxy access

•	Annual review of Committee charters and Corporate Governance Guidelines

Stock Ownership Guidelines

Our stock ownership guidelines require the Company’s Global Executive Committee (“GEC”) members to own and maintain shares with a target value of:

• $10 million for the Chief Executive Officer (“CEO”);	As of December 31, 2017, all NEOs exceeded our stock ownership guidelines.
• $5 million for the President; and
• $2 million for all other GEC members.

Shareholder Engagement and Outreach

We conduct shareholder outreach throughout the year to engage with shareholders on issues that are important to you. We report back to our Board on this engagement and on specific issues to be addressed.

Executive management, Investor Relations and the Corporate Secretary engage on a regular basis with shareholders to understand their perspectives on a variety of corporate governance matters, including executive compensation, corporate governance policies and corporate sustainability practices. We also communicate with shareholders through a number of routine forums, including quarterly earnings presentations, U.S. Securities and Exchange Commission (“SEC”) filings, the Annual Report and Proxy Statement, the annual shareholder meeting, investor meetings and conferences and web communications. We relay shareholder feedback and trends on corporate governance and sustainability developments to our Board and its Committees and work with them to both enhance our practices and improve our disclosures.

Compensation Policies and Practices

Our commitment to design an executive compensation program that is consistent with responsible financial and risk management is reflected in the following policies and practices:

•	Review pay and performance alignment;
•	Balance short and long-term incentives, cash and equity, and fixed and variable pay elements;
•	Maintain a clawback policy;
•	Require one-year minimum vesting for awards granted under the Stock Plan;
•	Maintain robust stock ownership and retention guidelines;
•	Prohibit hedging, pledging or short selling BlackRock securities;
•	Limit perquisites;
•	Assess and mitigate compensation risk;
•	Solicit annual advisory vote on executive compensation; and
•	Annually review the independence of the compensation consultant retained by the Management Development & Compensation Committee (the “Compensation Committee”).

•	No ongoing employment agreements or guaranteed compensation arrangements for NEOs;
•	No automatic single trigger vesting of equity awards or transaction bonus payments upon change-in-control;
•	No dividends or dividend equivalents on unearned restricted stock, restricted stock units, stock options or stock appreciation rights;
•	No repricing of stock options;
•	No cash buyouts of underwater stock options;
•	No tax reimbursements for perquisites;
•	No tax gross-ups for excise taxes;
•	No supplemental retirement benefits for NEOs; and
•	No supplemental severance benefits for NEOs beyond standard severance benefits under BlackRock’s Severance Pay Plan.

4    BLACKROCK, INC. 2018 PROXY STATEMENT

what we do what we don’t do

Proxy Summary ● 2017 Performance Highlights

2017 Performance Highlights1

The strength of BlackRock’s 2017 results reflect the long-term strategic advantages we have created by consistently investing in our business. Full-year results reflected industry-leading organic growth, with record full-year net inflows of $367 billion, continued Operating Margin expansion and consistent capital management. Investment performance results across our alpha-seeking and index strategies as of December 31, 2017 remain strong and are detailed in Item 1 of our 2017 Form 10-K.

Differentiated Organic Growth

Organic Asset growth of 7% in 2017

contributed to strong Organic Revenue

growth2

Consistent Capital Return

$2.8 billion was returned to shareholders

in 2017 through a combination of dividends

and $1.1 billion of share repurchases

Operating Leverage

Operating Margin, as adjusted, of 44.1%

was up 40 bps from 2016

Earnings Growth

Diluted earnings per share, as adjusted,

of $22.60 increased 17% versus 2016

1	Amounts in this section, where noted, are shown on an “as adjusted” basis. For a reconciliation with generally accepted accounting principles (“GAAP”) in the United States, please see Annex A.
2	Organic Revenue growth is a measure of the expected annual revenue impact of BlackRock’s total net new business in a given year, including net new Aladdin revenue, excluding the effect of market appreciation/ (depreciation) and foreign exchange. Organic Revenue is not directly correlated with the actual revenue earned in such given year.

BLACKROCK, INC. 2018 PROXY STATEMENT    5

Assets Under Management ($B) Revenue ($M) Operating Income ($M) (as adjusted)2 Operating Margin (as adjusted)2 Cash Dividend Per Share ($)Share Buyback ($M) Net Income ($M) Earnings Per Share (as adjusted)2 ($M)

Proxy Summary ● How We Determine Annual Incentive Amounts for Our CEO and President

How We Determine Annual Incentive Amounts

for Our CEO and President

BlackRock Performance % of Award Opportunity	Measures	BlackRock Performance
		2016	2017	Change
Financial Performance	Net New Business ($bn)	$202	$367	+82%
	Net New Base Fee Growth	4%	7%	+300bps
	Operating Income, as adjusted[1] ($m)	$4,674	$5,287	+13%
	Operating Margin, as adjusted[1]	43.7%	44.1%	+40 bps
	Diluted Earnings Per Share, as adjusted[1]	$19.29	$22.60	+17%
	Share Price Data	BLK	LC Traditional Peers[2]
	NTM P/E Multiple[3]	20.2x	14.3x
	Annual appreciation	35%	28%
Business Strength	Deliver superior client experience through competitive investment performance across global product groups	BlackRock’s alpha-seeking investments platform delivered very strong performance in 2017 and improved performance against peers
	Drive organization discipline through execution of our strategic initiatives	Demonstrated successful execution across multiple complex strategic initiatives that have positioned the Company well for growth
	Lead in a changing world	Elevated the use of technology across the organization and made progress in advancing BlackRock’s technology agenda
Organizational Strength	Drive high performance	Advanced the high performance goal through execution of key senior talent moves in 2017
	Build a more diverse and inclusive culture	Strong progress in 2017 diverse hiring to meet or exceed company-wide 2020 diversity targets
	Develop great managers and leaders	Continued to focus on manager excellence, succession planning, the depth of our leadership bench, and proactive development of key talent

1.	Amounts are shown on an “as adjusted” basis. For a reconciliation with GAAP in the United States, please see Annex A.
2.	Large Cap (“LC”) Traditional Peers refers to Alliance Bernstein, Affiliated Managers Group, Inc., Franklin Resources, Inc., Eaton Vance, Invesco, Legg Mason and T. Rowe Price.
3.	NTM P/E multiple refers to the Company’s share price as of December 31, 2017 divided by the consensus estimate of the Company’s expected earnings over the next 12 months. Sourced from Factset.

In addition to annual incentive awards, the Compensation Committee expects to continue to make annual grants of long-term equity awards to both Messrs. Fink and Kapito, with at least half of such awards being contingent on future financial or other business performance requirements in addition to share price performance.

6    BLACKROCK, INC. 2018 PROXY STATEMENT

Proxy Summary ● NEO Total Annual Compensation Summary

NEO Total Annual Compensation Summary

Following a review of full-year business and individual Named Executive Officer (“NEO”) performance, the Compensation Committee determined 2017 total annual compensation outcomes for each NEO, as outlined in the table below.

		2017 Annual Incentive Award

Name	Base Salary	Cash	Deferred Equity	Long-Term Incentive Award (“BPIP”)	Total Annual Compensation (“TAC”)	% change in TAC vs. 2016	Performance- Based Stock Options
Laurence D. Fink	$900,000	$10,000,000	$4,600,000	$12,450,000	$27,950,000	10%	–
Robert S. Kapito	$750,000	$8,125,000	$3,514,000	$9,626,000	$22,015,000	10%	–
Robert L. Goldstein	$500,000	$3,275,000	$2,325,000	$2,100,000	$8,200,000	12%	$10,000,000
Mark S. McCombe	$500,000	$2,725,000	$1,775,000	$1,950,000	$6,950,000	11%	$10,000,000
Gary S. Shedlin	$500,000	$2,700,000	$1,750,000	$1,850,000	$6,800,000	11%	$7,500,000

The amounts listed above as “2017 Annual Incentive Award: Deferred Equity” and “Long-Term Incentive Award (“BPIP”)” were granted in January 2018 in the form of equity and are separate from the cash award amounts listed above as “2017 Annual Incentive Award: Cash.” In conformance with SEC requirements, the 2017 Summary Compensation Table on page 68 reports equity in the year granted but cash in the year earned.

In the fourth quarter of 2017, BlackRock implemented a key strategic part of our long-term management succession plans by granting long-term incentive awards in the form of performance-based stock options to a select group of senior leaders, excluding the CEO and President, who we believe will play critical roles in BlackRock’s future. Consequently, we do not consider these awards to be part of our regular annual compensation determinations for 2017. For more information regarding these performance-based stock options, see “Performance-Based Stock Options” on page 55.

Pay-for-Performance Compensation Structure for NEOs

Our total annual compensation structure embodies our commitment to align pay with performance. More than 90% of our regular annual executive compensation is performance based and “at risk.” Compensation mix percentages shown below are based on 2017 year-end compensation decisions for individual NEOs by the Compensation Committee.

1	All grants of BlackRock equity (including the portion of the annual incentive awards granted in Restricted Stock Units (“RSUs”) and BlackRock Performance Incentive Plan (“BPIP”) Awards) are approved by the Compensation Committee under the Stock Plan, which has been previously approved by shareholders. The Stock Plan allows multiple types of awards to be granted.
2	The value of the 2017 long-term incentive BPIP Awards and the value of the equity portion of the bonus for 2017 annual incentive awards was converted into RSUs by dividing the award value by $566.44, which represented the average of the high and low prices per share of common stock of BlackRock on January 16, 2018.
3	For NEOs other than the CEO and President, higher annual incentive awards are subject to higher deferral percentages, in accordance with the Company’s deferral policy, as detailed on page 50.

2017 CEO Total Annual Compensation-$27.95M Base Salary (Cash) $900k 97% of total compensation is variable and based on performance Annual Incentive (Cash) $10.00M 125% of target Annual Incentive (Deferred Equity1,2) $4.6M Long-Term Incentive (BPIP) (Performance Based Equity1,2) $12.45M 75% of equity is awarded in BPIP 2017 President Total Annual Compensation- $22.02M Base Salary (Cash) $750k Annual Incentive (Cash) $8.13M 125% of target Annual Incentive (Deferred Equity1,2) $3.51M Long-Term Incentive (BPIP) (Performance Based Equity1,2) $9.63M 75% of equity is awarded in BPIP 60-61% of total annual compensation is awarded in equity 2017 Total Annual Compensation for NEOs (excluding CEO and President) Base Salary (Cash) 7-8% of pay 92-94% of total compensation is variable and based on performance Annual Incentive (Cash3) 39-40% of pay Annual Incentive (Deferred Equity1,2,3) 26-28% of pay Long-Term Incentive (BPIP) (Performance Based Equity1,2) 26-28% of pay 53-54% of total annual compensation is awarded in equity

BLACKROCK, INC. 2018 PROXY STATEMENT    7

   Item 1:

   Election of

   Directors

Director Nominees

Our Board has nominated 18 directors for election at this year’s Annual Meeting on the recommendation of our Governance Committee. Each director will serve until our next annual meeting and until his or her successor has been duly elected, or until his or her earlier death, resignation or retirement.

We expect each director nominee to be able to serve if elected. If a nominee is unable to serve, proxies will be voted in favor of the remainder of those directors nominated and may be voted for substitute nominees, unless the Board decides to reduce its total size.

If all 18 nominees are elected, our Board will consist of 18 directors, 15 of whom, representing approximately 83% of the Board, will be “independent” as defined in the New York Stock Exchange (the “NYSE”) listing standards.

Stockholder Agreement with The PNC Financial Services Group, Inc.

BlackRock’s stockholder agreement with The PNC Financial Services Group, Inc. (the “PNC Stockholder Agreement”) provides, subject to the waiver provisions of the agreement, that BlackRock will use its best efforts to cause the election at each annual meeting of shareholders so that the Board will consist of:

•	no more than 19 directors,

•	not less than two nor more than four directors who will be members of BlackRock management,

•	two directors who will be designated by PNC, and

•	the remaining directors being independent for purposes of the rules of the NYSE and not designated by or on behalf of PNC or any of its affiliates.

The PNC Financial Services Group, Inc. (“PNC”) has designated one member of the Board, William S. Demchak, Chairman, President and Chief Executive Officer of PNC. PNC has notified BlackRock that for the time being it will not designate a second director to the Board, although it retains the right to do so at any time in accordance with the PNC Stockholder Agreement. PNC has additionally been permitted to invite an observer to attend meetings of the Board as a non-voting guest. The PNC observer is Gregory B. Jordan, the General Counsel and Head of Regulatory and Governmental Affairs of PNC. Laurence D. Fink and Robert S. Kapito are members of BlackRock’s management team and are currently members of the Board. For additional detail on the PNC Stockholder Agreement, see “Certain Relationships and Related Transactions – PNC Stockholder Agreement” on page 40.

                8    BLACKROCK, INC. 2018 PROXY STATEMENT

It has always been important that BlackRock’s Board of Directors functions as a key strategic and governing body that challenges our leadership team to be better and more innovative. Laurence D. Fink Chairman and Chief Executive Officer

Item 1: Election of Directors ● Director Nominees

Majority Vote Standard for Election of Directors

Directors are elected by a majority of the votes cast in uncontested elections (the number of shares voted “for” a director nominee must exceed the number of shares voted “against” that director nominee). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors would be a plurality of the shares represented in person or by proxy at any meeting and entitled to vote on the election of directors. Whether an election is contested is determined seven days in advance of when we file our definitive Proxy Statement with the SEC.

Director Resignation Policy and Mandatory Retirement Age

Under the Board’s Director Resignation Policy, any incumbent director who fails to receive a majority of votes cast in an uncontested election must tender his or her resignation to the Board. The Governance Committee would then make a recommendation to the Board about whether to accept or reject the resignation or take other action. The Board will act on the Governance Committee’s recommendation and publicly disclose its decision and rationale within 90 days from the date the election results are certified. The director who tenders his or her resignation under the Director Resignation Policy will not participate in the Board’s decision.

The Board has established a mandatory retirement age of 75 years for directors, as reflected in BlackRock’s Corporate Governance Guidelines.

Director Nomination Process

The Governance Committee oversees the director nomination process. The Committee leads the Board’s annual review of Board performance and reviews and recommends to the Board BlackRock’s Corporate Governance Guidelines, which include the minimum criteria for membership on the Board. The Governance Committee also assists the Board in identifying individuals qualified to become Board members and recommends to the Board a slate of candidates, which may include both incumbent and new director nominees, to submit for election at each annual meeting of shareholders. The Committee may also recommend that the Board elect new members to the Board to serve until the next annual meeting of shareholders.

Identifying and Evaluating Candidates for Director

The Governance Committee seeks advice on potential director candidates from current directors and executive officers when identifying and evaluating new candidates for director. The Governance Committee also may direct management to engage third-party firms that specialize in identifying director candidates to assist with its search. Shareholders can recommend a candidate for election to the Board by submitting director recommendations to the Governance Committee. For information on the requirements governing shareholder nominations for the election of directors, please see “Deadlines for Submission of Proxy Proposals, Nomination of Directors and Other Business of Shareholders” on page 92.

The Governance Committee then reviews publicly available information regarding each potential director candidate to assess whether the candidate should be considered further. If the Governance Committee determines that the candidate warrants further consideration, then the Chairperson (or a person designated by the Governance Committee) will contact the candidate. If the candidate expresses a willingness to be considered and to serve on the Board, then the Governance Committee typically requests information from the candidate and reviews the candidate’s accomplishments and qualifications against the criteria described below.

The Governance Committee’s evaluation process does not vary based on whether a candidate is recommended by a shareholder, although the Governance Committee may consider the number of shares held by the recommending shareholder and the length of time that such shares have been held.

BLACKROCK, INC. 2018 PROXY STATEMENT    9

Item 1: Election of Directors ● Criteria for Board Membership

Criteria for Board Membership

Director Qualifications and Attributes

The Governance Committee and the Board take into consideration a number of factors and criteria in reviewing candidates for nomination to the Board. The Board believes, that at a minimum, a director candidate must demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of BlackRock. Equally important, a director candidate must have an impeccable record and reputation for honest and ethical conduct in his or her professional and personal activities.

In addition, nominees for director are selected on the basis of experience, diversity, knowledge, skills, expertise, ability to make independent analytical inquiries, understanding of BlackRock’s business environment and a willingness to devote adequate time and effort to the responsibilities of the Board.

Board Diversity

BlackRock and its Board believe diversity in the boardroom is critical to the success of the Company and its ability to create long-term value for our shareholders. The Board has and will continue to make diversity in gender, ethnicity, age, career experience and geographic location – as well as diversity of mind – a priority when considering director candidates. The diverse backgrounds of our individual directors help the Board better evaluate BlackRock’s management and operations and assess risk and opportunities for the Company’s business model. BlackRock’s commitment to diversity enhances Board involvement in our Company’s multi-faceted long-term strategy and inspires deeper engagement with management, employees and clients around the world.

Our Board has nominated 18 directors for election, 15 of whom are independent. The Board includes 5 women, 1 of whom is African American, and 6 directors who are non-U.S. or dual citizens. Several of our nominees live and work overseas in countries and regions that are key areas of growth and investment for BlackRock, including Mexico, Canada, the United Kingdom and Continental Europe.

As BlackRock’s business has evolved, so has its Board. Our Board consists of senior leaders (including 12 current or former company CEOs) with substantial experience in financial services, consumer products, manufacturing, technology, banking and energy, and several directors have held senior policy and government positions. To learn more about our Board, we encourage you to visit our website at http://ir.blackrock.com/board-of-directors. Core qualifications and areas of expertise represented on our Board include:

10    BLACKROCK, INC. 2018 PROXY STATEMENT

Item 1: Election of Directors ● Criteria for Board Membership

Board Tenure and Size

To ensure the Board has an appropriate balance of experience, continuity and fresh perspective, the Board considers, among other factors, length of tenure when reviewing nominees. The average tenure of BlackRock’s director nominees is approximately 7 years, while the average tenure for independent director nominees is approximately 5 years.

Six directors, comprising 33% of the Board, have served more than 10 years and bring a wealth of experience and knowledge concerning BlackRock. Five directors, comprising 28% of the Board, have served between 5 and 10 years.

Following the 2018 Annual Meeting of Shareholders, assuming all of the nominated directors are elected, there will be seven directors, comprising 39% of the Board, who have joined the Board within the past 5 years and bring fresh perspective to Board deliberations.

The Board has not adopted a policy that limits or sets a target for Board size and believes the current size and diverse composition of the Board is best suited to evaluate management’s performance and oversee BlackRock’s global strategy and risk management. As described in “Board Evaluation Process” on page 23, the Governance Committee and the Board evaluate Board and Committee performance and effectiveness on at least an annual basis and, as part of that process, ask each director to consider whether the size of the Board and its standing Committees are appropriate.

Compliance with Regulatory and Independence Requirements

The Governance Committee takes into consideration regulatory requirements, including competitive restrictions and financial institution interlocks, independence requirements under the NYSE listing standards and our Corporate Governance Guidelines in its review of director candidates for the Board and Committees. The Governance Committee also considers a director candidate’s current and past positions held, including past and present board and committee memberships, as part of its evaluation.

Service on Other Public Company Boards

Each of our directors must have the time and ability to make a constructive contribution to the Board as well as a clear commitment to fulfilling the fiduciary duties required of directors and serving the interests of the Company’s shareholders. BlackRock’s CEO does not currently serve on the board of directors of any other public company, and none of our current directors serve on more than four public company boards, including BlackRock’s Board.

Director Candidate Search

Consistent with BlackRock’s age-based retirement policy, at least 6 of BlackRock’s current directors will retire within the next 6 years, inclusive of Messrs. Al-Hamad and Grosfeld. In order to maintain a Board with an appropriate mix of experience and qualifications, the Governance Committee, with the help of management and an outside consultant, engages in a year-round process to identify and evaluate new director candidates in conjunction with its recurring review of Board and Committee composition. Consistent with our long-term strategic goals and the qualifications and attributes described above, search criteria include significant experience in financial services, the technology sector and consumer branding, as well as international experience. In March of this year, the Governance Committee selected William E. Ford, Margaret L. Johnson and Mark Wilson as director candidates with significant leadership and experience in asset management, technology and international financial services, respectively, and recommended each to the Board for consideration as director candidates for the Board. Ms. Johnson was recommended for consideration to the Governance Committee by a third-party search firm and Messrs. Ford and Wilson were referrals from our CEO. On March 15, 2018, following a review of the candidates’ qualifications and independence, the Board voted unanimously to elect each director candidate to our Board.

Board Recommendation

For this year’s election, the Board has nominated 18 director candidates. The Board believes these director nominees provide BlackRock with the combined depth and breadth of skills, experience and qualities required to contribute to an effective and well-functioning Board. The composition of the current Board reflects a diverse range of skills, qualifications and professional experience that is relevant to our global strategy, business and governance.

The following biographical information about each director nominee highlights the particular experience, qualifications, attributes and skills possessed by each director nominee that led the Board to determine that he or she should serve as director. All director nominee biographical information is as of March 29, 2018.

The Board of Directors recommends shareholders vote “FOR” the election of each of the following 18 director nominees.

BLACKROCK, INC. 2018 PROXY STATEMENT    11

Item 1: Election of Directors ● Director Nominee Biographies

Director Nominee Biographies

Mathis Cabiallavetta

Mr. Cabiallavetta has served as a member of the board of directors of Swiss Re Ltd. since 2008 and as the Vice Chairman of its board between 2009 and 2015. Mr. Cabiallavetta retired as Vice Chairman, Office of the Chief Executive Officer of Marsh & McLennan Companies, Inc. and as Chairman of Marsh & McLennan Companies International in 2008. Prior to joining Marsh & McLennan Companies, Inc. in 1999, Mr. Cabiallavetta was Chairman of the board of directors of Union Bank of Switzerland (“UBS A.G.”).

Qualifications

As a former leader of Swiss Re Ltd. and Marsh & McLennan Companies, Inc. as well as UBS A.G., Mr. Cabiallavetta brings executive experience from these large and complex multinational businesses and provides substantial expertise in global capital markets, and, as a result, he offers unique insights to the Board’s oversight of BlackRock’s global operations and risk management.

Other Public Company Directorships (within the past 5 years)

• Swiss Re Ltd. (2008 – present) (Vice Chairman from 2009 – 2015)

• Philip Morris International Inc. (2002 – 2014)

Pamela Daley

Ms. Daley retired from General Electric Company (“GE”) in January 2014, having most recently served as a Senior Advisor to its Chairman from April 2013 to January 2014. Prior to this role, Ms. Daley served as Senior Vice President of GE’s Corporate Business Development from 2004 to 2013 and as Vice President and Senior Counsel for Transactions from 1991 to 2004. As Senior Vice President, Ms. Daley was responsible for GE’s mergers, acquisitions and divestiture activities worldwide. Ms. Daley joined GE in 1989 as Tax Counsel. Previously, Ms. Daley was a Partner of Morgan, Lewis & Bockius, where she specialized in domestic and cross-border tax-oriented financings and commercial transactions. Ms. Daley currently serves as a director of SecureWorks Corp. Ms. Daley previously served on the board of BG Group, an international oil and gas company traded on the London Stock Exchange, until it was acquired by Royal Dutch Shell, and Patheon N.V., until it was acquired by Thermo Fisher, Inc.

Qualifications

With over 35 years of transactional experience and more than 20 years as an executive at GE, one of the world’s leading multinational corporations, Ms. Daley brings significant experience and strategic insight to the Board in the areas of leadership development, international operations, transactions, business development and strategy.

Other Public Company Directorships (within the past 5 years)

• SecureWorks Corp. (2016 – present)

• Patheon N.V. (2016 – 2017)

• BG Group (2014 – 2016)

12    BLACKROCK, INC. 2018 PROXY STATEMENT

Age 73 Tenure 10 Years Committees Audit Nominating & Governance Risk Qualifications Senior Executive & Corporate Governance Global Business Risk Management & Compliance Financial Services Public Company & Financial Reporting Age 65 Tenure 4 Years Committees Audit (Chair) Executive Risk Qualifications Senior Executive & Corporate Governance Global Business Financial Services Public Company & Financial Reporting Public Policy & Government/ Regulatory Affairs

Item 1: Election of Directors ● Director Nominee Biographies

William S. Demchak

Mr. Demchak has served as Chairman of the board of directors of PNC since April 2014, as Chief Executive Officer since April 2013 and as President since April 2012. Prior to that, Mr. Demchak held a number of supervisory positions at PNC, including Senior Vice Chairman, Head of Corporate and Institutional Banking and Chief Financial Officer. Before joining PNC in 2002, Mr. Demchak served as the Global Head of Structured Finance and Credit Portfolio for J.P. Morgan Chase & Co. and additionally held key leadership roles at J.P. Morgan prior to its merger with Chase Manhattan Corporation in 2000.

Qualifications

As the Chairman, President and Chief Executive Officer of PNC, a large, national diversified financial services company providing traditional banking and asset management services, Mr. Demchak brings substantial expertise in financial services, risk management and corporate governance to bear as a member of the Board. Mr. Demchak was designated to serve on the Board by PNC pursuant to the PNC Stockholder Agreement.

Other Public Company Directorships (within the past 5 years)

• PNC (2013 – present) (Chairman from 2014 – present)

Jessica P. Einhorn

Ms. Einhorn served as Dean of the Paul H. Nitze School of Advanced International Studies at The Johns Hopkins University from 2002 until June 2012. Prior to becoming Dean, she was a consultant at Clark & Weinstock, a strategic consulting firm. Ms. Einhorn also spent nearly 20 years at the World Bank, concluding as Managing Director in 1998. Between 1998 and 1999, Ms. Einhorn was a Visiting Fellow at the International Monetary Fund. Prior to joining the World Bank in 1978, she held positions at the U.S. Treasury, the U.S. State Department and the International Development Cooperation Agency of the United States. Ms. Einhorn currently serves as a Director of both the Peterson Institute for International Economics and the National Bureau of Economic Research. As of July 2012, Ms. Einhorn is resident at The Rock Creek Group in Washington, D.C., where she is a Senior Advisor and longstanding member of The Rock Creek Group Advisory Board.

Qualifications

Ms. Einhorn’s leadership experience in academia and at the World Bank, along with her experience in the U.S. government and at the International Monetary Fund, provides the Board with a unique perspective and an in-depth understanding of international finance, economics and public policy. Through her service with other public companies, Ms. Einhorn also has developed expertise in corporate governance and risk oversight.

Other Public Company Directorships (within the past 5 years)

• Time Warner, Inc. (2005 – present)

Age 55 Tenure 15 Years Committees Executive Risk Qualifications Senior Executive & Corporate Governance Risk Management & Compliance Financial Services Public Company & Financial Reporting Branding & Marketing Age 70 Tenure 5 Years Committees Management Development & Compensation Risk Qualifications Senior Executive & Corporate Governance Global Business Risk Management & Compliance Financial Services Public Policy & Government/Regulatory Affairs

BLACKROCK, INC. 2018 PROXY STATEMENT    13

Item 1: Election of Directors ● Director Nominee Biographies

Laurence D. Fink

Mr. Fink is founder, Chairman and Chief Executive Officer of BlackRock. He also leads the firm’s Global Executive Committee. He is responsible for senior leadership development and succession planning, defining and reinforcing BlackRock’s vision and culture, and engaging relationships with key strategic clients, industry leaders, regulators and policy makers. Mr. Fink co-founded BlackRock in 1988, and under his leadership, the firm has grown into a global leader in investment management, risk management and advisory services for institutional and retail clients.

Qualifications

As one of the founding principals and Chief Executive Officer of BlackRock since 1988, Mr. Fink brings exceptional leadership skills and in-depth understanding of BlackRock’s businesses, operations and strategy. His extensive and specific knowledge of BlackRock and its business enable him to keep the Board apprised of the most significant developments impacting the Company and to guide the Board’s discussion and review of the Company’s strategy.

Other Public Company Directorships (within the past 5 years)

• None

William E. Ford

Mr. Ford is the Chief Executive Officer of General Atlantic, a position he has held since 2007. He also serves as Chairman of General Atlantic’s Executive Committee and is a member of the firm’s Investment and Portfolio Committees. Mr. Ford is actively involved with a number of educational and not-for-profit organizations. He is a member of the board of Rockefeller University, where he is Vice Chair, and serves on the board of directors of the National Committee on United States-China Relations, and is a member of The Council on Foreign Relations. He is also a member of the Steering Committee for the CEO Action for Diversity and Inclusion initiative. Mr. Ford has formerly served on the boards of First Republic Bank, NYSE Euronext, E*Trade, Priceline and NYMEX Holdings.

Qualifications

Mr. Ford brings to the Board extensive global investment management experience and financial expertise acquired over his 25 years at General Atlantic, one of world’s leading growth equity firms.

Other Public Company Directorships (within the past 5 years)

• Axel Springer (2016 – present)

• IHS Markit Ltd. (2010 – present)

14    BLACKROCK, INC. 2018 PROXY STATEMENT

Age 65 Tenure 18 Years Committees Executive (Chair) Qualifications Senior Executive & Corporate Governance Global Business Risk Management & Compliance Financial Services Public Company & Financial Reporting Public Policy & Government/ Regulatory Affairs Age 56 Tenure 0 Years Committees None Qualifications Senior Executive & Corporate Governance Public Company & Financial Reporting Global Business Financial Services

Item 1: Election of Directors ● Director Nominee Biographies

Fabrizio Freda

Mr. Freda has served as President and Chief Executive Officer of The Estée Lauder Companies Inc. (“Estée Lauder”) since July 2009 and is also a member of its board of directors. Mr. Freda previously served as Estée Lauder’s President and Chief Operating Officer from 2008 to July 2009. Estée Lauder is a global leader in beauty with more than 25 brands and over 40,000 employees worldwide. Prior to joining Estée Lauder, Mr. Freda held various senior positions at Procter & Gamble Company over the span of 20 years. From 1986 to 1988, Mr. Freda directed marketing and strategic planning for Gucci SpA.

Qualifications

Mr. Freda’s extensive experience in product strategy, innovation and global branding brings valuable insights to the Board. His chief executive experience at Estée Lauder, an established multinational manufacturer and marketer of prestige brands, provides the Board with unique perspectives on the Company’s marketing, strategy and innovation initiatives.

Other Public Company Directorships (within the past 5 years)

• The Estée Lauder Companies Inc. (2009 – present)

Murry S. Gerber*

Mr. Gerber has served as a member of the boards of directors of U.S. Steel Corporation since July 2012 and Halliburton Company since January 2012. Previously, Mr. Gerber served as Executive Chairman of EQT Corporation, an integrated energy production company, from 2010 until May 2011, as its Chairman and Chief Executive Officer from 2007 to 2010, and as its Chairman, President and Chief Executive Officer from 1998 to 2007.

Qualifications

As a former leader of a large, publicly traded energy production company and as a current or former member of the board of directors of three large, publicly traded companies, Mr. Gerber brings to the Board extensive expertise and insight into corporate operations, management and governance matters, as well as expert knowledge of the energy sector.

Other Public Company Directorships (within the past 5 years)

• U.S. Steel Corporation (2012 – present)

• Halliburton Company (2012 – present)

* The Board selected Mr. Gerber to serve as the Lead Independent Director effective as of May 25, 2017.

Age 55 Tenure 15 Years Committees Executive Risk Qualifications Senior Executive & Corporate Governance Risk Management & Compliance Financial Services Public Company & Financial Reporting Branding & Marketing Age 70 Tenure 5 Years Committees Management Development & Compensation Risk Qualifications Senior Executive & Corporate Governance Global Business Risk Management & Compliance Financial Services Public Policy & Government/Regulatory Affairs

BLACKROCK, INC. 2018 PROXY STATEMENT    15

Item 1: Election of Directors ● Director Nominee Biographies

Margaret L. Johnson

Ms. Johnson has been an Executive Vice President of Business Development at Microsoft Corporation since September 2014. She is responsible for driving strategic business deals and partnerships across various industries. Ms. Johnson joined Microsoft from Qualcomm Incorporated, where she served in various leadership positions across engineering, sales, marketing and business development. She most recently served as Executive Vice President of Qualcomm Technologies, Inc. and President of Global Market Development. Ms. Johnson is a Director of PATH and a Trustee of The Paley Center for Media.

Qualifications

Ms. Johnson brings to the Board substantive experience in the field of technology as well as business and strategic development expertise acquired over her 28 years at Microsoft and Qualcomm.

Other Public Company Directorships (within the past 5 years)

• Live Nation Entertainment (2013 – present)

Robert S. Kapito

Mr. Kapito has been President of BlackRock since 2007 and is a member of BlackRock’s Global Executive Committee and Chairman of the Global Operating Committee. Mr. Kapito co-founded BlackRock in 1988 and is also a director of iShares, Inc. He is responsible for the day-to-day oversight of BlackRock’s key operating units including Investment Strategies, Client Businesses, Technology & Operations, and Risk & Quantitative Analysis. Prior to 2007, Mr. Kapito served as Vice Chairman of BlackRock and Head of BlackRock’s Portfolio Management Group.

Qualifications

As one of our founding principals, Mr. Kapito has served as an executive leader of BlackRock since 1988. He brings to the Board industry and business acumen in addition to in-depth knowledge about BlackRock’s businesses, investment strategies and risk management, as well as extensive experience overseeing day-to-day operations.

Other Public Company Directorships (within the past 5 years)

• None

16    BLACKROCK, INC. 2018 PROXY STATEMENT

Age 56 Tenure 0 Years Committees None Qualifications Senior Executive & Corporate Governance Global Business Public Policy & Government/ Regulatory Affairs Technology Branding & Marketing Age 70 Tenure 11 Years Committees None Qualifications Senior Executive & Corporate Governance Global Business Risk Management & Compliance Financial Services Branding & Marketing

Item 1: Election of Directors ● Director Nominee Biographies

Sir Deryck Maughan

Sir Deryck served as a Senior Advisor of Kohlberg Kravis Roberts & Co. L.P. (“KKR”) from January 2013 until December 2014. Previously, he was a Partner and Head of the Financial Institutions Group of KKR since 2009 and a Managing Director since 2005. He was Chairman of KKR Asia from 2005 to 2009. Prior to joining KKR, Sir Deryck served as Vice Chairman of Citigroup from 1998 to 2004, as Chairman and Chief Executive Officer of Salomon Brothers from 1992 to 1997 and as Chairman and Chief Executive Officer of Salomon Brothers Asia from 1986 to 1991. He also served as Vice Chairman of the NYSE from 1996 to 2000. Prior to joining Salomon Brothers in 1983, Sir Deryck worked at Goldman Sachs. He served in H.M. Treasury (UK Economics and Finance Ministry) from 1969 to 1979. Sir Deryck also served as a director of GlaxoSmithKline plc from 2004 to 2016 and Thomson Reuters from 2008 to 2014.

Qualifications

Sir Deryck’s internationally focused leadership positions at KKR, a global leader in private equity, fixed income and capital markets, and at Citigroup and Salomon Brothers provide the Board with a valuable perspective on international finance and global capital markets and extensive experience in assessing value, strategy and risks related to various business models.

Other Public Company Directorships (within the past 5 years)

• GlaxoSmithKline plc (2004 – 2016)

• Thomson Reuters (2008 – 2014)

Cheryl D. Mills

Ms. Mills is Founder and Chief Executive Officer of the BlackIvy Group, an investment company that grows and builds businesses in Sub-Saharan Africa. Previously, she served as Chief of Staff to Secretary of State Hillary Clinton and Counselor to the U.S. Department of State from 2009 to 2013. Ms. Mills was with New York University from 2002 to 2009, where she served as Senior Vice President for Administration and Operations and as General Counsel. She also served as Secretary of the University’s Board of Trustees. From 1999 to 2001, Ms. Mills was Senior Vice President for Corporate Policy and Public Programming at Oxygen Media. Prior to joining Oxygen Media, Ms. Mills served as Deputy Counsel to President Clinton and as the White House Associate Counsel. She began her career as an Associate at the Washington, D.C. law firm of Hogan & Hartson. Ms. Mills previously served on the boards of Cendant Corporation (now Avis Budget Group, Inc.) and Orion Power.

Qualifications

Ms. Mills brings to the Board a range of leadership experiences from government and academia, and through her prior service on the boards of corporations and non-profits, she provides expertise on issues concerning government relations, public policy, corporate administration and corporate governance.

Other Public Company Directorships (within the past 5 years)

• None

Age 53 Tenure 4 Years Committees Management Development & Compensation Nominating & Governance Qualifications Senior Executive & Corporate Governance Global Business Risk Management & Compliance Public Policy & Government/ Regulatory Affairs Branding & Marketing

BLACKROCK, INC. 2018 PROXY STATEMENT    17

Item 1: Election of Directors ● Director Nominee Biographies

Gordon M. Nixon, C.M., O.Ont.

Mr. Nixon was President, Chief Executive Officer and a member of the board of directors of Royal Bank of Canada from 2001 to 2014. He first joined RBC Dominion Securities Inc. in 1979, where he held a number of operating positions and served as Chief Executive Officer from December 1999 to April 2001. Mr. Nixon has served on the board of directors of BCE Inc. since 2014 and was named Chairman of the board upon his re-election in April 2016. He is also a director of George Weston Limited and is on the advisory board of Kingsett Capital.

Qualifications

With 13 years of experience leading a global financial institution and one of Canada’s largest public companies, Mr. Nixon brings extensive expertise and perspective to the Board on global markets and an in-depth knowledge of the North American market. His experience growing a diversified, global financial services organization in a highly regulated environment also provides the Board with valuable insight into risk management, compensation and corporate governance matters.

Other Public Company Directorships (within the past 5 years)

• BCE Inc. (2014 – present)

• George Weston Limited (2014 – present)

Charles H. Robbins

Mr. Robbins serves as the Chairman and Chief Executive Officer of Cisco Systems, Inc. (“Cisco”). Prior to assuming this role in July 2015, he was Senior Vice President of Cisco’s Worldwide Field Operations and led its Worldwide Sales and Partner Organization where he helped drive and execute many of Cisco’s investment areas and strategy shifts. He serves as Chairman of the U.S.-Japan Business Council, Chair of the IT Governors Steering Committee for the World Economic Forum and is a member of the International Business Council for the World Economic Forum and the Business Roundtable.

Qualifications

Mr. Robbins brings to the Board extensive experience in the fields of technology, global sales and operations acquired over his 19 years at Cisco, one of world’s leading information technology companies.

Other Public Company Directorships (within the past 5 years)

• Cisco Systems, Inc. (2015 – present)

18    BLACKROCK, INC. 2018 PROXY STATEMENT

Age 61 Tenure 2 Years Committees Executive Nominating & Governance (Chair) Management Development & Compensation Risk Qualifications Senior Executive & Corporate Governance Global Business Risk Management & Compliance Financial Services Public Policy & Government/ Regulatory Affairs Age 52 Tenure 1 Year Committees Risk Qualifications Senior Executive & Corporate Governance Public Policy & Government/ Regulatory Affairs Branding & Marketing Technology

Item 1: Election of Directors ● Director Nominee Biographies

Ivan G. Seidenberg

Mr. Seidenberg retired as the Chairman of the board of directors of Verizon Communications Inc. in December 2011 and previously served as its Chief Executive Officer from 2002 to 2011. Prior to the creation of Verizon Communications Inc., Mr. Seidenberg was the Chairman and Chief Executive Officer of Bell Atlantic and NYNEX Corp. Mr. Seidenberg has been an Advisory Partner of Perella Weinberg Partners, a global independent advisory and asset management firm, since June 2012.

Qualifications

Mr. Seidenberg brings extensive executive leadership, technological and operational experience to the Board from his tenure at Verizon Communications Inc., one of the world’s leading providers of communications services. Through his extensive experience on the boards of public companies, he has developed an in-depth understanding of business and corporate governance.

Other Public Company Directorships (within the past 5 years)

• Boston Properties, Inc. (2014 – 2016)

Marco Antonio Slim Domit

Mr. Slim has been Chairman of the board of directors of Grupo Financiero Inbursa, S.A.B. de C.V. since 1997 and previously served as Chief Executive Officer of Grupo Financiero Inbursa from 1997 until April 2012. Mr. Slim is also a member of the board of directors of Grupo Carso, S.A.B. de C.V. and Chairman of The Carlos Slim Health Institute and of Impulsora del Desarrollo y el Empleo en América Latina, S.A.B. de C.V. (IDEAL), an infrastructure company. Mr. Slim was a member of the board of directors of Teléfonos de México, S.A.B. de C.V. from 1995 until April 2014.

Qualifications

Mr. Slim’s experience at Grupo Financiero Inbursa provides the Board with knowledge and expertise in international finance, and particular insight into emerging and Latin American markets. In addition, as a member of the board of directors of several international companies that invest globally, Mr. Slim brings substantive expertise in developing new businesses in international markets, shareholder rights and business strategy and integration to the Board.

Other Public Company Directorships (within the past 5 years)

• Grupo Carso, S.A.B. de C.V. (1991 – present)

• Grupo Financiero Inbursa, S.A.B. de C.V. (Chairman from 1997 – present)

• Impulsora del Desarrollo y el Empleo en América Latina, S.A.B. de C.V.
(Chairman from 2012 – present)

• Teléfonos de México, S.A.B. de C.V. (1995 – 2014)

Age 71 Tenure 7 Years Committees Audit Executive Nominating & Governance Management Development & Compensation (Chair) Qualification Senior Executive & Corporate Governance Public Company & Financial Reporting Public Policy & Government/ Regulatory Affairs Branding & Marketing Technology global business Age 49 Tenure 6 Years Committees Audit Management Development & Compensation Qualifications Senior Executive & Corporate Governance Global Business Risk Management & Compliance Financial Services Public Company & Financial Reporting

BLACKROCK, INC. 2018 PROXY STATEMENT    19

Item 1: Election of Directors ● Director Nominee Biographies

Susan L. Wagner

Ms. Wagner retired as Vice Chairman of BlackRock after serving in that role from 2006 to 2012. Ms. Wagner also served as a member of BlackRock’s Global Executive Committee and Global Operating Committee. Ms. Wagner previously served as BlackRock’s Chief Operating Officer and as Head of Corporate Strategy. She currently serves as a director of Color Genomics, Apple Inc. and Swiss Re Ltd.

Qualifications

As one of the founding principals of BlackRock, Ms. Wagner has over 25 years of experience across various positions. Accordingly, she is able to provide the Board with valuable insight and perspective on risk management, operations and strategy, as well as a broad and deep understanding of the asset management industry.

Other Public Company Directorships (within the past 5 years)

• Apple Inc. (2014 – present)

• Swiss Re Ltd. (2014 – present)

Mark Wilson

Mr. Wilson is the Chief Executive Officer of Aviva plc (“Aviva”), a multinational insurance company headquartered in the UK. Prior to joining Aviva, Mr. Wilson worked in Asia for 14 years, including as Chief Executive Officer of AIA Group Limited, a leading pan-Asian company. Mr. Wilson is recognized for his leadership on sustainability issues and is a member of the UN Business and Sustainable Development Commission. In addition, he is a member of the Development Board of the Royal Foundation for the Duke and Duchess of Cambridge, Prince Harry and Ms. Meghan Markle.

Qualifications

As Chief Executive Officer of Aviva, Mr. Wilson brings to the Board extensive experience in the Europe, Middle East and Africa (“EMEA”) region and his operational and executive expertise in the insurance industry and in international finance provides the Board with an experienced outlook on international business strategy, development and sustainability.

Other Public Company Directorships (within the past 5 years)

• Aviva plc (2013 – present)

20    BLACKROCK, INC. 2018 PROXY STATEMENT

Age 53 Tenure 4 Years Committees Management Development & Compensation Nominating & Governance Qualifications Senior Executive & Corporate Governance Global Business Risk Management & Compliance Public Policy & Government/ Regulatory Affairs Branding & Marketing Age 61 Tenure 2 Years Committees Executive Nominating & Governance (Chair) Management Development & Compensation Risk Qualifications Senior Executive & Corporate Governance Global Business Risk Management & Compliance Financial Services Public Policy & Government/ Regulatory Affairs

Corporate Governance

BlackRock’s corporate governance framework is a set of principles, guidelines and practices that support sustainable financial performance and long-term value creation for our shareholders.

Our commitment to corporate governance is integral to our business and reflects not only regulatory requirements, NYSE listing standards and broadly recognized governance practices, but also effective leadership and oversight by our senior management team and Board.

We regularly conduct calls with our shareholders to solicit feedback on our corporate governance framework. We make an effort to incorporate this feedback through enhanced policies, processes and disclosure.

Our Corporate Governance Framework

Our Board is committed to maintaining the highest standards of corporate governance at BlackRock. Because corporate governance practices evolve over time, our Board reviews and approves our Corporate Governance Guidelines, Committee charters and other governance policies at least once a year and updates them as necessary and appropriate.

Our Board is guided by our Corporate Governance Guidelines, which addresses director responsibilities, director access to management, director orientation and continuing education, director retirement and the annual performance evaluations of the Board and Committees. The Corporate Governance Guidelines also directs that the Governance Committee consider the periodic rotation of Committee members and Committee Chairs as a means of introducing fresh perspectives and broadening and diversifying the views and experience represented on Committees.

Our Board and Culture: Engaged and vital to our success

We believe our Board should be deeply engaged, provide informed and honest guidance and feedback, and maintain an open dialogue with management, based on a clear understanding of our strategic plans.

Our Board plays an integral oversight role in our growth and success. At each Board meeting, we review components of our long-term strategy with our directors and engage in constructive dialogue, which our leadership team embraces. These discussions are not without disagreement – and those honest conversations push us to make the difficult decisions required to build a better BlackRock.

Our directors have full and free access to all BlackRock officers and employees at any time to address questions, comments or concerns. Our directors may arrange these meetings independently and without the presence of senior management. Additionally, the Board and Committees have the power to hire independent legal, financial or other advisors without approval from, or consultation with, BlackRock management.

Our Board plays an active part in our talent development as well, dedicating at least one meeting per year to talent review, evaluating whether we have the right people in the right places to execute our long-term strategy, as well as to make certain we are developing others to fill these roles in the future. Building a generation of leaders, open to both Board and external ideas, is vital to BlackRock’s long-term success.

Our Board also takes an active role in ensuring we embrace “best practices” in corporate governance. In 2017, we incorporated feedback from shareholders to focus on how the Board oversees our Company’s corporate culture.

The partnership and oversight of a strong and multi-faceted Board with diverse perspectives rooted in deep experience in finance, industry, academia, technology and government is essential to creating long-term shareholder value.

BLACKROCK, INC. 2018 PROXY STATEMENT    21

Corporate Governance ● Our Board Leadership Structure

Our Board Leadership Structure

Why our Board leadership structure is right for BlackRock

Our Board and Governance Committee regularly review and evaluate the Board’s leadership structure. Mr. Fink serves as both BlackRock’s CEO and Chairman of the Board, which the Board has determined is the most appropriate and effective leadership structure for the Board and the Company at this time. Mr. Fink has served in this capacity since founding BlackRock in 1988 and, as such, brings over 30 years of strategic leadership experience and an unparalleled knowledge of BlackRock’s business, operations and risks to his role as Chairman of the Board.

The Board does not have a policy on whether the roles of the Chairman and CEO should be separated but believes the current combination of the two roles provides BlackRock with, among other things, a clear and effective leadership structure to communicate the Company’s business and long-term strategy to its clients, shareholders and the public. The combined Chairman-CEO structure also provides for robust and frequent communication between the Board’s independent directors and the management of the Company.

To further facilitate coordination with the independent directors and to ensure the exercise of independent judgment by the Board, the independent directors annually select one of the independent members to serve as the Lead Independent Director.

Under our Lead Independent Director Guidelines, the Lead Independent Director will be elected annually by BlackRock’s independent directors and serve until a successor is elected. Although elected annually, we generally expect the Lead Independent Director to serve for more than one year.

Our Lead Independent Director: Murry S. Gerber First Elected in 2017

The Role of the Lead Independent Director

Our Lead Independent Director has significant authority and responsibilities to provide for an effective and independent Board. In this role, Mr. Gerber:

•   Sets and approves the agenda for Board meetings and leads executive sessions.

•   At each executive session, facilitates discussion of the Company’s strategy, key governance issues (including succession planning) and the performance of BlackRock senior executives.

•   Serves as liaison between independent directors and the Chairman.

•   Focuses on Board effectiveness, performance and composition with input from the Governance Committee.

•   Oversees and reports on annual Board and Committee performance self-evaluations, in consultation with the Governance Committee.

•   Serves as the primary Board contact for shareholder engagement.

Executive Sessions

Executive sessions of non-management directors are held at most regularly scheduled Board meetings, and six executive sessions were held in 2017. Each session is chaired by the Lead Independent Director, who facilitates discussion of the Company’s strategy, key governance issues, succession planning and the performance of senior executives. Any non-management director may request that an additional executive session be scheduled. At least once a year an executive session is held of only those directors determined to be “independent,” within the meaning of the listing standards of the NYSE.

The full versions of our Lead Independent Director Guidelines, Corporate Governance Guidelines, Committee Charters, Code of Business Conduct and Ethics and other corporate governance policies are available on our website at www.blackrock.com under the headings “Our Company and Sites / Our Firm / Investor Relations / Corporate Governance”.

22    BLACKROCK, INC. 2018 PROXY STATEMENT

Corporate Governance ● Board Evaluation Process

Board Evaluation Process

The effectiveness of the Board and its Committees is critical to BlackRock’s success and to the protection of our shareholders’ long-term interests. To ensure their effectiveness, the Board and each Committee conduct comprehensive annual self-evaluations to identify and assess areas for improvements.

The evaluation process includes the following steps:

BLACKROCK, INC. 2018 PROXY STATEMENT    23

Corporate Governance ● Board Refreshment

Board Refreshment

The Governance Committee is responsible for identifying and evaluating potential director candidates, reviewing Board and Committee composition and making recommendations to the full Board. This ongoing process includes:

Director Engagement – BlackRock Corporate Culture and Purpose

Twice a year, our Board and Committee meetings are held outside of New York, including at least one round of meetings outside of the United States. These off-site meetings provide our directors with an opportunity to do a focused review of regional strategies, to meet with employees and management based outside of our New York corporate headquarters and to engage with local clients and government officials. These meetings provide our directors with firsthand exposure to BlackRock’s corporate culture and how employees globally demonstrate BlackRock’s principles and purpose. In 2017, the Board travelled to Toronto, Canada and Copenhagen, Denmark.

In addition to Board and Committee off-site meetings, members of our Board are encouraged to make on-site visits to other BlackRock offices at their convenience. In 2017, the Chair of the Audit Committee visited Budapest, Hungary, London, England and Edinburgh, Scotland to speak with local management and employees, tour our new facilities and personally expand her knowledge of BlackRock’s global operations.

This year, our directors also attended the BlackRock NY TechFest, a showcase of the latest in BlackRock’s technology capabilities and initiatives by and for employees. As a key part of our commitment to technology and innovation, our directors experienced first-hand where our technology is today and where it is leading us tomorrow.

Director Onboarding and Continuing Education

All new directors participate in an orientation program, to be conducted within three months of their election. Orientation includes presentations by senior management to familiarize our new directors with BlackRock’s strategic plans, significant financial, accounting and risk management issues, compliance programs, conflict policies, code of ethics and other controls, our principal officers and internal and independent auditors. All Directors are also encouraged to attend continuing educational programs offered by BlackRock or sponsored by universities, stock exchanges or other organizations related to fulfilling their duties as Board or Committee members.

Management Succession Planning

Our Board plays an integral oversight role in talent development by recognizing the importance of succession planning for the CEO and other key executives at BlackRock. The Board, in consultation with the Compensation Committee, dedicates at least one meeting per year to talent to ensure BlackRock has the right people in place to execute our long-term strategic plans and appropriate succession for key individuals. The Board also works with the Compensation Committee to consider potential successors to the CEO

24    BLACKROCK, INC. 2018 PROXY STATEMENT

Corporate Governance ● Board Refreshment

in the event of an emergency or the CEO’s retirement. Our CEO recommends and evaluates potential successors for BlackRock’s top executives, along with a review of any development plans for these individuals.

In the fourth quarter of 2017, we implemented a key strategic part of our long-term management succession plans by granting long-term incentive awards in the form of performance-based stock options to a select group of senior leaders who we believe will play critical roles in BlackRock’s future. We do not consider these awards to be part of our regular annual compensation. For more information about these awards, see “Performance-Based Stock Options” on page 55.

Board Committees

Each Committee is governed by a Board-approved Charter.

Board Committee Meetings and Members

The Board has five committees: the Audit Committee, the Compensation Committee, the Governance Committee, the Risk Committee and the Executive Committee. Below is a summary of our current Committee structure and membership information.

Member	Audit	Management Development & Compensation	Nominating & Governance	Risk	Executive

INDEPENDENT DIRECTORS
Abdlatif Y. Al-Hamad			●	●
Mathis Cabiallavetta	●		●	●
Pamela Daley	●			●	●
Jessica P. Einhorn		●		●
William E. Ford
Fabrizio Freda			●
Murry S. Gerber (Lead Independent Director)	●	●			●
James Grosfeld		●	●
Margaret L. Johnson
Sir Deryck Maughan	●			●	●
Cheryl D. Mills		●	●
Gordon M. Nixon		●	●	●	●
Charles H. Robbins				●
Ivan G. Seidenberg	●	●	●		●
Marco Antonio Slim Domit	●	●
Susan L. Wagner				●
Mark Wilson

NON-INDEPENDENT DIRECTORS
Laurence D. Fink					●
Robert S. Kapito
William S. Demchak				●	●
Number of Meetings Held in 2017	14	10	6	6	0

● Chairperson

BLACKROCK, INC. 2018 PROXY STATEMENT    25

Corporate Governance ● Board Committees

The Board met seven times during 2017. In 2017, each nominated director attended at least 75% of the aggregate of: (i) the total number of meetings of the Board held during the period for which such director was a member of the Board and (ii) the total number of meetings held by all Committees of the Board on which such director served, if any, during the period served by such director. Directors are encouraged to and do attend the annual meetings of BlackRock shareholders. Fifteen of the 17 directors who were serving on the Board last year attended the 2017 Annual Meeting of Shareholders. Messrs. Al-Hamad and Grosfeld are retiring from the Board and will not be standing for re-election at the 2018 Annual Meeting of Shareholders.

Board Committee Refreshment

The Governance Committee considers the periodic rotation of Committee members and Committee Chairs to introduce fresh perspectives and to broaden and diversify the views and experience represented on Committees. On January 11, 2018, the Board appointed Mr. Robbins to serve as a member of the Risk Committee. He brings expertise in global business, technology, public policy and government and regulatory affairs. In addition, Messrs. Ford and Wilson and Ms. Johnson, as recent additions to the Board, are rotating through each Committee and, if elected, will be appointed to one or more Committees in 2018 following a review of existing Committee composition.

Audit Committee

CHAIR	MEMBERS
Pamela Daley	Mathis Cabiallavetta Murry S. Gerber	Sir Deryck Maughan Ivan G. Seidenberg	Marco Antonio Slim Domit

Role and Responsibilities

The Audit Committee’s primary responsibilities include oversight of the integrity of BlackRock’s financial statements and public filings, the independent auditor’s qualifications and independence, the performance of BlackRock’s internal audit function and independent auditor and BlackRock’s compliance with legal and regulatory requirements.

The Audit Committee receives reports on:

•    The progress and results of the internal audit program regularly, as provided by BlackRock’s Head of Internal Audit, and approves BlackRock’s internal audit plan;

•    External audit findings regularly, as provided by BlackRock’s independent registered public accounting firm, Deloitte LLP (“Deloitte”);

•    Financial controls regarding compliance with the Sarbanes-Oxley Act of 2002 annually, as prepared by the Head of Financial Controls and presented by management;

•    Financial updates regularly, as provided by the Chief Financial Officer;

•    Cybersecurity updates, as provided by the Chief Information Security Officer;

•    Compliance updates, as provided by the Chief Compliance Officer;

•    Litigation, regulatory and material ethics matters regularly, as provided by BlackRock’s Chief Legal Officer; and

•    Risk matters regularly, as provided by the Chair of the Risk Committee.

The Audit Committee is also responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit BlackRock’s financial statements. The Audit Committee approves all audit engagement fees and terms associated with the retention of Deloitte. In addition to ensuring the regular rotation of the lead audit partner as required by law, the Audit Committee selects, reviews and evaluates the lead audit partner and determines whether there should be periodic rotation of the independent registered public accounting firm.

The Audit Committee regularly holds separate sessions with BlackRock’s management, internal auditors and Deloitte.

The Board has determined that each member of the Audit Committee is “independent” as defined in the NYSE listing standards and applicable SEC rules, qualifies as an “audit committee financial expert” under applicable SEC rules, and is “financially literate” and has accounting and related financial management expertise within the meaning of the NYSE listing standards.

26    BLACKROCK, INC. 2018 PROXY STATEMENT

Corporate Governance ● Board Committees

Management Development and Compensation Committee

CHAIR	MEMBERS
Ivan G. Seidenberg	Jessica P. Einhorn Murry S. Gerber	James Grosfeld Cheryl D. Mills	Gordon M. Nixon Marco Antonio Slim Domit

Role and Responsibilities

•   Reviewing and approving corporate goals and objectives relevant to CEO compensation, evaluating the CEO’s performance in light of those goals and objectives and determining and approving the CEO’s overall compensation levels based on this evaluation;

•   Reviewing BlackRock’s executive compensation program and establishing the compensation framework of BlackRock’s executive officers;

•   Reviewing and making recommendations to the Board about director compensation;

•   Providing oversight of BlackRock’s employee benefit and compensation plans;

•   Reviewing, assessing and making reports and recommendations to the Board on BlackRock’s talent development and succession planning, with an emphasis on performance and succession at the highest management levels; and

•   Appointment, compensation and oversight of the work of any compensation consultant, legal counsel or other advisor retained by the Compensation Committee.

The Board has determined that each member of the Compensation Committee is “independent” as defined in the NYSE listing standards and applicable SEC rules, qualifies as a “non-employee director” under applicable SEC rules and is an “outside director” within the meaning of the Internal Revenue Code.

Additional information on the Compensation Committee’s processes and procedures for consideration of NEO compensation is addressed in the Compensation Committee Report on page 45 and “Compensation Discussion and Analysis” beginning on page 46.

Nominating and Governance Committee

CHAIR	MEMBERS
Gordon M. Nixon	Abdlatif Y. Al-Hamad Mathis Cabiallavetta	Fabrizio Freda James Grosfeld	Cheryl D. Mills Ivan G. Seidenberg

Role and Responsibilities

•   Recommending to the Board criteria for the selection of new directors to serve on the Board;

•   Identifying candidates qualified to become members of the Board;

•   Recommending to the Board the director nominees for the next annual meeting of shareholders;

•   Recommending to the Board director nominees for each Committee;

•   Leading the Board in its annual review of the Board’s performance;

•   Evaluating, monitoring and making recommendations to the Board with respect to the corporate governance policies and procedures of the Company;

•   Recommending to the Board the Corporate Governance Guidelines applicable to BlackRock; and

•   Overseeing BlackRock’s Related Persons Transaction Policy.

The Board has determined that each member of the Governance Committee is “independent” as defined in the NYSE listing standards and applicable SEC rules, qualifies as a “non-employee director” under applicable SEC rules.

BLACKROCK, INC. 2018 PROXY STATEMENT    27

Corporate Governance ● Board Committees

Risk Committee

CHAIR	MEMBERS
Sir Deryck Maughan	Abdlatif Y. Al-Hamad Mathis Cabiallavetta Pamela Daley	William S. Demchak Jessica P. Einhorn Gordon M. Nixon	Charles H. Robbins Susan L. Wagner

Role and Responsibilities

The Risk Committee assists the Board with its oversight of the Company’s levels of risk, risk assessment, risk management and related policies and processes in connection with the following types of risk and related areas:

Enterprise Risks

•    Market risks from volatility in financial markets;

•    Credit risk of default by indemnified securities lending counterparties;

•    Operational risks from failed or inadequate processes relating to operations, new products and services, third-party vendor relationships and model risk;

•    The impact of firm-wide risk assessments including the quantification and analysis of requirements (liquidity, insurance, capital or other risk mitigation) associated with our key risks;

•    Risks related to regulatory reform; and

•    Technology and cybersecurity risks relating to information security, business continuity/resiliency and system capacity.

Fiduciary Risks

•    Investment risks being taken on behalf of clients in their portfolios or accounts;

•    Risks of default by client counterparties; and

•    Pricing and valuation risk that BlackRock’s counterparties misprice assets in client portfolios or accounts.

Other

•    Any other areas of risk delegated to the Risk Committee by the Board.

The Committee regularly reviews a detailed risk profile report prepared by the Chief Risk Officer which covers a wide range of topics and potential issues that could impact BlackRock.

The Risk Committee also reviewed and discussed with management the Risk Factors included in the 2017 Form 10-K and received reports from members of management responsible for identifying and monitoring these risks.

Executive Committee

CHAIR	MEMBERS
Laurence D. Fink	Pamela Daley William S. Demchak	Murry S. Gerber Sir Deryck Maughan	Gordon M. Nixon Ivan G. Seidenberg

Role and Responsibilities

The Executive Committee has all the powers of the Board, except as prohibited by applicable law, the PNC Stockholder Agreement and BlackRock’s Amended and Restated Bylaws (“Bylaws”), and except to the extent another Committee has been accorded authority over the matter. The Executive Committee may meet to exercise such powers between meetings of the Board.

The Executive Committee will only meet if a quorum for a full Board meeting cannot be obtained between regular meetings for emergency business.

28    BLACKROCK, INC. 2018 PROXY STATEMENT

Corporate Governance ● Board Committees

Board and Committee Oversight of Risk Management

FULL BOARD

The Board of Directors has ultimate responsibility for oversight of BlackRock’s risk management activities.
The Risk, Audit, Compensation and Governance Committees assist the Board in fulfilling this important role.

The Committees report to the full Board at least 6 times a year with updates on their areas of designated risk oversight responsibilities. These Committees work together and with the full Board to help ensure that the Committees and the Board have received all information necessary to permit them to fulfill their duties and responsibilities with respect to oversight of risk management activities.

RISK

COMMITTEE

Responsible for
assessing and
overseeing BlackRock’s
levels of risk and risk
management and
related policies and
processes in connection
with fiduciary and
enterprise risks and
other areas of risk
determined by the
Board. Reflecting the
increased importance
of information security,
the Risk Committee has
added cybersecurity as
a recurring topic at
each meeting.

AUDIT

COMMITTEE

Oversees the integrity of
BlackRock’s financial
statements and other
disclosures, the
effectiveness of the
internal control
environment, the internal
audit function and the
external auditors, and
compliance with legal
and regulatory
requirements.

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE

Responsible for
overseeing risks
associated with
BlackRock’s executive
and employee
compensation practices
and the effective
management
of executive succession.

NOMINATING AND GOVERNANCE COMMITTEE Oversees risks related to Board and Committee succession and other corporate governance policies and practices.

Corporate Governance Practices and Policies

Director Independence

The Board determines annually the independence of directors in accordance with NYSE listing standards and applicable SEC rules. No director is considered independent unless the Board has determined that he or she has no material relationship with BlackRock. The Board has adopted categorical standards to help determine whether certain relationships between the members of the Board and BlackRock or its affiliates and subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with BlackRock) are material relationships for purposes of NYSE listing standards. The categorical standards provide that the following relationships are not material for such purposes:

•	Relationships arising in the ordinary course of business, such as asset management, acting as trustee, lending, deposit, banking or other financial service relationships or other relationships involving the provision of products or services, so long as the products and services are being provided in the ordinary course of business and on substantially the same terms and conditions, including price, as would be available to similarly situated customers;

•	Relationships with companies of which a director is a shareholder or partnerships of which a director is a partner, provided the director is not a principal shareholder of the company or a principal partner of the partnership;

BLACKROCK, INC. 2018 PROXY STATEMENT    29

Corporate Governance ● Corporate Governance Practices and Policies

•	Contributions made or pledged to charitable organizations of which a director or an immediate family member of the director is an executive officer, director or trustee if (i) within the preceding three years, the aggregate amount of such contributions during any single fiscal year of the charitable organization did not exceed the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues for that fiscal year, and (ii) the charitable organization is not a family foundation created by the director or an immediate family member of the director; and

•	Relationships involving a director’s relative unless the relative is an immediate family member of the director.

As part of its determination, the Board also considered the relationships described under “Certain Relationships and Related Transactions.” Following its review, the Board has determined that Mses. Daley, Einhorn, Johnson, Mills and Wagner and Messrs. Cabiallavetta, Ford, Freda, Gerber, Maughan, Nixon, Robbins, Seidenberg, Slim and Wilson are “independent” as defined in the NYSE listing standards and that none of the relationships between these directors and BlackRock are material under the NYSE listing standards. The Board had also previously determined that Messrs. Al-Hamad, Grosfeld, Komansky, O’Brien and Varley, who were directors for all or part of 2017 and are not standing for re-election, were “independent.” Following the 2018 Annual Meeting of Shareholders, assuming all of the nominated directors are elected, BlackRock’s Board is expected to consist of 18 directors, 15 of whom, representing approximately 83% of the Board, will be “independent” as defined in the NYSE listing standards.

Policy Engagement, Transparency and Protecting Investors

As part of our responsibilities to our shareholders and clients, BlackRock advocates for public policies that we believe are in our shareholders’ and clients’ long-term best interests. We support the creation of regulatory regimes that increase financial market transparency, protect investors and facilitate responsible growth of capital markets, while preserving consumer choice and properly balancing benefits versus implementation costs. BlackRock comments on public policy topics through, among other things, our published ViewPoints, which examine public policy issues and assess their implications for investors, and through comment letters and consultation responses that we submit to policy makers. We believe in the value of open dialogue and transparency on these important issues; our position papers and letters are available on the “Insights – Public Policy” section of our website.

Governance of Public Policy Engagement

BlackRock believes that responsible corporate citizenship requires active engagement in legislative and regulatory processes. Our engagement with policy makers and advocacy on public policy issues is coordinated by our Global Public Policy Group. Members of the Global Public Policy Group work closely with the Company’s business and legal teams to identify legislative and regulatory priorities, both regionally and globally, that will protect investors, increase shareholder value and facilitate responsible economic growth.

The head of the Global Public Policy Group is a member of the Company’s Global Executive and Operating Committees and regularly briefs these committees on our public policy priorities and related advocacy efforts. BlackRock’s Chief Legal Officer and the head of the Global Public Policy Group brief the Board’s Risk Committee and keep directors apprised of, and engaged in, the Company’s legislative and regulatory priorities and advocacy initiatives. The Global Public Policy Group and executive leadership regularly meet with and exchange views on legislation and regulatory priorities with public officials and policy makers, regionally and globally, and provide such individuals with educational materials to help inform their decisions.

Trade Associations

As part of the Company’s engagement in the public policy process, BlackRock participates in a number of trade organizations and industry groups. The principal trade associations that we belong to are the Investment Company Institute, the Asset Management Group of the Securities Industry and Financial Markets Association, the European Fund and Asset Management Association and the Investment Association. The Company makes payments to these organizations, including membership fees and/or dues. However, BlackRock does not control these entities and may not always be aware of the entities’ activities. We recognize that these organizations and groups represent numerous other companies and there may be instances where their positions on certain issues diverge from those of BlackRock.

As an asset manager, BlackRock focuses on issues that impact the asset management industry and the clients for whom we act as agent in managing assets. In general, BlackRock’s efforts are focused at the national or regional level, rather than at a state-specific level.

30    BLACKROCK, INC. 2018 PROXY STATEMENT

Corporate Governance ● Corporate Governance Practices and Policies

Political Participation

Our ability to engage policy makers and participate in the public policy arena is subject to extensive laws and regulations at the international, federal, state and local levels. Under United States federal law, BlackRock may not contribute corporate funds or make in-kind contributions to candidates for federal office or to national party committees. In addition to federal limits on corporate political action, our political contributions at the state and local level in the United States are governed by Municipal Securities Rulemaking Board Rule G-37, SEC Rule 206(4)-5 and CFTC Rule 23.451, as well as applicable state and local law. Accordingly, BlackRock does not contribute corporate funds to candidates, political party committees, political action committees or any political organization exempt from federal income taxes under Section 527 of the Internal Revenue Code. Although permitted under federal law, BlackRock has voluntarily elected not to spend corporate funds directly on independent expenditures, including electioneering communications, and does not currently support or oppose ballot initiatives. All contributions required to be disclosed under the Lobbying Disclosure Act are publicly available at http://lobbyingdisclosure.house.gov.

BlackRock maintains a federal political action committee (“PAC”) that is funded in accordance with applicable federal law on a voluntary basis by U.S.-based employees of the Company. The PAC makes contributions at the federal level on a bi-partisan basis consistent with the Company’s contribution policies and public policy goals and without regard to the private political preferences of management. As required by law, all political contributions by the PAC are reported to the Federal Election Commission and are publicly disclosed at www.fec.gov.

BlackRock maintains compliance processes designed to ensure that its activities are conducted in accordance with this policy and all relevant laws governing political contributions in the United States. All employees are required to annually review and acknowledge their compliance responsibilities regarding political contributions and must submit all of their proposed personal political contributions to our Legal and Compliance Department to determine if such contributions are consistent with applicable legal restrictions.

Shareholder Engagement and Outreach

We conduct shareholder outreach throughout the year to engage with shareholders on issues that are important to them. We report back to our Board on this engagement as well as specific issues that need to be addressed.

Executive management, Investor Relations and the Corporate Secretary engage on a regular basis with shareholders to solicit feedback on a variety of corporate governance matters, including but not limited to executive compensation, corporate governance policies and corporate sustainability practices. BlackRock also routinely interacts and communicates with shareholders through a number of other forums, including quarterly earnings presentations, SEC filings, the Annual Report and Proxy Statement, the annual shareholder meeting, investor meetings and conferences and web communications. We share our shareholder feedback and trends and developments about corporate governance matters with our Board and its Committees as we seek to enhance our governance and sustainability practices and improve our disclosures.

Also see “Compensation Discussion and Analysis” beginning on page 46 for a discussion of our compensation related shareholder engagement initiatives and our historical say-on-pay vote results.

Communications with the Board

Shareholders and other interested parties may contact any member (or all members) of the Board, any Committee or any Chair of any such Committee by mail or electronically.

Correspondence may be sent by:

Mail: BlackRock, Inc. Attn: Board of Directors c/o Corporate Secretary 40 East 52nd Street New York, New York 10022

Online:

Go to the BlackRock website at www.blackrock.com. Under the headings “Our Firm / Investor Relations / Corporate Governance / Governance Overview / Contact Our Board of Directors”, you will find a link that may be used for writing an electronic message to the Board, the Lead Independent Director, any individual director or any group or committee of directors.

BLACKROCK, INC. 2018 PROXY STATEMENT    31

Corporate Governance ● Communications with the Board

BlackRock’s Corporate Communications, Investor Relations and Legal and Compliance Departments will review all communications received to determine whether the contents represent a message to or matter for our directors’ review. Requests for a meeting with any member of the Board will also be reviewed accordingly and, if appropriate, arranged by Investor Relations and the Corporate Secretary. Concerns relating to accounting, internal controls or auditing matters are brought to the attention of the Chairperson of the Audit Committee and handled in accordance with procedures established for reporting certain matters to the Audit Committee.

Shareholders are encouraged to visit the “Our Firm / Investor Relations / Corporate Governance / Governance Overview” page of the BlackRock website at www.blackrock.com to see the Corporate Governance Guidelines, Code of Business Conduct and Ethics, Code of Ethics for Chief Executive and Senior Financial Officers and additional information about BlackRock’s Board and its Committees and corporate governance policies.

The charters for each of the Audit Committee, the Compensation Committee, the Governance Committee, the Risk Committee and the Executive Committee can be found at the same website address. BlackRock intends to satisfy any disclosure requirements regarding any amendment to, or waiver from, a provision of the Code of Ethics for Chief Executive and Senior Financial Officers by posting such information on its corporate website.

BlackRock will provide a copy of these documents without charge to each shareholder upon written request. Requests for copies should be addressed to the Corporate Secretary, BlackRock, Inc., 40 East 52nd Street, New York, New York 10022.

2017 Director Compensation

Directors receive compensation, including fees and reimbursements of expenses, for their service and dedication to our Company. We recognize the substantial time and effort required to serve as director of a large global investment firm. The goal of our director compensation program is to attract, motivate and retain directors capable of making significant contributions to the long-term success of our Company. In order to align the interest of our directors with the interests of our shareholders, our independent directors are required to own and maintain a minimum target number of shares, having a value equivalent to five times their annual board retainers within five years of being elected to the Board.

The Compensation Committee is responsible for reviewing director compensation and making recommendations to the Board. The Compensation Committee reviews the Board’s compensation levels semi-annually. The Compensation Committee also reviews the Board compensation practices of peer corporations. For more information on these peer groups, please refer to “Role of the Compensation Consultant” on page 57.

HOW OUR DIRECTOR COMPENSATION PROGRAM ALIGNS WITH LONG-TERM SHAREHOLDER INTERESTS

FOCUS ON EQUITY COMPENSATION	STOCK/EQUITY OWNERSHIP REQUIREMENT

The largest portion of independent director compensation is the annual equity grant, payable in deferred stock units.	All independent directors are required to own and maintain a minimum target number of shares, equivalent to five times the annual board retainer.

32    BLACKROCK, INC. 2018 PROXY STATEMENT

Corporate Governance ● 2017 Director Compensation

2017 Elements of Director Compensation

The following table shows the elements of director compensation provided by BlackRock in 2017. For 2017, each independent director received an Annual Retainer of $75,000 plus Meeting Fees of $1,500, paid quarterly in January, April, July, and October, based on service during the prior quarter. At least $25,000 of the Annual Retainer, or a pro rata portion thereof in the event that a director’s service is less than a full year, is paid in the form of BlackRock common stock. Each director who received compensation had the right to elect to receive BlackRock common stock in lieu of all or a portion of his or her annual Board and Committee retainers in excess of $25,000.

In addition, deferred stock units valued at $175,000 were granted on the last business day of the first quarter of 2017. These deferred stock units are fully vested on the date of grant and are settled in shares of BlackRock common stock on the earlier of the third anniversary of the date of grant and the date the director ceases to be a member of the Board. Deferred stock units have no voting rights. Dividend equivalents accrue and are paid in the form of cash. Additional cash compensation was paid for certain Committees and other services, as described below.

Director Compensation Element	Payment or Value of Equity
Board Service(1)
Annual Retainer(1)	$ 75,000 (at least $25,000 in common stock)
Annual Equity Grant(2)	$ 175,000 deferred stock units
Board Meeting Fees(1)	$ 1,500
Lead Independent Director	$ 40,000
Committee Service
Committee Annual Retainers(1)	Chair	Member
Audit Committee	$ 30,000	$ 15,000
Compensation Committee	$ 20,000	$ 10,000
Governance Committee	$ 15,000	$ 5,000
Risk Committee	$ 15,000	$ 5,000
Committee Meeting Fees(1)	$ 1,000	$ 1,000

(1)	New Board members rotating through Committees receive one general Committee retainer and Committee meeting fees for the meetings they attend. Retainers and meeting fees are paid in January, April, July and October, based on service during the prior quarter. From time to time, the Company also makes available, as an accommodation to all of its directors upon request, basic office space at its existing locations and administrative support, as needed.

(2)	Annual award granted on the last business day of the first quarter of each year to all directors serving on that date and delivered on the earlier of (i) the third anniversary of the date of grant and (ii) the date such director ceases to be a member of the Board.

Director Compensation – Changes for 2018

The Compensation Committee engaged its independent compensation consulting firm, Semler Brossy, to conduct a competitive market study of its director compensation program for 2018. Based on the study’s findings, and in light of increasing demands and engagement from our Board, the Compensation Committee determined it was appropriate to simplify and modify its director compensation program effective as of the 2018 Annual Meeting of Shareholders. As a result, in early 2018 the Compensation Committee agreed to:

•	Increasing the Annual Retainer to $85,000, while no longer requiring a portion be received in common stock;

•	Increasing the Annual Equity Grant of deferred stock units to $240,000;

•	Increasing the annual fee for service as Lead Independent Director to $100,000;

•	Eliminating fees paid for attendance at Board and Committee meetings; and

•	Adjusting the payments awarded for Committee service. The Committee Annual Retainers for 2018 were approved as follows:

•	$40,000 for Chair and $25,000 for members of the Audit Committee; and

•	$30,000 for Chairs and $15,000 for members of our other three compensated Committees.

Additionally, during 2017 the Compensation Committee agreed to provide directors an election to defer future compensation into deferred stock units that are fully vested on the date of grant and are settled in shares of BlackRock common stock on the date the director ceases to be a member of the Board.

The modifications to total director compensation preserve our program’s emphasis on deferred equity compensation, which aligns the interests of our directors with the performance of the firm in addition to promoting long-term shareholder interests.

BLACKROCK, INC. 2018 PROXY STATEMENT    33

Corporate Governance ● 2017 Director Compensation

2017 Total Director Compensation

Directors in 2017 who were also employees of BlackRock or designees of PNC are not listed in the below table because they did not receive compensation for serving as directors or Committee members. In 2017, directors who were not employees of BlackRock or PNC each received the amounts set forth in the below table and were also reimbursed for reasonable travel and related expenses. Each director who received compensation received at least $25,000 of his or her annual retainer, or a pro rata portion thereof in the event that a director’s service is less than a full year, in the form of BlackRock common stock valued at an equivalent fair market value. In addition, each director who received compensation had the right to elect to receive BlackRock common stock valued at an equivalent fair market value in lieu of all or a portion of his or her annual retainer in excess of $25,000.

2017 Total Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)

Abdlatif Y. Al-Hamad	82,500	200,000	282,500

Mathis Cabiallavetta	111,500	200,000	311,500

Pamela Daley	115,500	200,000	315,500

Jessica P. Einhorn	85,000	200,000	285,000

Fabrizio Freda	71,500	200,000	271,500

Murry S. Gerber	144,500	200,000	344,500

James Grosfeld	89,500	200,000	289,500

David Komansky(4)	22,500	200,000	222,500

Sir Deryck Maughan	125,500	200,000	325,500

Cheryl D. Mills	88,250	200,000	288,250

Gordon M. Nixon	106,750	200,000	306,750

Thomas H. O’Brien(4)	56,000	200,000	256,000

Charles H. Robbins(5)	41,250	25,000	66,250

Ivan G. Seidenberg	126,500	200,000	326,500

Marco Antonio Slim Domit	102,000	200,000	302,000

John S. Varley(6)	32,000	200,000	232,000

Susan L. Wagner	71,500	200,000	271,500

(1)	Includes the shares of common stock granted on March 31, June 30, September 29 and December 29, 2017, respectively, based on closing market prices on such dates of $383.51, $422.41, $447.09 and $513.71, respectively, awarded at the election of the director in lieu of all or a portion of his or her board annual retainer and/or meeting fees in excess of $25,000. Each of the following directors elected to receive common stock in lieu of the following amounts: Mr. Al-Hamad – $82,500; Mr. Cabiallavetta – $20,495; Ms. Daley – $115,500; Mr. Freda – $71,500; Mr. Grosfeld – $89,500; Mr. Maughan – $125,500; Ms. Mills – $88,250; Mr. Nixon – $106,750; Mr. Robbins – $41,250; Mr. Seidenberg – $126,500; and Mr. Slim – $102,000.

(2)	Includes the annual grants to each director of 456 deferred stock units of BlackRock with a grant date fair value of $175,000 pursuant to FASB ASC Topic 718. For complete valuation assumptions of the awards, see Note 14 to the consolidated financial statements in our 2017 Form 10-K. As of December 31, 2017, each non-employee director held the following outstanding deferred stock units: 1,306 deferred stock units for each of Messrs. Al-Hamad, Cabiallavetta, Freda, Gerber, Grosfeld, Maughan, Seidenberg, Slim, Ms. Einhorn, Ms. Daley, Ms. Mills and Ms. Wagner; and 896 deferred stock units for Mr. Nixon. Messrs. Komansky, O’Brien, and Varley did not have any deferred stock units outstanding as their units were settled upon retirement from the Board. Mr. Robbins was not granted an annual deferred stock unit grant in 2017.

(3)	Includes the shares of common stock granted on March 31, June 30, September 29 and December 29, 2017, respectively, based on closing market prices on such dates of $383.51, $422.41, $447.09 and $513.71, respectively, awarded in respect of the $25,000 of the annual retainer that is required to be paid in the form of common stock. The entire expense for these awards was recorded on the date of grant.

(4)	Mr. Komansky and Mr. O’Brien retired from the Board effective May 25, 2017.

(5)	Mr. Robbins joined the Board effective May 25, 2017.

(6)	Mr. Varley retired from the Board effective June 20, 2017

34    BLACKROCK, INC. 2018 PROXY STATEMENT

Corporate Governance ● Other Executive Officers

Other Executive Officers

In addition to Messrs. Fink and Kapito, whose biographical information is included on pages 14 and 16, respectively, the following is a list of individuals serving as executive officers of BlackRock as of the date of this Proxy Statement, each of whom also serves on BlackRock’s GEC. All of BlackRock’s executive officers serve at the discretion of the Board and CEO.

Robert L. Goldstein age 44

Senior Managing Director, has been Chief Operating Officer of BlackRock since 2014 and has been the Head of BlackRock Solutions, which leverages the firm’s unique risk analytics capabilities and capital markets insights to deliver unbiased advice and expertise to other institutions, since 2009. Mr. Goldstein led BlackRock’s Institutional Client Business from 2012 to 2014. Mr. Goldstein has spent his entire career at BlackRock, beginning in 1994 as an analyst in the Company’s Portfolio Analytics Group.

J. Richard Kushel age 51

Senior Managing Director, has been Global Head of Multi-Asset Strategies and Global Fixed Income since 2018. Mr. Kushel was the Head of Multi-Asset Strategies from 2016 to 2018, the Chief Product Officer and Head of Strategic Product Management of BlackRock from 2014 to 2016, the Deputy Chief Operating Officer of BlackRock from 2012 to 2014, the Head of the Portfolio Management Group of BlackRock from 2010 to 2012, and the Chairman of BlackRock’s International platform from 2009 to 2010. Mr. Kushel has been with BlackRock since 1991.

Rachel Lord age 52

Senior Managing Director, has been Head of EMEA since 2017. Ms. Lord also chairs the EMEA Executive Committee and is the Global Executive Sponsor of the Women’s Initiative Network. From 2013 to 2017, she was EMEA Head of iShares and Head of Global Clients, ETF and Index Investments. Ms. Lord joined BlackRock in November 2013 from Citigroup where she was the Global Head of Corporate Equity Derivatives.

Mark S. McCombe age 52

Senior Managing Director, has been Head of Americas since 2017. Previously, he served as Global Head of BlackRock Alternative Investors. Mr. McCombe served as the Global Head of BlackRock’s Institutional Client Business from 2014 to 2016 and as the Chairman of BlackRock Alternative Investors from 2014 to 2017. He was the Chairman of BlackRock’s Asia Pacific region from 2012 to 2014. Before joining BlackRock, Mr. McCombe served as Chief Executive Officer in Hong Kong for HSBC from 2010 to 2012.

Christopher J. Meade age 49

Senior Managing Director, has been Chief Legal Officer of BlackRock since 2016 and General Counsel since 2015. Before joining BlackRock in 2015, Mr. Meade was the General Counsel of the U.S. Department of the Treasury. Previously, he was a partner with the law firm of Wilmer Cutler Pickering Hale and Dorr. Earlier in his career, Mr. Meade served as a law clerk to Justice John Paul Stevens on the U.S. Supreme Court and Judge Harry T. Edwards of the U.S. Court of Appeals for the D.C. Circuit.

Gary S. Shedlin age 54

Senior Managing Director, has been Chief Financial Officer of BlackRock since 2013. Prior to joining BlackRock, Mr. Shedlin was Vice Chairman, Investment Banking and a Managing Director in the Financial Institutions Group at Morgan Stanley from 2010 to 2013. Prior to that, Mr. Shedlin worked at Citigroup from 2004 to 2010, where he most recently served as Chairman of the Financial Institutions Group. Previously, Mr. Shedlin served as the Co-Head of the Financial Institutions Group at Lazard Ltd.

Jeffrey A. Smith, Ph.D. age 47

Senior Managing Director, has been Global Head of Human Resources of BlackRock since 2009. In this capacity, Mr. Smith supports and advises the business, and the Board, on all aspects of its investment in people and culture and the management of organizational change. Mr. Smith’s service with the firm dates back to 2006, including his years with Barclays Global Investors (“BGI”), which merged with BlackRock in 2009. At BGI, Mr. Smith was Global Head of Human Resources.

Ryan D. Stork age 46

Senior Managing Director, has been BlackRock’s Chairman and Head of Asia Pacific since 2014. From 2008 to 2014, Mr. Stork was Global Head of the Aladdin® business within BlackRock Solutions and from 2005 to 2008 he was based out of BlackRock’s London office and responsible for business development and client service across the region. Between 1999 and 2005, Mr. Stork worked within BlackRock’s institutional business. Prior to joining BlackRock, Mr. Stork worked at PennCorp Financial Group and Conning Asset Management.

BLACKROCK, INC. 2018 PROXY STATEMENT    35

Ownership of BlackRock

Common and Preferred Stock

Common Stock

The following table includes certain information about the beneficial ownership of BlackRock’s voting securities as of March 31, 2018 by: (i) each person who is known by BlackRock to own beneficially more than 5% of any class of outstanding voting securities of BlackRock; (ii) each of BlackRock’s directors and nominees; (iii) each of the executive officers named in the 2017 Summary Compensation Table; and (iv) all of BlackRock’s executive officers and directors as a group.

Except as otherwise noted, each individual exercises sole voting power or investment power over the shares of voting securities shown. The number of shares of voting securities shown in the following Security Ownership Table as beneficially owned by each director and executive officer is determined under the rules of the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. For purposes of the Security Ownership Table, beneficial ownership includes any shares of voting securities as to which the individual has sole or shared voting power or investment power and also any shares of common stock which the individual has the right to acquire within 60 days of March 31, 2018, through the exercise of any option, warrant or right.

36    BLACKROCK, INC. 2018 PROXY STATEMENT

Ownership of BlackRock Common and Preferred Stock ● Common Stock

As of March 31, 2018, there were 160,308,362 shares of BlackRock’s common stock outstanding.

	Amount of beneficial ownership of common stock(1)	Percent of common stock outstanding	Deferred/ Restricted Stock Units(2)	Total
The PNC Financial Services Group, Inc. and affiliates(3)	34,438,549	21.48%	–	34,438,549
One PNC Plaza
249 Fifth Avenue
Pittsburgh, PA 15222
The Vanguard Group, Inc.(4)	8,576,055	5.34%	–	8,576,055
100 Vanguard Blvd.
Malvern, PA 19355
Abdlatif Y. Al-Hamad	5,177	*	1,260	6,437
Mathis Cabiallavetta(5)	5,922	*	1,219	7,141
Pamela Daley	2,242	*	1,287	3,529
William S. Demchak	1,200	*	0	1,200
Jessica P. Einhorn	1,914	*	1,219	3,133
Laurence D. Fink	1,086,024	*	20,105	1,106,129
William E. Ford	2,000	*	360	2,360
Fabrizio Freda	3,053	*	1,219	4,272
Murry S. Gerber	39,136	*	1,231	40,367
Robert L. Goldstein	33,773	*	9,620	43,393
James Grosfeld	506,371	*	1,275	507,646
Margaret L. Johnson	11	*	323	334
Robert S. Kapito(5)	392,891	*	15,325	408,216
Sir Deryck Maughan	14,504	*	1,219	15,723
Mark S. McCombe	18,997	*	7,270	26,267
Cheryl D. Mills	1,729	*	1,219	2,948
Gordon M. Nixon	362	*	1,262	1,624
Charles H. Robbins	193	*	323	516
Ivan G. Seidenberg	11,991	*	1,295	13,286
Gary S. Shedlin	18,318	*	7,153	25,471
Marco Antonio Slim Domit	2,979	*	1,266	4,245
Susan L. Wagner	477,341	*	1,219	478,560
Mark Wilson	7	*	323	330
All directors and executive officers as a group (29 persons)(5)	2,811,542	1.75%	105,004	2,916,546

*	The number of shares of common stock held by such individual is less than 1.0% of the outstanding shares of common stock.

(1)	Does not include unvested restricted stock (“RS”), unvested/unsettled RSUs and unvested stock options.

(2)	Does not include BPIP awards.

(3)	Based on the Schedule 13G of The PNC Financial Services Group, Inc. and affiliates filed on February 2, 2018.

(4)	Based on the Schedule 13G of The Vanguard Group, Inc. filed on February 14, 2018.

(5)	Includes shares of BlackRock common stock held jointly, indirectly and/or in trust (other than shares the beneficial ownership of which has been disclaimed).

Preferred Stock

As of March 31, 2018, there were 823,188 shares of BlackRock’s Series B non-voting convertible participating preferred stock issued and outstanding, which has a liquidation preference of $0.01 per share (the “Series B Preferred Stock”), and 143,458 shares of BlackRock’s Series C non-voting convertible participating preferred stock issued and outstanding, which has a liquidation preference of $40.00 per share (the “Series C Preferred Stock”). As of March 31, 2018, PNC owned all issued and outstanding shares of our Series B Preferred Stock and Series C Preferred Stock.

BLACKROCK, INC. 2018 PROXY STATEMENT    37

Section 16(a) Beneficial

Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our directors, Section 16 officers and persons who own more than 10% of a registered class of BlackRock’s equity securities to file reports of holdings of, and transactions in, BlackRock shares with the SEC and the NYSE. To the best of BlackRock’s knowledge, based on copies of such reports and representations from these reporting persons, we believe that in 2017, our directors, Section 16 officers and 10% holders met all applicable SEC filing requirements.

38    BLACKROCK, INC. 2018 PROXY STATEMENT

Certain Relationships and

Related Transactions

PNC and its Subsidiaries

As of March 31, 2018, PNC beneficially owned approximately 21.2% of BlackRock’s common stock outstanding and 21.7% of BlackRock’s capital stock, which includes outstanding common stock and non-voting preferred stock.

William S. Demchak, Chairman, President and Chief Executive Officer of PNC, serves as a director of BlackRock. Although PNC has a right to, and reserves the right to do so under the PNC Stockholder Agreement, PNC has elected not to appoint a second director to the Board at this time. In addition, PNC has been permitted to invite a non-voting observer to attend Board meetings. Gregory B. Jordan, General Counsel & Head of Regulatory and Governmental Affairs of PNC, is the PNC observer.

BlackRock provides investment advisory and administration services to certain PNC subsidiaries and separate accounts for a fee based on assets under management. The amount of investment advisory and administration fees earned from PNC and its affiliates in relation to these services in 2017 totaled $3.2 million.

BlackRock provides risk management advisory services to PNC’s corporate and line of business asset/liability management committees, for which it received an annual fee of $6.9 million for 2017. BlackRock also recorded revenue of $2.7 million related to non-discretionary trading services.

BlackRock incurred expenses of $1.2 million to PNC affiliates in 2017 for service fees related to certain retail and institutional clients.

Transactions between BlackRock Funds and Client Accounts and PNC and its Subsidiaries

From time to time in the ordinary course of our business, acting predominantly as agent for its clients, BlackRock effects transactions in securities and other financial assets with PNC and its subsidiaries. The amount of compensation or other value received by PNC in connection with those transactions is dependent on the capacity in which it participates in each of them, as principal or agent for other principals, and the type of security or financial asset involved. PNC may also act as the underwriter of securities purchased by BlackRock-managed funds and accounts. We principally engage in fixed income transactions with PNC. PNC (including its subsidiaries) was among one of BlackRock’s many fixed income trading counterparties in 2017. Fixed income transactions are typically not traded on a commission basis and, accordingly, the amounts earned by PNC and its subsidiaries on such transactions cannot be determined.

PNC may, from time to time in the ordinary course of business, make loans to funds or separately managed accounts or commit to make future loans on substantially the same terms as those prevailing at the time for comparable loans to third parties and may enter into caps, hedges or swaps in connection with these loans. BlackRock may be an investor in or co-investor alongside these funds and accounts. BlackRock products and client accounts also enter into a variety of other arrangements with PNC and its subsidiaries on an arm’s length basis in the ordinary course of business. Such arrangements include, but are not limited to, serving as custodian or transfer agent or providing principal protection warranties as well as book value protection and co-administration, sub-administration, fund accounting, networking, leases of office space to PNC or its subsidiaries, bank account arrangements, derivative transactions, letters of credit, securities lending, loan servicing and other administrative services for BlackRock-managed funds and accounts. In certain instances, the fees that may be incurred by BlackRock funds or other products are capped at a fixed amount. In these cases, BlackRock may be responsible for payment of fees incurred in excess of these caps and amounts would be reflected in the fees for administrative services described above. Additionally, PNC or its subsidiaries or affiliates may invest in BlackRock funds or other products or buy or sell assets to or from BlackRock funds and separate accounts.

BLACKROCK, INC. 2018 PROXY STATEMENT    39

Certain Relationships and Related Transactions ● PNC and its Subsidiaries

PNC Stockholder Agreement

BlackRock is a party to the PNC Stockholder Agreement, which governs PNC’s ownership interests in and relationship with BlackRock. BlackRock and PNC are also parties to a registration rights agreement. The following table describes certain key provisions of the PNC Stockholder Agreement as amended and restated.

Share Ownership

The PNC Stockholder Agreement provides for a limit on the percentage of BlackRock capital stock that may be owned by PNC at any time (which we refer to as the “PNC ownership cap”). Due to the PNC ownership cap, PNC is generally not permitted to acquire any additional capital stock of BlackRock if, after such acquisition, it would hold greater than 49.9% of the total voting power of the capital stock of BlackRock issued and outstanding at such time or 38% of the sum of the total voting securities and participating preferred stock of BlackRock issued and outstanding at such time and issuable upon the exercise of any options or other rights outstanding at that time.

In addition, PNC may not acquire any shares of BlackRock from any person other than BlackRock or a person that owns 20% or more of the total voting power of the capital stock of BlackRock (other than itself) if, after such acquisition, it would hold capital stock of BlackRock representing more than 90% of the PNC voting ownership cap.

Prohibited Actions

PNC is prohibited from taking part in, soliciting, negotiating with, providing information to or making any statement or proposal to any person, or making any public announcement, with respect to:

•    An acquisition which would result in PNC holding more than the PNC ownership cap, or holding any equity securities of any controlled affiliate of BlackRock;

•    Any business combination or extraordinary transaction involving BlackRock or any controlled affiliate of BlackRock, including a merger, tender or exchange offer or sale of any substantial portion of the assets of BlackRock or any controlled affiliate of BlackRock;

•    Any restructuring, recapitalization or similar transaction with respect to BlackRock or any controlled affiliate of BlackRock;

•    Any purchase of the assets of BlackRock or any controlled affiliate of BlackRock, other than in the ordinary course of its business;

•    Being a member of a “group”, as defined in Section 13(d)(3) of the Exchange Act, for the purpose of acquiring, holding or disposing of any shares of capital stock of BlackRock or any controlled affiliate of BlackRock;

•    Selling any BlackRock capital stock in an unsolicited tender offer that is opposed by the BlackRock Board;

•    Any proposal to seek representation on the Board of BlackRock except as contemplated by the PNC Stockholder Agreement;

•    Any proposal to seek to control or influence the management, Board or policies of BlackRock or any controlled affiliate of BlackRock except as contemplated by the PNC Stockholder Agreement; or

•    Any action to encourage or act in concert with any third party to do any of the foregoing.

Additional Purchase of Voting Securities

The PNC Stockholder Agreement gives PNC the right, in any issuance of BlackRock voting stock, (1) to purchase an amount of such stock or, at PNC’s option, Series B Preferred Stock, upon such issuance that would result in PNC holding the lesser of (a) the PNC ownership cap or (b) an ownership percentage in BlackRock equal to what it held prior to the issuance, and (2) if as a result of such stock issuance PNC’s beneficial ownership of the total voting power of BlackRock capital stock decreases to less than 38%, to exchange such number of shares of Series B Preferred Stock for shares of common stock on a one-for-one basis such that following the stock issuance, PNC will beneficially own shares of voting securities representing not more than 38% of the total voting power of BlackRock capital stock, unless such issuance constitutes a public offering and would not, together with any stock issuance constituting a public offering since September 29, 2006, after taking into account any share repurchases by BlackRock since September 29, 2006 and transfers by PNC, decrease PNC’s total voting power to 90% or less of the PNC ownership cap.

40    BLACKROCK, INC. 2018 PROXY STATEMENT

Certain Relationships and Related Transactions ● PNC and its Subsidiaries

Share Repurchase

If BlackRock engages in a share repurchase, BlackRock may require PNC to sell an amount of securities that will cause its beneficial ownership of BlackRock capital stock not to exceed its total ownership cap or voting ownership cap.

Transfer Restrictions

PNC may not transfer any capital stock of BlackRock beneficially owned by it, except for transfers to its respective affiliates and transfers in certain other specified categories of transactions that would result in the beneficial ownership, by any person, of more than 10% of the total voting power of issued and outstanding BlackRock capital stock with respect to transfers to persons who would be eligible to report their holdings of BlackRock capital stock on Schedule 13G or of more than 5% of the total voting power of issued and outstanding capital stock with respect to any other persons.

Right of Last Refusal

PNC must notify BlackRock if it proposes to sell shares of BlackRock capital stock in a privately negotiated transaction. Upon receipt of such notice, BlackRock will have the right to purchase all of the stock being offered, at the price and terms described in the notice. These notification requirements and purchase rights do not apply in the case of tax-free transfers to charitable organizations or foundations and tax-deferred transfers.

Corporate Governance

Board Designation: The PNC Stockholder Agreement provides that BlackRock will use its best efforts to cause the election at each annual meeting of shareholders such that the Board will consist of no more than 19 directors:

•    Not less than two nor more than four directors who will be members of BlackRock management;

•    Two directors who will be designated by PNC, provided, however, that if for any period greater than 90 consecutive days PNC and its affiliates shall beneficially own less than 10% of the BlackRock capital stock issued and outstanding, PNC shall promptly cause one of such PNC designees to resign and the number of PNC designees permissible shall be reduced to one; and provided further, that, if for any period greater than 90 consecutive days PNC and its affiliates shall beneficially own less than 5% of the BlackRock capital stock issued and outstanding, PNC shall promptly cause the second PNC designee to resign and the number of PNC designees permissible shall be reduced to zero; and

•    The remaining directors who will be independent for purposes of the rules of the NYSE and will not be designated by or on behalf of PNC or any of its affiliates.

Of the current directors, William S. Demchak was designated by PNC. PNC has elected not to appoint a second director to the Board at this time, though it reserves the right to do so. In addition, PNC has been permitted to invite a non-voting observer to attend Board meetings. Gregory B. Jordan, General Counsel & Head of Regulatory and Governmental Affairs of PNC, is the PNC observer.

Voting Agreement: PNC has agreed to vote all of its voting shares in accordance with the recommendation of the Board on all matters to the extent consistent with the provisions of the PNC Stockholder Agreement, including the election of directors.

Approvals: Under the PNC Stockholder Agreement, the following may not be done without prior approval of all of the independent directors, or at least two-thirds of the directors, then in office:

•    Appointment of a new Chief Executive Officer of BlackRock;

•    Any merger, issuance of shares or similar transaction in which beneficial ownership of a majority of the total voting power of BlackRock capital stock would be held by persons different from those currently holding such majority of the total voting power, or any sale of all or substantially all assets of BlackRock;

•    Any acquisition of any person or business that has a consolidated net income after taxes for its preceding fiscal year that equals or exceeds 20% of BlackRock’s consolidated net income after taxes for its preceding fiscal year if such acquisition involves the current or potential issuance of BlackRock capital stock constituting more than 10% of the total voting power of BlackRock capital stock issued and outstanding immediately after completion of such acquisition;

•    Any acquisition of any person or business constituting a line of business that is materially different from the lines of business BlackRock and its controlled affiliates are engaged in at that time if such acquisition involves consideration in excess of 10% of the total assets of BlackRock on a consolidated basis;

BLACKROCK, INC. 2018 PROXY STATEMENT    41

Certain Relationships and Related Transactions ● PNC and its Subsidiaries

•    Except for repurchases otherwise permitted under their respective stockholder agreements, any repurchase by BlackRock or any subsidiary of shares of BlackRock capital stock such that, after giving effect to such repurchase, BlackRock and its subsidiaries shall have repurchased more than 10% of the total voting power of BlackRock capital stock within the 12-month period ending on the date of such repurchase;

•    Any amendment to BlackRock’s certificate of incorporation or Bylaws;

•    Any matter requiring shareholder approval pursuant to the rules of the NYSE; or

•    Any amendment, modification or waiver of any restriction or prohibition on any significant shareholder (other than PNC or its affiliates) provided for under its stockholder agreement.

Committees: Consistent with applicable laws, rules and regulations, the Audit Committee, the Compensation Committee and the Governance Committee are to be composed solely of independent directors. The Risk Committee and Executive Committee are not subject to any similar laws, rules or regulations, and as such, are composed of a mix of independent and non-independent directors. The PNC Stockholder Agreement provides that the Executive Committee will consist of not less than five members, of which one must be designated by PNC.

Significant Stockholder Transactions

The PNC Stockholder Agreement prohibits BlackRock or its affiliates from entering into any transaction with PNC or its affiliates, unless such transaction was in effect as of September 29, 2006, is in the ordinary course of business of BlackRock or has been approved by a majority of the directors of BlackRock, excluding those appointed by the party wishing to enter into the transaction.

Termination of the PNC Stockholder Agreement

The PNC Stockholder Agreement will terminate on the first day on which PNC and its affiliates own less than 5% of the capital stock of BlackRock, unless PNC sends a notice indicating its intent to increase its beneficial ownership above such threshold within 10 business days after it has fallen below such threshold, and PNC buys sufficient capital stock of BlackRock within 20 business days after PNC has notice that it has fallen below 5% of BlackRock capital stock such that it continues to own greater than 5% of BlackRock capital stock.

Transactions with BlackRock Directors, Executive Officers and Other Related Parties

From time to time, certain directors, their family members and related charitable foundations may have investments in various BlackRock investment vehicles or accounts. For certain types of products and services offered by BlackRock’s subsidiaries, BlackRock directors may receive discounts that are available to our employees generally. In addition, certain of the companies or affiliates of the companies that employ BlackRock’s independent directors may have investments in various BlackRock investment vehicles or accounts or may receive advisory, technology and risk management services. These investments and services are entered into in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with similarly situated customers and eligible employees.

How We Review, Approve or Ratify Transactions with Related Persons

On February 27, 2007, the Board adopted a written policy regarding related person transactions, which governs and establishes procedures for approving and ratifying related person transactions.

The policy defines a related person transaction as any transaction or arrangement in which the amount involved exceeds $120,000, where BlackRock or any of its subsidiaries is a participant and a related person has a direct or indirect material interest. For purposes of the policy, a “related person” is any person who is, or was during the last fiscal year, a BlackRock director or executive officer, or a director nominee, or any person who is a beneficial owner of more than 5% of any class of BlackRock’s voting securities, or any immediate family member of any of the foregoing persons.

42    BLACKROCK, INC. 2018 PROXY STATEMENT

Certain Relationships and Related Transactions ● Transactions with BlackRock Directors, Executive Officers and Other Related Parties

Related person transactions must be approved by a majority of the uninterested members of the Governance Committee or the Board. In the event it is not practicable for BlackRock to wait for approval until the next meeting of the Governance Committee or the Board, the Chairperson of the Governance Committee may approve the transaction. In reviewing any related person transaction, all of the relevant facts and circumstances must be considered, including:

•	The related person’s relationship to BlackRock and his or her interest in the transaction;

•	The benefits to BlackRock;

•	The impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer;

•	The availability of comparable products or services that would avoid the need for a related person transaction; and

•	The terms of the transaction and the terms available to unrelated third parties or to employees generally.

PNC Approval Process

The policy provides that transactions (other than transactions in the ordinary course of business) with PNC are governed by the special approval procedures detailed in the PNC Stockholder Agreement. Those approval procedures prohibit BlackRock or its affiliates from entering into any transaction (other than any transaction in the ordinary course of business) with PNC or its affiliates unless such transaction was in effect as of September 29, 2006 or has been approved by a majority of the directors of BlackRock, excluding those designated for appointment by the party wishing to enter into the transaction. Of the current directors, William S. Demchak was designated by PNC.

Prior to the adoption of this policy, related person transactions, including certain of the transactions described above under “— PNC and its Subsidiaries” and “— PNC Stockholder Agreement”, were reviewed with the Board at the time of entering into such transactions.

Management Development

and Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during 2017 were Mses. Einhorn and Mills and Messrs. Gerber, Grosfeld, Komansky, Maughan, Nixon, Seidenberg (Chairperson) and Slim. No member of the Compensation Committee was, during the fiscal year, an officer or employee, or formerly an officer or employee, involved in any related person transactions requiring disclosure in this Proxy Statement.

No executive officer of BlackRock served (i) as a member of the Compensation Committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served on the Compensation Committee of BlackRock, (ii) as a director of another entity, one of whose executive officers served on the Compensation Committee of BlackRock, or (iii) as a member of the Compensation Committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served as a director of BlackRock.

BLACKROCK, INC. 2018 PROXY STATEMENT    43

Item 2

Approval, in a Non-Binding Advisory Vote, of the Compensation for Named Executive Officers

We are asking our shareholders to approve the compensation of our named executive officers as disclosed in this Proxy Statement.

While this vote is advisory, and not binding on the Company, it will provide information to our Board and the Compensation Committee regarding investor sentiment about our executive compensation philosophy, policies and practices. Our Board and the Compensation Committee value the opinions of our shareholders and, to the extent there is any significant vote against the compensation of NEOs as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Before You Vote

In considering your vote, we encourage shareholders to review the information on BlackRock’s compensation policies and decisions regarding the NEOs presented in the discussion regarding the Compensation Committee on page 65, as well as “Compensation Discussion and Analysis” beginning on page 46.

Our pay-for-performance compensation philosophy is structured to align management’s interests with our shareholders’ interests. A significant portion of total compensation for executives is closely linked to BlackRock’s financial and operational performance as well as BlackRock’s common stock price performance. BlackRock has adopted strong governance practices for its employment and compensation programs. Compensation programs are reviewed annually to ensure that they do not promote excessive risk taking.

Board Recommendation

The Board of Directors recommends you vote “FOR” the approval of the compensation of our NEOs.

                        44     BLACKROCK, INC. 2018 PROXY STATEMENT

Management Development

and Compensation Committee Report

Management Development and Compensation Committee Report on Executive Compensation for Fiscal Year 2017

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

MEMBERS OF THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE

Ivan G. Seidenberg, Chair

Jessica P. Einhorn

Murry S. Gerber

James Grosfeld

Cheryl D. Mills

Gordon M. Nixon

Marco Antonio Slim Domit

BLACKROCK, INC. 2018 PROXY STATEMENT    45

Executive Compensation

Compensation Discussion and Analysis

BlackRock’s executive compensation program is designed to align management incentives with the long-term interests of our shareholders. Our total annual compensation structure embodies our commitment to align pay with performance. This Compensation Discussion and Analysis (“CD&A”) provides shareholders with information about BlackRock’s business and 2017 financial performance, our disciplined compensation approach and 2017 compensation decisions for our NEOs, listed below.

Laurence D. Fink Chairman and Chief Executive Officer (“CEO”)	Robert S. Kapito President	Robert L. Goldstein Chief Operating Officer (“COO”)	Mark S. McCombe Head of Americas	Gary S. Shedlin Chief Financial Officer (“CFO”)

                        46     BLACKROCK, INC. 2018 PROXY STATEMENT

Introduction

Shareholder Engagement on Executive Compensation

Our Board recognizes the importance of executive compensation decisions to our shareholders. The annual say-on-pay advisory vote provides our shareholders with the opportunity to:

•	evaluate our executive compensation philosophy, policies and practices;

•	evaluate the alignment of the compensation of BlackRock’s NEOs with BlackRock’s results; and

•	cast an advisory vote to approve the compensation of BlackRock’s NEOs.

At the 2017 Annual Meeting of Shareholders, the say-on-pay advisory vote received majority support, with 90% of the votes cast in favor of our executive compensation. Our Board encourages an open and constructive dialogue with shareholders on compensation to ensure alignment on policies and practices.

The Compensation Committee considered shareholder input when it designed the CEO and President compensation framework as well as the BPIP Awards and the December 2017 grants of performance-based stock options.

As in prior years, we engaged shareholders in advance of this year’s annual meeting to incorporate their views as we continue to enhance our compensation programs.

BlackRock Shareholder Value Framework

BlackRock is committed to delivering long-term shareholder value. While our financial results can be affected by global capital market conditions that are beyond our control, management has the ability to influence key drivers of shareholder value.

As described below, BlackRock’s framework for long-term value creation is based on our ability to:

•	Generate differentiated organic growth;

•	Use our scale to deliver operating leverage; and

•	Return capital to shareholders on a consistent and predictable basis.

BlackRock’s commitment to delivering shareholder value is aligned with the way we manage our business. By putting clients’ interests first and delivering investment, risk management and technology solutions to help meet their objectives, we are able to build our business by adding new assets under management (“AUM”) and growing risk management and technology offerings, resulting in Organic Revenue growth.1

BlackRock’s scale is one of the firm’s key strategic advantages and is an important driver of operating leverage that benefits clients and shareholders. We take advantage of scale in numerous areas of our business including through our index-based investment strategies, brand spend, technology platform, including our Aladdin business and our external vendor relationships.

Investing for the long-term is a key element of our strategy. Our diversified platform, in terms of styles, products, client types and geographies, enables stable cash flow through market cycles, positioning BlackRock to invest for future growth and consistently return capital to our shareholders. For more details, refer to “Business Outlook” on page 34 of our 2017 Form 10-K.

During 2017, we returned $2.8 billion to our shareholders through a combination of share repurchases and dividends.

1	Organic Revenue growth is a measure of the expected annual revenue impact of BlackRock’s total net new business in a given year, including net new Aladdin revenue, excluding the effect of market appreciation/(depreciation) and foreign exchange. Organic Revenue is not directly correlated with the actual revenue earned in such given year.

BLACKROCK, INC. 2018 PROXY STATEMENT    47

Compensation Discussion and Analysis ● 1: Introduction

BlackRock 2017 Performance1

The strength of BlackRock’s 2017 results reflect the long-term strategic advantages we have created by consistently investing in our business. Full-year results reflected industry-leading organic growth, with record full-year net inflows of $367 billion, continued Operating Margin expansion and consistent capital management. Investment performance results across our alpha-seeking and index strategies as of December 31, 2017 remain strong, and are included in Item 1 of our 2017 Form 10-K.

Differentiated Organic Growth

Organic asset growth of 7% in 2017 contributed to strong Organic Revenue growth2

•	Total net inflows of $367 billion were a record and were positive across client type, asset class, region and investment style;

•	Long-term net inflows of $330 billion reflected 7% organic asset growth;

•	Technology and risk management revenue grew 14% year-over-year led by continued momentum in Aladdin; and

•	Total revenue increased 12% from 2016 to $12,491 million.

Operating Leverage

We continued to invest in our business while simultaneously expanding our Operating Margin by 40 bps

•	Operating income, as adjusted, of $5,287 million was up 13% versus 2016, reflecting continued margin expansion and investment into the business; and

•	Compensation and benefits expense, as adjusted, as a percent of total revenue was 33.9%, representing a decrease of 60 bps from 2016, while G&A expense increased 12% year-over-year, reflecting higher technology and data spend.

Consistent Capital Return

$2.8 billion was returned to shareholders in 2017

•	Annual dividend of $10.00 per share, reflected an increase of 9% from $9.16 in 2016; and

•	$1.1 billion of outstanding shares were repurchased in 2017, driving a reduction in net share count of 2.6 million shares.

Earnings Growth

Diluted earnings per share, as adjusted, of $22.60 increased 17% versus 2016

•	Execution of our shareholder value framework - strong organic growth, Operating Margin expansion and consistent repurchases - in 2017 drove a 17% increase in earnings per share.

1	Amounts in this section, where noted, are shown on an “as adjusted” basis. For a reconciliation with GAAP in the United States, please see Annex A.

2	Organic Revenue growth is a measure of the expected annual revenue impact of BlackRock’s total net new business in a given year, including net new Aladdin revenue, excluding the effect of market appreciation/ (depreciation) and foreign exchange. Organic Revenue is not directly correlated with the actual revenue earned in such current year.

                        48     BLACKROCK, INC. 2018 PROXY STATEMENT

Assets Under Management ($B) Revenue ($M) Operating Income ($M) (as adjusted)2 Operating Margin (as adjusted)2 Cash Dividend Per Share ($)Share Buyback ($M) Net Income ($M) Earnings Per Share (as adjusted)2 ($M)

Compensation Discussion and Analysis ● 1: Introduction

Our Compensation Framework

Our compensation program for NEOs continues to include base salary, annual incentive awards (cash and deferred equity) and long-term performance-based incentive awards.

In the fourth quarter of 2017, we implemented a key strategic part of our long-term management succession plans by granting long-term incentive awards in the form of performance-based stock options to a select group of senior leaders who we believe will play critical roles in BlackRock’s future. We do not consider these awards to be part of our annual compensation framework. For more information regarding performance-based stock options, see “Performance-Based Stock Options” on page 55.

Annual Incentive Awards – Pay and Performance Alignment for CEO and President

Under this program, target annual cash incentive awards (“cash bonus”) have been established at $8.0 million and $6.5 million for our CEO and President, respectively. Actual cash bonuses can range from 0% up to a maximum of 125% of the target amount ($10.0 million and $8.125 million for the CEO and President, respectively). To determine the actual cash bonus amount, the Compensation Committee used the framework below to assess individual performance. The Compensation Committee created three categories and assigned a weighting factor to each, with 50% of the award opportunity dependent on BlackRock’s financial performance. To assess the performance of our business and organizational strengths, the Compensation Committee uses internal BlackRock performance measures and also considers peer group comparisons.

Category	BlackRock Performance % of Award Opportunity	Measures Include (internal BlackRock metrics and/or peer comparisons are considered)
Financial Performance		•	Net New Business
		•	Net New Base Fees
		•	Organic Revenue Growth
		•	Operating Income, as adjusted[1]
		•	Operating Margin, as adjusted[1]
		•	Diluted EPS, as adjusted[1]
		•	Total Shareholder Return and P/E Multiple
Business Strength		•	Deliver Superior Client Experience
		•	Drive Organization Discipline
		•	Lead in a Changing World

Organizational Strength		•	Drive High Performance
		•	Build a more Diverse and Inclusive Culture
		•	Develop Great Managers and Leaders

In addition to the annual cash incentive awards, the Compensation Committee expects to continue to make annual grants of long-term equity awards to both Messrs. Fink and Kapito, with at least half of such equity awards being long-term and contingent on future financial or other business performance requirements in addition to share price performance.

The Compensation Committee maintains accountability in setting the final awards in order to determine the quality of the outcomes and to reflect the executives’ ability to adapt to the evolving business environment throughout the year.

1.	For reconciliation with GAAP in the United States, please see Annex A.

BLACKROCK, INC. 2018 PROXY STATEMENT    49

Compensation Discussion and Analysis ● 1: Introduction

How We Determine Other NEO Compensation

DETERMINATION OF OTHER NEOs’ ANNUAL INCENTIVE COMPENSATION IS BASED ON:

•	An assessment of the individual NEO’s contributions to overall Company results and individual business results throughout the year; and

•	Each NEO’s influence on setting long-term strategy and in executing long-term objectives.

INPUTS TO INDIVIDUAL NEO TOTAL ANNUAL COMPENSATION DECISIONS INCLUDE:

•	Financial factors, such as revenue, Operating Income, Diluted EPS and Operating Margin, in each case, as adjusted[1];

•	Non-financial factors such as individual NEO performance in running their respective businesses, overall investment performance, client relationship strength, organizational discipline and inclusion and diversity commitment; and

•	Other considerations such as external market conditions and market intelligence on competitive compensation. See “Competitive Pay Positioning – Market Data” on page 57.

The deferred equity component of each of our other NEOs’ annual incentive award is determined by a Company-wide deferral policy. Higher annual incentive awards are subject to higher deferral percentages. All long-term equity-based incentive awards granted under BPIP are funded and awarded separately from the total bonus pool and are determined on a subjective basis as part of the Compensation Committee’s total annual compensation decision.

NEO Total Annual Compensation Summary

Following a review of full-year business and individual NEO performance, the Compensation Committee determined 2017 total annual compensation outcomes for each NEO, as outlined in the table below.

In the fourth quarter of 2017, BlackRock implemented a key strategic part of our long-term management succession plans by granting long-term incentive awards in the form of performance-based stock options to a select group of senior leaders, excluding the CEO and President, who we believe will play critical roles in BlackRock’s future. Consequently, we do not consider these awards to be part of our regular annual compensation determinations for 2017. For more information regarding these performance-based stock options, see “Performance-Based Stock Options” on page 55.

		2017 Annual Incentive Award

Name	Base Salary	Cash	Deferred Equity	Long-Term Incentive Award (BPIP)	Total Annual Compensation (“TAC”)	% change in TAC vs. 2016	Performance- Based Stock Options

Laurence D. Fink	$900,000	$10,000,000	$4,600,000	$12,450,000	$27,950,000	10%	–

Robert S. Kapito	$750,000	$8,125,000	$3,514,000	$9,626,000	$22,015,000	10%	–

Robert L. Goldstein	$500,000	$3,275,000	$2,325,000	$2,100,000	$8,200,000	12%	$10,000,000

Mark S. McCombe	$500,000	$2,725,000	$1,775,000	$1,950,000	$6,950,000	11%	$10,000,000

Gary S. Shedlin	$500,000	$2,700,000	$1,750,000	$1,850,000	$6,800,000	11%	$7,500,000

The amounts listed above as “2017 Annual Incentive Award: Deferred Equity” and “Long-Term Incentive Award (BPIP)” were granted in January 2018 in the form of equity and are separate from the cash award amounts listed above as “2017 Annual Incentive Award: Cash.” In conformance with SEC requirements, the 2017 Summary Compensation Table on page 68 reports equity in the year granted, but cash in the year earned.

1. For reconciliation with GAAP in the United States, please see Annex A.

                        50     BLACKROCK, INC. 2018 PROXY STATEMENT

Compensation Discussion and Analysis ● 1: Introduction

Pay-for-Performance Compensation Structure for NEOs

Our total annual compensation structure embodies our commitment to align pay with performance. More than 90% of our regular annual executive compensation is performance based and “at risk.” Compensation mix percentages shown below are based on 2017 year-end compensation decisions for individual NEOs by the Compensation Committee.

1	All grants of BlackRock equity (including the portion of the annual incentive awards granted in RSUs and BlackRock Performance Incentive Plan (“BPIP”) Awards) are approved by the Compensation Committee under the Stock Plan, which has been previously approved by shareholders. The Stock Plan allows multiple types of awards to be granted.

2	The value of the 2017 long-term incentive BPIP Awards and the value of the equity portion of the bonus for 2017 annual incentive awards was converted into RSUs by dividing the award value by $566.44, which represented the average of the high and low prices per share of common stock of BlackRock on January 16, 2018.

3	For NEOs other than the CEO and President, higher annual incentive awards are subject to higher deferral percentages, in accordance with the Company-wide deferral policy, as detailed on page 50.

BLACKROCK, INC. 2018 PROXY STATEMENT    51

2017 CEO Total Annual Compensation-$27.95M Base Salary (Cash) $900k 97% of total compensation is variable and based on performance Annual Incentive (Cash) $10.00M 125% of target Annual Incentive (Deferred Equity1,2) $4.6M Long-Term Incentive (BPIP) (Performance Based Equity1,2) $12.45M 75% of equity is awarded in BPIP 2017 President Total Annual Compensation- $22.02M Base Salary (Cash) $750k Annual Incentive (Cash) $8.13M 125% of target Annual Incentive (Deferred Equity1,2) $3.51M Long-Term Incentive (BPIP) (Performance Based Equity1,2) $9.63M 75% of equity is awarded in BPIP 60-61% of total annual compensation is awarded in equity 2017 Total Annual Compensation for NEOs (excluding CEO and President) Base Salary (Cash) 7-8% of pay 92-94% of total compensation is variable and based on performance Annual Incentive (Cash3) 39-40% of pay Annual Incentive (Deferred Equity1,2,3) 26-28% of pay Long-Term Incentive (BPIP) (Performance Based Equity1,2) 26-28% of pay 53-54% of total annual compensation is awarded in equity

Our Compensation Program

Compensation Program Objectives

Our compensation program is designed to:

•	appropriately balance BlackRock’s financial results between shareholders and employees;

•	determine overall compensation based on a combination of firm, business area and individual employee performance;

•	align the interests of our senior-level employees, including NEOs, with those of shareholders through the use of long-term performance-based equity awards and accumulation of meaningful share ownership positions;

•	discourage excessive risk-taking; and

•	attract, motivate and retain high-performing employees.

Compensation Elements

Element/How it is Paid	Purpose	Description
BASE SALARY Cash	To provide competitive fixed compensation based on knowledge, skills, experience and responsibilities.

Base salary is a relatively small portion of total annual compensation for NEOs and other senior-level employees; this approach allows BlackRock to effectively manage its fixed expenses.

Base salary levels are reviewed periodically in light of market practices and changes in responsibilities.

ANNUAL

INCENTIVE AWARD

Cash and

Deferred Equity

(Time-vested RSUs)

Terms:

The deferred equity portion of the annual incentive award is converted into a fixed number of RSUs using a conversion price.(1)

The deferred equity portion of the annual incentive award vests in equal installments over the three years following grant.

Dividend equivalents accumulate during the vesting period and are paid following delivery of shares.

Expense is recognized over the vesting period.

To reward achievement of goals and objectives.

Aligns with Company-wide performance and business unit / function performance.

Deferred equity component aligns compensation with multi-year shareholder outcomes.

For CEO and President

Annual incentive award determinations for CEO and President are based upon the pay framework outlined on page 49.

Annual cash incentive awards may range from 0% to 125% of a pre-defined target amount.

The time-based RSU component of the annual incentive award is determined separately by the Compensation Committee; however, it is expected that up to, but no more than, 50% of total equity compensation value granted with respect to a particular performance year will be time-based with the remainder in the form of performance-based equity.

For Other NEOs

Annual incentive award determinations do not rely on a specific formula. A variety of factors are considered to determine the size of an NEO’s annual incentive award. The Compensation Committee considers absolute and/or relative performance outcomes against Company, business and individual NEO goals and objectives, as well as the context in which they were achieved. These goals and objectives are set in the first quarter and performance against them is assessed at year-end. See “Compensation Determination Process” beginning on page 56.

Higher annual incentive awards are subject to higher deferral percentages, in accordance with the Company-wide deferral policy. Deferral amounts follow a step-function approach, starting at 15% of award and increasing to 50% of award for the portion of the bonus in excess of $3.0 million.

(1)	For 2017 deferred equity, the award value was converted into a number of RSUs by dividing the award value by $566.44, which represented the average of the high and low prices per share of BlackRock common stock on January 16, 2018.

52    BLACKROCK, INC. 2018 PROXY STATEMENT

Compensation Discussion and Analysis ● 2: Our Compensation Program

Element/How it is Paid	Purpose	Description

LONG-TERM INCENTIVE

AWARD

BlackRock Performance Incentive Plan (BPIP)

(Performance-Based RSUs)

Terms:

The target BPIP Award value is converted into a base number of RSUs using a conversion price.(1)

The final number of RSUs delivered at settlement is variable based on certain financial metrics achieved over a three-year performance period.

Dividend equivalents accumulate during the vesting period and are paid in cash after the performance period with respect to the number of shares that are delivered in settlement of the award.

Expense, based on the expected number of awards to be delivered, is recognized over the vesting period.

To recognize the scope of an individual employee’s role, business expertise and leadership skills.

To recognize prior year performance and anticipate continued performance and long-term focus over a multi-year period.

Aligns the interests of senior-level employees with those of shareholders by aligning compensation with long-term drivers of shareholder value.

While no specific formulas or weights are used to determine the size of long-term incentive awards, the Compensation Committee considers the role and influence of the NEO on setting long-term strategy and in executing long-term objectives in determining individual award amounts. See “Compensation Determination Process” beginning on page 56.

The performance-based RSUs are settled in a number of shares of common stock that is determined based on the level of attainment of pre-established Organic Revenue and Operating Margin, as adjusted, targets over a three-year performance period.

The maximum number of shares that may be earned under the program is equal to 165% of the base number of RSUs granted. No shares will be earned in the event of negative Organic Revenue and Operating Margin, as adjusted, below a threshold level of performance over a three-year performance period.

(1)	For 2017 long-term incentive BPIP Awards, the award value was converted into a number of RSUs by dividing the award value by $566.44, which represented the average of the high and low prices per share of common stock of BlackRock on January 16, 2018.

BlackRock Performance Incentive Plan (BPIP)

BlackRock believes in aligning the interests of our senior-level employees, including our NEOs, with those of our shareholders and in closely aligning compensation with long-term performance.

In January 2015, with the advice of the Compensation Committee’s independent compensation consultant, Semler Brossy, the Compensation Committee approved a new form of performance-based equity awards, referred to as BPIP Awards, following a comprehensive review of future performance goals and expectations, potential pay outcomes for employees, shareholder input and market trends. BPIP was designed to further align compensation with management’s long-term creation of shareholder value.

Each NEO was granted a BPIP Award in January 2015, 2016 and 2017 as part of his or her incentive compensation for their 2014, 2015 and 2016 performance, respectively. Similarly, a portion of each NEO’s incentive compensation for 2017 was in the form of a BPIP Award granted in January 2018. In addition to recognizing an NEO’s performance in the prior year, the BPIP Awards are intended to incentivize continued performance and long-term focus over a multi-year period. The January 2018 BPIP grants (for 2017 performance) are described in further detail below.

BlackRock is focused on achieving the right balance of investing to drive future growth in Organic Revenue, and the impact those investments have on our expense base and Operating Margin, as adjusted.

BPIP Awards are granted in the form of RSUs that vest after three years. The number of shares vesting under BPIP is based on the attainment of specified levels of Organic Revenue and Operating Margin, as adjusted over a three-year performance period.

BLACKROCK, INC. 2018 PROXY STATEMENT    53

Compensation Discussion and Analysis ● 2: Our Compensation Program

BPIP FINANCIAL METRICS

BPIP is tied to two key drivers of shareholder value – Organic Revenue and Operating Margin, as adjusted, over a three-year performance period – that are directly influenced by BlackRock’s senior-level employees across market cycles.

•   Organic Revenue growth is a measure of the expected annual revenue impact of BlackRock’s total net new business in a given year, including net new Aladdin revenue, excluding the effect of market appreciation/(depreciation) and foreign exchange. Organic Revenue is not directly correlated with the actual revenue earned in such given year.

•   Operating Margin, as adjusted, is a measure of BlackRock’s ability to efficiently manage our expense base in the context of the revenue we generate.

Similar to previous BPIP Awards, the January 2018 BPIP Awards have a three-year performance period that commenced on January 1, 2018 and end on December 31, 2020. Each BPIP Award consists of a “base” number of RSUs granted to the recipient. Distributions will be in the form of common stock.

BPIP Award Determination

For the January 2018 BPIP Awards, the number of shares that a recipient ultimately receives upon settlement will be equal to the base number of RSUs granted, multiplied by a percentage determined in accordance with the January 2018 BPIP Award Determination Matrix below. The percentage will be determined by BlackRock’s annual average Organic Revenue and Operating Margin, as adjusted, during the performance period; performance between two adjacent points on the matrix will be extrapolated.

A summary version of the matrix for the January 2018 BPIP Awards is set forth below.

2018 BPIP AWARD DETERMINATION MATRIX

	3-yr Average Organic Revenue ($M)
3-yr Average Op Margin, as Adjusted	<=0	300	500	700	>=900
>=50.5%	100%	120%	133%	149%	165%
48.5%	83%	109%	122%	138%	154%
46.5%	67%	97%	111%	127%	143%
44.5%	50%	80%	100%	116%	133%	Target Level
42.5%	33%	63%	83%	105%	122%
40.5%	17%	47%	67%	92%	111%
<=38.5%	0%	30%	50%	75%	100%

If target level performance is achieved (i.e., during the three-year performance period, BlackRock has average annual Organic Revenue equal to $500 million and average annual Operating Margin, as adjusted, equal to 44.5%), then a participant will receive a number of shares equal to 100% of the base number of units granted to the participant.

If during the three-year performance period, BlackRock has zero or negative average Organic Revenue and average Operating Margin, as adjusted, of 38.5% or less than, the participant will not be entitled to a distribution of any shares under their 2018 BPIP Award.

                        54     BLACKROCK, INC. 2018 PROXY STATEMENT

Compensation Discussion and Analysis ● 2: Our Compensation Program

If during the three-year performance period, BlackRock were to deliver average Organic Revenue of $700 million and average Operating Margin, as adjusted, of 44.5%, then a recipient receiving a BPIP Award valued at $2.0 million in January 2018 would receive a distribution of 4,096 shares, or 116% of the base number of RSUs granted. Outlined below is an example of how this above-target level achievement would be calculated.

JANUARY 2018 BPIP GRANT: EXAMPLE

BPIP Award Value For Performance Year 2017 and in anticipation of continued performance and long-term focus over a multi-year period	$2,000,000

Conversion Price The average of the high and low prices per share of common stock of BlackRock on January 16, 2018 (the grant date)	$566.44

Base number of units granted Determined by dividing the dollar value of the recipient’s award by the conversion price	3,531 ($2,000,000 / $566.44)

Hypothetical Performance Results	$700M
Jan 1, 2018 to Dec 31, 2020 (3-year) average Organic Revenue	(i.e., above target)
Jan 1, 2018 to Dec 31, 2020 (3-year) average Operating Margin, as adjusted	44.5% (i.e., at target)

Resulting Award Payout (%) Based on Award Determination Matrix	116%

Resulting Award Payout (Number of units)	4,096
Base number of units granted x Award Payout (%)	(3,531 x 116%)

If maximum level performance is achieved, then a participant will receive the maximum number of shares (meaning that during the performance period, BlackRock delivered average Organic Revenue equal to or greater than $900 million and average Operating Margin, as adjusted, equal to or greater than 50.5%). The maximum number of shares a participant may receive under BPIP is equal to 165% of the base number of units.

Performance-Based Stock Options

BlackRock has a robust leadership plan that is reviewed regularly by the Compensation Committee and the full Board, including ongoing succession planning and development initiatives for the senior leadership team. In the fourth quarter of 2017, BlackRock implemented a key strategic part of our long-term management succession plans by granting long-term incentive awards in the form of performance-based stock options to a select group of senior leaders, excluding the CEO and President, who we believe will play critical roles in BlackRock’s future. Consequently, we do not consider these awards to be part of our regular annual compensation determinations for 2017.

The Compensation Committee approved these grants in December 2017 in consultation with Semler Brossy, and following a comprehensive review of leadership and development plans, potential value outcomes, shareholder input and market trends. One-third of these performance-based stock options will vest on each of the fifth, sixth and seventh anniversaries of the date of grant, provided a stock price hurdle of at least 25% growth from the strike price of $513.50 (the closing stock price on the date of grant) is met and maintained for 20 consecutive trading days within five years of grant and positive Organic Revenue growth during the performance period is achieved. The term of the stock options is nine years. Consistent with the intent of these grants, if a participant voluntarily terminates employment for any reason, including retirement, all unvested awards are forfeited.

The Compensation Committee believes that the stock options drive increased equity ownership for a select group of future leaders and create economic incentives that more closely align the recipients of the stock options with the original entrepreneurial spirit of BlackRock’s founders. The structure of these awards seeks to retain key participants with BlackRock for an extended period, recognizing their important contributions to growing the Company and their potential in leading it into the future. In concert with their regular annual compensation, these awards seek to maximally align participants with our shareholders over a sustained number of years.

BLACKROCK, INC. 2018 PROXY STATEMENT    55

Compensation

Determination Process

The Compensation Committee structures the timing and process for determining individual NEO compensation so that compensation is appropriately aligned with the financial performance of BlackRock. This also ensures recognition of individual NEO leadership and operating contributions toward achieving our overall strategic priorities.

1	STEP ONE I January-March SET GOALS AND OBJECTIVES

Review Budget/Set CEO Goals and Objectives

At the start of each year, management reviews the annual budget with the Compensation Committee. The Compensation Committee and CEO establish financial and business goals and objectives. The Board is regularly updated on progress against the business goals and objectives, which provide the context for performance evaluations at year-end.

2	STEP TWO I March-January of following year REVIEW YEAR-END FINANCIALS

Review Year-End Financials

The Compensation Committee regularly meets with the CFO to review actual and projected financial information and reviews and verifies full-year financial information after year-end. Throughout the year, all members of the Board review strategic plans, financial and business results, talent development and succession planning, as well as other areas relevant to BlackRock’s performance.

The Compensation Committee also reviews other measures of our financial, investment and operating performance, market intelligence on compensation and information about market conditions.

3	STEP THREE I November-January of following year ASSESS PRELIMINARY PERFORMANCE

Review Peer Market Data

In December, management reports on absolute and relative performance metrics compared to major competitors, year-over-year and budget. These metrics include growth in revenues, operating income, net income, operating margin and net new inflows of AUM and other quantitative and strategic measures.

Review Consultant Reports on Compensation

Our compensation consultant also provides an independent report on publicly disclosed financial and compensation information for certain publicly traded financial services companies to understand performance and trends in compensation among public asset managers.

Review Preliminary NEO Performance / Discuss NEO Pay

In December, during an executive session with the Compensation Committee, the CEO reviews the performance of all individual NEOs against business goals and objectives. During an executive session that excludes all members of management, the non-management directors assess the performance of the CEO against business goals and objectives.

56    BLACKROCK, INC. 2018 PROXY STATEMENT

Compensation Discussion and Analysis ● 3: Compensation Determination Process

4	STEP FOUR I January of following year ASSESS FINAL PERFORMANCE AND DETERMINE COMPENSATION

Review Final NEO Performance

In early January, the Compensation Committee reviews and confirms each NEO’s performance against individual and Company objectives based on the final year-end results.

Approve Final Total Annual Cash Incentive Awards

The Compensation Committee reviews and verifies year-end financial results and other performance metrics as well as external data for comparison. The Compensation Committee then determines final total annual incentive award amounts for each of our NEOs. The Compensation Committee determines annual cash incentive award amounts for the CEO and President utilizing the annual cash incentive award framework, based on financial performance, business strength and organizational strength, supported by performance measures.

Approve BPIP Award Determination Matrix

The Compensation Committee also determines equity awards made through BPIP. This timing allows the Compensation Committee to consider full-year individual NEO performance assessments along with full-year financial and non-financial results in its final determination of compensation. The Compensation Committee also determines the Award Determination Matrix for the three-year BPIP performance cycle. In setting financial performance requirements for BPIP, the Compensation Committee considers BlackRock’s past performance and the current market environment. Compensation decisions are made on a total annual compensation basis, with consideration of each element of compensation, as described on pages 52 to 55.

Competitive Pay Positioning – Market Data

Management engages McLagan Partners (“McLagan”), a compensation consultant that specializes in conducting proprietary compensation surveys and interpreting compensation trends. Management used McLagan surveys to evaluate BlackRock’s competitive position overall, as well as by functional business and by title and make comparisons on an individual NEO basis, where survey data was available and appropriate.

Survey results were analyzed to account for differences in the scale and scope between BlackRock and other survey participants.

Survey participants include both stand-alone, publicly traded asset management companies as well as a broader set of privately held or subsidiary asset management organizations for which publicly available compensation data is not available. Confidentiality obligations to McLagan and to its survey participants prevent BlackRock from disclosing the companies included in the surveys.

The Compensation Committee reviews market data to understand compensation practices and trends in the broader marketplace. Individual NEO compensation decisions are primarily based on assessments of individual NEO and Company performance.

Role of the Compensation Consultant

In 2017, the Compensation Committee continued to engage Semler Brossy for objective advice on compensation practices and the competitive landscape for the compensation of BlackRock’s executive officers.

Semler Brossy reports directly to the Compensation Committee and interacts with BlackRock management when necessary and appropriate. Semler Brossy provides services only to the Compensation Committee as an independent consultant and does not have any other consulting engagements with, or provide any other services to, BlackRock. The independence of Semler Brossy has been assessed according to factors stipulated by the SEC and the Compensation Committee concluded that no conflict of interest exists that would prevent Semler Brossy from independently advising the Compensation Committee.

A representative from Semler Brossy met with the Compensation Committee in formal Committee meetings and at key points throughout the year to provide objective advice to the Compensation Committee on existing and emerging compensation practices among financial services companies, as well as companies in the asset management sector.

Peer Group Composition – Changes in 2017

The Compensation Committee, with assistance from Semler Brossy, regularly reviews the composition of our peer group to ensure the group continues to serve as an appropriate market reference for executive compensation purposes. In considering the composition of our peer group, the Compensation Committee considers companies that are in our industry or have similar lines of business, are competitors for our executive talent, are large, complex organizations with global reach and/or are similarly sized from a revenue and market cap perspective. During 2017, the Compensation Committee determined that the peer group should be updated

BLACKROCK, INC. 2018 PROXY STATEMENT    57

Compensation Discussion and Analysis ● 3: Compensation Determination Process

to more closely reflect our current scale, business and strategic priorities. Given that determination, in the fall of 2017 the Compensation Committee removed four companies whose market caps were below $10 billion (BlackRock’s market cap as of December 31, 2017 was $84 billion) and added the three new companies shown on the right of the chart below:

As previously noted, the McLagan analyses, which include both publicly traded companies as well as private companies in a variety of industries and sectors, offer additional comparisons through which BlackRock can understand the competitiveness of its executive compensation programs overall, by functional business and by title/individual. Semler Brossy independently reviewed the results and the companies included in the McLagan analyses. BlackRock does not engage in formal benchmarking in setting executive compensation levels.

Risk Assessment of Compensation Plans

Our employee compensation program is structured to discourage excessive and unnecessary risk taking. The Board recognizes that potential risks to BlackRock may be inherent in compensation programs. The Board reviews BlackRock’s executive compensation program annually to ensure that it is structured so as not to unintentionally promote excessive risk taking. As a result of this annual review, we believe that the compensation plans are appropriately structured and do not pose risks that could have a materially adverse effect on BlackRock.

The Compensation Committee considers the following when evaluating whether employee compensation plans and policies encourage BlackRock employees to take unreasonable risks:

•	Performance goals that are reasonable in light of past performance and market conditions;

•	Longer-term expectations for earnings and growth;

•	The base salary component of compensation does not encourage risk taking because it is a fixed amount;
•	A greater portion of annual compensation is deferred at higher annual incentive award levels; and

•	Deferred compensation is delivered in the form of equity, vests over time, and the value is therefore dependent on the future performance of BlackRock.

Essential to the success of BlackRock’s business model is the ability to both understand and manage risk. These fundamentals are inherent in the design of our compensation programs, which reward employees for strong performance in their management of client assets and in managing risk within the risk profiles appropriate to each of BlackRock’s clients. As such, employees are not rewarded for engaging in high-risk transactions outside of established parameters.

Our compensation practices reinforce the fundamentals of BlackRock’s business model in that they:

•	Do not provide undue incentives for short-term planning or action toward short-term financial rewards;

•	Do not reward unreasonable risk-taking; and
•	Provide a reasonable balance between the risks that are inherent in the business of investment management, risk management and advisory services.

The Company’s operating income, as adjusted, on which compensation is primarily based, does not include net investment income or gains/losses on BlackRock’s seed or co-investments. While BlackRock may make seed or co-investments in its various funds alongside clients, it does not engage in proprietary trading.

58    BLACKROCK, INC. 2018 PROXY STATEMENT

Peer group adjustments made in 2017 REMOVED Alliance Bernstein Eaton Vance Legg Mason Federated Investors - REMAINING FOR 2017 + Affiliated Managers Group Ameriprise Financial Bank of New York Mellon Franklin Resources Invesco Northern Trust State Street T. Rowe Price Group ADDED Charles Schwab Goldman Sachs Morgan Stanley New Peer Group effective 2017

2017 NEO Compensation

and Performance Summaries

Linking Pay and Performance

Here we provide 2017 compensation decisions for each NEO and a summary of his individual performance accomplishments relative to achieving BlackRock’s annual and long-term performance goals.

Laurence D. Fink Chairman and CEO	2017 Compensation

Responsibilities:

Mr. Fink develops and guides BlackRock’s long-term strategic direction to deliver value for clients and shareholders.

He is responsible for senior leadership development and succession planning, defining and reinforcing BlackRock’s mission and culture, and engaging with key strategic clients, industry leaders, regulators and policy makers.

	(Thousands)
	Base Salary	$900
	Annual Incentive Award – Cash	$10,000
	Annual Incentive Award – Equity	$4,600
	Long-Term Incentive Award	$12,450
	Total Annual Compensation	$27,950

The Compensation Committee determined Mr. Fink’s total annual compensation based on an assessment of performance in alignment with the compensation structure outlined on pages 52 to 55.

Based on BlackRock’s financial performance, strong business results and organizational improvement in 2017, the Compensation Committee determined to award Mr. Fink $27.95 million in total compensation, up 10% from his 2016 compensation.

The Compensation Committee assessed Mr. Fink’s strategic leadership and partnership with the GEC and took into account the key performance factors outlined below.

2017 Key Accomplishments	FINANCIAL PERFORMANCE
•

Under Mr. Fink’s leadership, supported by his reputation as a thought leader for the broader financial services industry and the relationships he has built for BlackRock with institutions, governments and central banks around the world, BlackRock generated total net inflows of $367 billion in 2017, the strongest flows in BlackRock’s history. Total net inflows included long-term net inflows of $330 billion, representing organic asset growth of 7%.

•

Long-term organic growth outperformed peers, demonstrating the strength of BlackRock’s diverse platform, global footprint, strategic relationships with clients and its differentiated ability to use technology to create solutions for clients.

•

Total revenue increased 12% relative to 2016, primarily driven by base fee growth, as a result of strong organic growth and market appreciation, strong performance fees and continued momentum in our technology and risk management businesses.

•

Operating income, as adjusted, increased 13% year-over-year and 2017 Operating Margin, as adjusted, of 44.1% expanded 40 basis points, even as BlackRock continued to invest in the business for future growth.

	•	Diluted Earnings Per Share, as adjusted, increased 17% year-over-year.
	•	BlackRock‘s 2017 total shareholder return of 38.2% including both stock price appreciation and dividend payout, exceeded our Peer Group average.

BLACKROCK, INC. 2018 PROXY STATEMENT    59

Compensation Discussion and Analysis ● 4: 2017 NEO Compensation and Performance Summaries

Laurence D. Fink, Continued

BUSINESS STRENGTH

•

Mr. Fink’s strategic and talent leadership, with the partnership of Mr. Kapito, helped enable BlackRock’s active investments platform to deliver strong performance in 2017 and improved performance relative to peers.

•

BlackRock demonstrated successful execution across several strategic initiatives, in-line with the Company’s long-term strategy, that have positioned the firm for future growth, including technology, factors/smart beta, ETFs and infrastructure.

•

Mr. Fink’s focus on technology has elevated its use across the organization. BlackRock made significant progress in advancing its technology agenda, including evolving the Digital Wealth platform, implementing Aladdin Risk for Wealth Management and increasing reach with financial advisors through enhanced U.S. Wealth Advisory sales enablement technology capabilities.

•

With Mr. Fink’s engagement, BlackRock increased market share with key clients and distributors, maintaining its #1 market share of ETF AUM and net flows globally and sustaining momentum across the Institutional platform with two consecutive years of organic asset growth.

•

Under Mr. Fink’s guidance, BlackRock continued to drive its growth strategy through several tactical acquisitions and investments. BlackRock expanded its infrastructure platform with the acquisition of First Reserve’s Infrastructure Funds, continued to build its digital distribution capabilities with the acquisition of Cachematrix and a minority investment in Scalable Capital and reaffirmed its conviction for the Mexican market with BlackRock’s announcement of its agreement to acquire Citibanamex’s asset management business, which is expected to close in the second half of 2018.

ORGANIZATIONAL STRENGTH

•

Mr. Fink continued to drive the Company’s succession planning, improve the leadership bench, enhance the talent review process and proactively develop key talent. This included naming Rachel Lord as head of EMEA, David Blumer as head of BlackRock Alternative Investors, Mark McCombe as Head of Americas and Frank Cooper as Chief Marketing Officer.

•

Under Mr. Fink’s leadership, as measured by BlackRock’s 2017 Employee Opinion Survey, employee engagement and enablement remains strong, with over 70% of employees showing positive scores in engagement, enablement and satisfaction.

•

Additionally, Mr. Fink strengthened BlackRock’s focus on inclusion and diversity. BlackRock showed strong progress in ethnically diverse hiring and global female hiring during 2017 and is on track to meet or exceed firm wide 2020 diversity targets. Mr. Fink also oversaw the Company’s efforts to create functional and regional diversity progress reports to drive accountability and added two new diverse members to his executive team.

•

Mr. Fink’s focus on formalizing and institutionalizing BlackRock’s culture throughout the organization drove the launch of Knowing BlackRock Core and the BlackRock Academies, unique learning platforms grounded in BlackRock’s “One BlackRock” culture and made available to all employees of the firm.

60    BLACKROCK, INC. 2018 PROXY STATEMENT

Compensation Discussion and Analysis ● 4: 2017 NEO Compensation and Performance Summaries

Robert S. Kapito President	2017 Compensation

Responsibilities:

Mr. Kapito is responsible for executing BlackRock’s strategic plans and overseeing the global business operations of the Company.

He ensures connectivity and coordination of operating processes across all groups in the organization, in part through his leadership, along with Mr. Goldstein, of the Global Operating Committee.

He is also responsible for spearheading initiatives to drive investment performance and the results within each of BlackRock’s businesses.

	(Thousands)
	Base Salary	$750
	Annual Incentive Award – Cash	$8,125
	Annual Incentive Award – Equity	$3,514
	Long-Term Incentive Award	$9,626
	Total Annual Compensation	$22,015

The Compensation Committee determined Mr. Kapito’s total annual compensation in alignment with the compensation structure on pages 52 to 55.	The Compensation Committee awarded Mr. Kapito $22.02 million in total compensation for 2017, up 10% from his 2016 compensation.	The Compensation Committee assessed Mr. Kapito’s leadership and took into account the key performance factors outlined below.

2017 Key Accomplishments	Mr. Kapito partnered with Mr. Fink to help lead the BlackRock Global Executive Committee and deliver all of the financial results outlined in the 2017 performance section on page 48.

Mr. Kapito’s operational responsibility for BlackRock’s distribution channels and client-facing businesses, including significant relationships with key intermediary partners, contributed to BlackRock’s net inflows of $367 billion in 2017, including long-term net inflows of $330 billion, representing organic growth of
7% and driving strong Organic Revenue growth for the firm. These successes helped support
BlackRock’s outperformance relative to peers in capturing long-term asset flows.

He provided day-to-day oversight of the business that was instrumental in achieving a 44.1% Operating Margin, as adjusted, expanding 40 basis points from 2016.

Mr. Kapito maintained responsibility for all of the firm’s investments, distribution and technology businesses, thereby overseeing continued growth in most of BlackRock’s key franchises (particularly
ETFs and Index Investments, Global Fixed Income and Aladdin).

Under his direct leadership, helped by strategic oversight by Mr. Fink, BlackRock’s investment teams generated strong long-term performance:
• For taxable Fixed Income, 73% and 90% of assets were above benchmark or peer median for the 3- and 5-year periods, respectively.
• For tax-exempt Fixed Income, 68% and 72% of assets were above benchmark or peer median for the 3- and 5-year periods, respectively.
• For Fundamental Equity, 72% and 73% of assets were above benchmark or peer median for the 3- and 5-year periods, respectively.
• For Systematic Equity, 87% and 90% of assets were above benchmark or peer median for the 3- and 5-year periods, respectively.

Mr. Kapito also played a pivotal role in overseeing the Company’s response to regulatory changes, including MiFID II, and the continued evolution and preparations taken in our businesses in connection with the Department of Labor’s Fiduciary Rule.

Mr. Kapito transformed the Active Equities platform, in partnership with Mark Wiseman, through the buildout of the internal equity research capabilities and merging together two distinct cultures
(fundamental and systematic) to produce better results for clients and BlackRock.

He increased BlackRock’s focus on inclusion and diversity. BlackRock showed strong progress in ethnically diverse hiring and global female hiring during 2017 and is on track to meet or exceed firm wide 2020 diversity targets. Mr. Kapito exemplifies BlackRock culture and Principles internally through sponsorship of key programs, support of the growth and development of our employee networks and diversity initiatives.

BLACKROCK, INC. 2018 PROXY STATEMENT    61

Compensation Discussion and Analysis ● 4: 2017 NEO Compensation and Performance Summaries

Robert L. Goldstein COO	2017 Compensation

Responsibilities:

As COO, Mr. Goldstein is responsible for ensuring that the Company’s investment, client, risk analytics and technology functions have the necessary connectivity, coordination and operating processes in place to succeed.

Mr. Goldstein also leads the BlackRock Solutions business, delivering investment and risk analytics technology to clients.

Along with Mr. Kapito, Mr. Goldstein co-chairs the BlackRock Global Operating Committee. With Mr. Shedlin, he also co-chairs the Planning, Budgeting and Alignment Committee, which is responsible for developing the firm’s budget, evaluating new initiatives aimed at driving growth and achieving strategic objectives of the firm.

	(Thousands)
	Base Salary	$500
	Annual Incentive Award – Cash	$3,275
	Annual Incentive Award – Equity	$2,325
	Long-Term Incentive Award	$2,100
	Total Annual Compensation[1]	$8,200

2017 Key Accomplishments	Mr. Goldstein continued to deliver on critical priorities and make key contributions to help drive success for BlackRock in 2017, including:
• Growing tech and tech-enabled revenue;
• Leading the firm-wide business review and budgeting process;
• Effectively managing risk and driving efficiencies; and
• Inspiring and sponsoring the next generation of leaders at BlackRock.

Mr. Goldstein continued to partner with Mr. Kapito to lead BlackRock’s Global Operating Committee, as well as led the C-20 (COO Executive Committee), creating an inclusive environment in service of advancing the business agenda.

Under his leadership, BlackRock’s tech agenda and businesses continued to demonstrate record- setting, double-digit revenue growth, while also expanding capabilities. Mr. Goldstein continued to execute upon and drive growth within Aladdin Risk for Wealth Management, as well as launched the Digital Wealth organization to seize opportunities in transformation of the wealth landscape.

Mr. Goldstein drove the firm’s strategic growth initiatives in 2017, including guiding organization and planning and ensuring appropriate allocation of resources to drive success.

He continued to lead and streamline the business review and budgeting processes, while reducing organizational tax and driving connectivity. Mr. Goldstein ensured cross-functional priorities had the appropriate focus and leadership, including projects related to index and market data, BlackRock’s global footprint and BlackRock’s response to MiFiD II.

Mr. Goldstein drove operating leverage and efficiency in 2017, resulting in reduced trade processing costs, among other enhancements. Mr. Goldstein also contributed meaningfully to BlackRock’s overall diversity efforts by building a diverse technology talent pipeline and leading the business review process, which includes an accountability mechanism for increasing under-represented populations across the firm.

1   In the fourth quarter of 2017, BlackRock implemented a key strategic part of our long-term management succession plans by granting long-term incentive awards in the form of performance-based stock options to a select group of senior leaders, excluding the CEO and President, who we believe will play critical roles in BlackRock’s future. Consequently, we do not consider these awards to be part of our regular annual compensation determinations for 2017. For more information regarding these performance-based stock options, see “Performance-Based Stock Options” on page 55.

62    BLACKROCK, INC. 2018 PROXY STATEMENT

Compensation Discussion and Analysis ● 4: 2017 NEO Compensation and Performance Summaries

Mark S. McCombe Head of Americas	2017 Compensation

Responsibilities:

As Head of Americas, Mr. McCombe is responsible for driving growth in BlackRock’s businesses in the US, Canada and Latin America and Iberia. He oversees key client relationships in the region and ensures greater connectivity to stay ahead of regulatory, technology and client preference changes in the Americas.

He also oversees other distribution businesses in the Americas, including North American Institutional clients, Aladdin and Digital Wealth in the Americas.

	(Thousands)
	Base Salary	$500
	Annual Incentive Award – Cash	$2,725
	Annual Incentive Award – Equity	$1,775
	Long-Term Incentive Award	$1,950
	Total Annual Compensation[1]	$6,950

2017 Key Accomplishments

Mr. McCombe was appointed Head of Americas in January 2017. In this role, he has led the integration of the Americas businesses and drove cross-Americas dialogue on key opportunities and threats. He oversaw strong growth across the Americas franchise, with $300 billion of net inflows, representing 9% organic growth, in 2017.

During the first part of the year, Mr. McCombe continued to lead BlackRock Alternative Investors where he built out an Alternatives vision with a 5-year strategic growth plan and drove commercial impact with record Alternatives capital raising and improved investment performance.

Mr. McCombe played a leadership role in advancing BlackRock’s culture and diversity agenda through executive sponsorship of a number of firm-wide programs, including serving as the executive sponsor of the Leadership Excellence and Development (LEAD) program, a firm initiative focused on developing diverse high performing Vice Presidents, and an executive sponsor of the BlackRock OUT & Allies network; and also served as Chairman of the Toigo Foundation, an organization supporting diverse MBA candidates in securing elevated roles in financial services.

1   In the fourth quarter of 2017, BlackRock implemented a key strategic part of our long-term management succession plans by granting long-term incentive awards in the form of performance-based stock options to a select group of senior leaders, excluding the CEO and President, who we believe will play critical roles in BlackRock’s future. Consequently, we do not consider these awards to be part of our regular annual compensation determinations for 2017. For more information regarding these performance-based stock options, see “Performance-Based Stock Options” on page 55.

BLACKROCK, INC. 2018 PROXY STATEMENT    63

Compensation Discussion and Analysis ● 4: 2017 NEO Compensation and Performance Summaries

Gary S. Shedlin CFO	2017 Compensation

Responsibilities:

As CFO, Mr. Shedlin is responsible for managing BlackRock’s overall financial condition, including resource and capital allocation and expense discipline.

He is also responsible for overseeing all corporate finance functions, including financial planning and analysis, accounting, finance operations and controls, tax, treasury, investor relations and corporate development.

Mr. Shedlin also co-chairs, along with Mr. Goldstein, the Planning, Budgeting and Alignment Committee, which is responsible for developing the firm’s budget, evaluating new initiatives aimed at driving growth and achieving strategic objectives of the firm.

	(Thousands)
	Base Salary	$500
	Annual Incentive Award – Cash	$2,700
	Annual Incentive Award – Equity	$1,750
	Long-Term Incentive Award	$1,850
	Total Annual Compensation[1]	$6,800

2017 Key Accomplishments

During 2017, Mr. Shedlin continued to make key contributions in support of the Company’s priorities and resource deployment and managing BlackRock’s outreach with key investors and financing counterparties.

Mr. Shedlin provided critical oversight and planning related to the financial impact of a number of regulatory and fiscal changes, including Brexit, MiFID II and U.S. Tax Reform.

Mr. Shedlin continued to optimize BlackRock’s balance sheet, successfully refinancing the Company’s $700 million 2017 maturity, and capital management strategy by executing a consistent and predictable dividend and share repurchase policy.

He also oversaw the execution of several targeted transactions to drive future growth. BlackRock expanded its infrastructure platform with the acquisition of First Reserve’s Infrastructure Funds, continued to build on its digital distribution capabilities with the acquisition of Cachematrix and a minority investment in Scalable Capital and reaffirmed the conviction for the Mexican market with BlackRock’s announcement of its agreement to acquire Citibanamex’s asset management business, which is expected to close in the second half of 2018.

Mr. Shedlin played a key role in driving the Company’s diversity efforts, including hiring and elevating a number of female finance executives.

1   In the fourth quarter of 2017, BlackRock implemented a key strategic part of our long-term management succession plans by granting long-term incentive awards in the form of performance-based stock options to a select group of senior leaders, excluding the CEO and President, who we believe will play critical roles in BlackRock’s future. Consequently, we do not consider these awards to be part of our regular annual compensation determinations for 2017. For more information regarding these performance-based stock options, see “Performance-Based Stock Options” on page 55.

64    BLACKROCK, INC. 2018 PROXY STATEMENT

Compensation Policies

and Practices

Summary of Executive Compensation Practices

Our compensation program reflects our commitment to responsible financial and risk management and is exemplified by the following policies and practices:

What We Do

- Review pay and performance alignment;
- Balance short- and long-term incentives, cash and equity and fixed and variable pay elements;
- Maintain a clawback policy that allows for the recoupment of annual and long-term performance-based compensation in the event that financial results are restated due to the actions of an employee;
- Require a one-year minimum vesting for awards granted under our Stock Plan, subject to limited exceptions;
- Maintain robust stock ownership and retention guidelines;
- Maintain a trading policy that:
  - Prohibits executive officers from short selling BlackRock securities;
  - Prohibits executive officers from pledging shares as collateral for a loan (among other items);
  - Prohibits engaging in any transactions that have the effect of hedging the economic risks and rewards of BlackRock equity awards;
- Limit perquisites;
- Assess and mitigate risk in compensation plans, as described in *"Risk Assessment of Compensation Plans"* on page 58;
- Solicit an annual advisory vote on executive compensation in order to provide shareholders with a frequent opportunity to give feedback on compensation programs; and
- Annually review the independence of the Compensation Committee's independent compensation consultant.

What We Don't Do

- No employment agreements or guaranteed compensation arrangements with our NEOs;
- No arrangements with our NEOs providing for automatic single trigger vesting of equity awards upon a change-in-control or transaction bonus payments upon a change-in-control;
- No dividends or dividend equivalents on unearned RS or RSUs; no dividend equivalents on stock options or stock appreciation rights;
- No repricing of stock options;
- No cash buyouts of underwater stock options;
- No tax reimbursements for perquisites or tax gross-ups for excise taxes incurred due to the application of Section 280G of the Internal Revenue Code;
- No supplemental retirement benefit arrangements with our NEOs; and
- No supplemental severance benefit arrangements with our NEOs outside of the standard severance benefits under BlackRock's Severance Pay Plan (the "Severance Plan").

BLACKROCK, INC. 2018 PROXY STATEMENT    65

Compensation Discussion and Analysis ● 5: Compensation Policies and Practices

Stock Ownership Guidelines

Our stock ownership guidelines require the Company’s GEC members to own and maintain a target number of shares (i.e., shares owned outright, not including unvested shares or unexercised stock options), the dollar amount of which is set out below. Until these stock ownership guidelines are met, GEC members must retain 50% of the net (after-tax) shares delivered from BlackRock equity awards. The Compensation Committee monitors the progress made by our NEOs in achieving their stock ownership guidelines and, if circumstances warrant, may modify the guidelines and/or time frames for one or more of our NEOs.

As of December 31, 2017, all of our NEOs exceeded the stock ownership guidelines.

•	$10 million for the CEO;

•	$5 million for the President; and

•	$2 million for all other GEC members.

Clawback Policy

All performance-based compensation (including annual and long-term incentive awards and all equity compensation) is subject to BlackRock’s Clawback Policy and is subject to recoupment if an employee is found to have engaged in fraud or willful misconduct that caused the need for a significant restatement of BlackRock’s financial statements.

Benefits

BlackRock provides medical, dental, life and disability benefits and retirement savings vehicles in which all eligible employees participate. Our NEOs also have the option to participate in a comprehensive health exam offered to our executives. BlackRock makes contributions to 401(k) accounts of our NEOs on a basis consistent with other employees. None of our NEOs participate in any Company-sponsored defined benefit pension program.

Other benefits include voluntary deferrals of all or a portion of the cash element of our NEOs’ annual incentive awards pursuant to the Amended and Restated BlackRock, Inc. Voluntary Deferred Compensation Plan (the “VDCP”).

Severance

Our NEOs are eligible for standard severance benefits under the Severance Plan in the event of involuntary termination of employment without cause (as defined under the Severance Plan) by BlackRock. The Severance Plan provides a lump sum cash payment equal to two weeks of salary per year of service, with a minimum of 12 weeks and a maximum of 54 weeks, to all U.S.-based employees who are involuntarily terminated without cause in conjunction with a reduction in force or position elimination.

Perquisites

Perquisites and other benefits available to our NEOs, such as financial planning, investment opportunities and personal use of travel services are considered a reasonable part of the executive compensation program. A financial planning perquisite is offered to our NEOs. In addition, investment offerings may be provided without charging management or performance fees consistent with the terms offered to other employees who meet the same applicable legal requirements.

Messrs. Fink and Kapito are required by the Board to utilize private airplane services for all business and personal travel in the interest of protecting their personal security. Our NEOs reimburse BlackRock for a portion of the cost of personal airplane services.

Transportation services are provided by BlackRock and/or third-party suppliers and are made available to our NEOs for business and personal use. The compensation attributed to each of our NEOs for 2017 for perquisites is described in footnote (4) to the “2017 Summary Compensation Table” on page 68.

66    BLACKROCK, INC. 2018 PROXY STATEMENT

Compensation Discussion and Analysis ● 5: Compensation Policies and Practices

Tax Reimbursements

BlackRock did not provide tax reimbursements for any perquisites or other compensation paid to our NEOs.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of compensation paid to any executive officers subject to Section 162(m) (the “Covered Employees”) to $1 million during any fiscal year unless such compensation qualifies as “performance-based” (although this exception is severely limited beginning in 2018, as described below). Historically, the Company administered its incentive compensation arrangements in a manner that would comply with these tax rules. However, the Compensation Committee maintained the flexibility to pay non-deductible incentive compensation if it determines it is in the best interest of the Company and its shareholders.

Separately from determining the total bonus pool in respect of calendar year 2017, the Compensation Committee established the method for calculating the Section 162(m) compliant aggregate cap (the “Aggregate 162(m) Cap”) for annual incentive awards to each of our NEOs pursuant to the shareholder-approved Amended and Restated BlackRock, Inc. 1999 Annual Incentive Performance Plan (the “Performance Plan”). The Aggregate 162(m) Cap, as well as each NEO’s maximum allocable portion of the overall Aggregate 162(m) Cap (the “Individual 162(m) Caps”), was calculated in accordance with the requirements of Section 162(m). Neither the Aggregate 162(m) Cap nor the Individual 162(m) Caps served as a basis for the Compensation Committee’s compensation decisions for our NEOs; instead, these caps served to establish a ceiling on the amount of annual incentive awards which the Compensation Committee can award to the NEOs on a tax deductible basis. In determining final awards for each NEO, the Compensation Committee ensured that such awards do not exceed the executive officer’s Individual 162(m) Cap.

The Tax Cuts and Jobs Act, enacted on December 22, 2017, substantially modifies Section 162(m) and, among other things, eliminates the performance-based exception to the $1 million deduction limit effective as of January 1, 2018. As a result, beginning in 2018, compensation paid to Covered Employees in excess of $1 million will generally be nondeductible, whether or not it is performance-based. In addition, beginning in 2018, the Covered Employees will include any individual who served as the CEO or CFO at any time during the taxable year and the three other most highly compensated officers (other than the CEO and CFO) for the taxable year, and once an individual becomes a Covered Employee for any taxable year beginning after December 31, 2016, that individual will remain a Covered Employee for all future years, including following any termination of employment.

The Tax Cuts and Jobs Act includes a transition relief rule under which the changes to Section 162(m) described above will not apply to compensation payable pursuant to a written binding contract that was in effect on November 2, 2017 and is not materially modified after that date. To the extent applicable to our existing contracts and awards, the Company may avail itself of this transition relief rule. However, because of uncertainties as to the application and interpretation of the transition relief rule, no assurances can be given at this time that our existing contracts and awards, even if in place on November 2, 2017, will meet the requirements of the transition relief rule. Moreover, to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals in the best interest of the Company and its shareholders, the Compensation Committee does not limit its actions with respect to executive compensation to preserve deductibility under Section 162(m) if the Compensation Committee determines that doing so is in the best interests of the Company and its shareholders.

BLACKROCK, INC. 2018 PROXY STATEMENT    67

Summary of Executive Compensation Tables

Summary of Executive

Compensation Tables

The following 2017 Summary Compensation Table contains information concerning compensation provided by BlackRock for the years indicated to the NEOs. Pursuant to SEC rules, the compensation table below includes only those equity-based awards granted in a particular year and not any awards granted after year-end, even if awarded for services in that year. It additionally discloses any cash compensation earned in a particular year, even if such payments are made after year-end.

2017 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards (Fair Value of Awards) ($)(2)	Performance- Based Option Awards (Fair Value Awards) ($)(3)	All Other Compensation ($)(4)	Total ($)

Laurence D. Fink	2017	$900,000	$10,000,000	$16,599,733	–	$243,500	$27,743,233
Chairman and	2016	$900,000	$8,000,000	$16,379,581	–	$193,250	$25,472,831
Chief Executive Officer	2015	$900,000	$8,720,000	$15,979,630	–	$193,000	$25,792,630

Robert S. Kapito	2017	$750,000	$8,125,000	$12,834,775	–	$274,675	$21,984,450
President	2016	$750,000	$6,500,000	$12,149,508	–	$224,425	$19,623,933
	2015	$750,000	$7,085,000	$12,279,750	–	$224,175	$20,338,925

Robert L. Goldstein	2017	$500,000	$3,275,000	$3,999,470	$10,460,528	$ 54,500	$18,289,498
Senior Managing Director and	2016	$500,000	$2,850,000	$3,899,900	–	$ 49,425	$7,299,325
Chief Operating Officer	2015	$500,000	$2,850,000	$4,024,823	–	$ 23,723	$7,398,546

Mark S. McCombe	2017	$500,000	$2,725,000	$3,374,353	$10,460,528	$ 49,675	$17,109,556
Senior Managing Director and	–	–	–	–	–	–	–
Head of Americas(5)	–	–	–	–	–	–	–

Gary S. Shedlin	2017	$500,000	$2,700,000	$3,249,781	$7,845,347	$ 18,500	$14,313,628
Senior Managing Director and	2016	$500,000	$2,350,000	$3,149,532	–	$ 18,250	$6,017,782
Chief Financial Officer	2015	$500,000	$2,350,000	$3,224,672	–	$ 18,000	$6,092,672

(1)	These amounts represent the cash portion of discretionary annual bonuses for the respective periods awarded pursuant to the Performance Plan. To secure the deductibility of annual incentive awards (including cash bonuses) awarded to the NEOs, each NEO’s total incentive award is awarded under the Performance Plan, which permits deductibility of compensation paid to the NEOs under Section 162(m) of the Internal Revenue Code. Satisfaction of the performance criteria under the Performance Plan determines only the maximum amount of incentive compensation that may be awarded to NEOs for the fiscal year. The amount of incentive compensation awarded to each NEO in January 2018 (for fiscal year 2017) was based on subjective criteria, as more fully described on pages 46 to 67 of the “Compensation Discussion and Analysis”, and was less than the portion of the performance-based bonus pool available for awards to each NEO under the Performance Plan.

As described on page 50 of the “Compensation Discussion and Analysis”, on January 16, 2018, Messrs. Fink, Kapito, Goldstein, McCombe and Shedlin were awarded RSUs as part of their discretionary annual bonuses for the 2017 fiscal year. In accordance with FASB ASC Topic 718, these awards had grant date values of $4,600,000, $3,514,000, $2,325,000, $1,775,000 and $1,750,000, respectively, based on the average of the high and low prices per share of BlackRock common stock on January 16, 2018, which was calculated to be $566.44. Additionally, Messrs. Fink, Kapito, Goldstein, McCombe and Shedlin received discretionary BPIP Awards consisting of performance-based RSU awards with grant date values of $12,450,000, $9,626,000, $2,100,000, $1,950,000 and $1,850,000, respectively. The base number of units granted pursuant to BPIP Awards was determined by dividing the individual’s award value by the average of the high and low prices per share of BlackRock common stock on January 16, 2018.

(2)	Reflects the grant date fair value of awards made during each calendar year as determined pursuant to FASB ASC Topic 718. For complete valuation assumptions of the awards, see Note (14) to the consolidated financial statements in our Form 10-K filed on February 28, 2018. The amount included with respect to the BPIP Awards granted in January 2017 is based on the grant date fair value assuming target level of performance. If maximum level of performance had been assumed, the grant date fair value of the BPIP Awards would have been (i) $20,542,169 for Mr. Fink, (ii) $15,882,687 for Mr. Kapito, (iii) $3,464,406 for Mr. Goldstein, (iv) $3,216,761 for Mr. McCombe, and (v) $3,052,039 for Mr. Shedlin.

(3)	In the fourth quarter of 2017, BlackRock implemented a key strategic part of our long-term management succession plans by granting long-term incentive awards in the form of performance-based stock options to a select group of senior leaders, excluding the CEO and President, who we believe will play critical roles in BlackRock’s future. Consequently, we do not consider these awards to be part of our regular annual compensation determinations for 2017. Amounts reflect the grant date fair value of performance-based option awards made during the calendar year as determined pursuant to FASB ASC Topic 718. For complete valuation assumptions of the awards, see Note (14) to the consolidated financial statements in our Form 10-K filed on February 28, 2018.

(4)	For each of the NEOs, $18,500 was attributable to contributions made by BlackRock under its tax-qualified defined contribution (401(k)) plan in 2017. In 2017, $4,825 was attributable to an executive health benefit used by Mr. Goldstein. For Messrs. Fink, Kapito, Goldstein, McCombe and Shedlin, $0, $31,175, $31,175, $31,175 and $0, respectively, was attributable to financial planning services. In 2017, $225,000 was attributable to personal use by each of Messrs. Fink and Kapito, respectively, of company-provided aircraft services. These amounts reflect the incremental cost to BlackRock to provide the aircraft services. Aircraft incremental cost is based on, as applicable, (i) variable operating cost per flight hour for the BlackRock corporate aircraft (including fuel and variable maintenance expenses)

68    BLACKROCK, INC. 2018 PROXY STATEMENT

Summary of Executive Compensation Tables

plus any trip-specific incremental costs (such as crew expenses, catering expenses and fees associated with landing, parking and flight planning) or (ii) actual charter cost, in each case, less reimbursement received from the NEO. Messrs. Fink and Kapito are required by the Board to utilize these airplane services for all business and personal travel in the interest of protecting their personal security. For more information regarding perquisites, see “Perquisites.” on page 66. No nonqualified deferred compensation earnings were determined to be above-market. None of the NEOs participate in any BlackRock-sponsored defined benefit pension plans.

(5)	Mr. McCombe was not an NEO prior to 2017.

2017 Grants of Plan-Based Awards

The following table sets forth information concerning equity incentive plan-based compensation provided by BlackRock in 2017 to our NEOs.

				Estimated Future Payouts Under Equity Incentive Plan Awards

Name	Grant Date(1)	Date of Committee Action		Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares or Units (#)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards($)(5)

Laurence D. Fink	1/17/2017	1/11/2017	(2)				11,060		$4,149,933
	1/17/2017	1/11/2017	(3)	–	33,180	54,747			$12,449,800

Robert S. Kapito	1/17/2017	1/11/2017	(2)				8,552		$3,208,881
	1/17/2017	1/11/2017	(3)	–	25,654	42,329			$9,625,894

Robert L. Goldstein	1/17/2017	1/11/2017	(2)				5,063		$1,899,739
	1/17/2017	1/11/2017	(3)	–	5,596	9,233			$2,099,731
	12/4/2017	12/4/2017	(4)	–	108,190	108,190		513.50	$10,460,528

Mark S. McCombe	1/17/2017	1/11/2017	(2)				3,797		$1,424,710
	1/17/2017	1/11/2017	(3)	–	5,196	8,573			$1,949,643
	12/4/2017	12/4/2017	(4)	–	108,190	108,190		513.50	$10,460,528

Gary S. Shedlin	1/17/2017	1/11/2017	(2)				3,731		$1,399,946
	1/17/2017	1/11/2017	(3)	–	4,930	8,134			$1,849,835
	12/4/2017	12/4/2017	(4)	–	81,142	81,142		513.50	$7,845,347

(1)	Grant date is the date on which approved award values excluding options were converted to a number of RSUs based on the average of the high and low prices of BlackRock common stock on that date.

(2)	These January 17, 2017 awards represent grants of RSUs awarded to Messrs. Fink, Kapito, Goldstein, McCombe and Shedlin as part of their 2016 bonus awards and represent the stock portion of such annual bonuses. These awards vest one-third on each of the first three anniversaries of January 31, 2017. At the time of vesting, the NEOs are entitled to payment of accrued dividends with respect to the shares underlying the vested RSUs/RS.

(3)	These January 17, 2017 awards represent BPIP Awards granted to Messrs. Fink, Kapito, Goldstein, McCombe and Shedlin in respect of services performed in 2016. To determine the base number of RSUs comprising each BPIP Award, the award value was divided by the grant price ($375.22). The grant price represents an average of the high and low price of BlackRock common stock on January 17, 2017 (two trading days following earnings release for the fourth quarter of 2016). The BPIP Awards will be eligible to vest on January 31, 2020, subject to the Company’s attainment of the applicable financial targets during the three-year performance period commencing on January 1, 2017 and ending on December 31, 2019. The number of shares of common stock each NEO will receive upon settlement of the award will be equal to the base number of RSUs, multiplied by a percentage determined by application of the award determination matrix set forth in the award agreement. The percentage multiplier is determined by the Company’s average annual Operating Margin, as adjusted, and Organic Revenue during the performance period. If performance is below the minimum thresholds set forth on the award determination matrix for both performance metrics, the award payout will be zero. If the Company attains the maximum (or greater) level of performance for both performance metrics, the award payout will be equal to 165% of the base number. Performance at target would result in the NEO receiving 100% of the base number.

(4)	In the fourth quarter of 2017, BlackRock implemented a key strategic part of our long-term management succession plans by granting long-term incentive awards in the form of performance-based stock options to a select group of senior leaders, excluding the CEO and President, who we believe will play critical roles in BlackRock’s future. Consequently, we do not consider these awards to be part of our regular annual compensation determinations for 2017. These awards represent performance-based option awards granted to Messrs. Goldstein, McCombe and Shedlin in connection with the strategic initiative. One-third of these performance-based stock options will vest on each of the fifth, sixth and seventh anniversaries of the date of grant, provided a stock price hurdle of at least 25% growth from the strike price of $513.50 (the closing stock price on the date of grant) is met and maintained for 20 consecutive trading days within five years of grant and positive Organic Revenue growth during the performance period is achieved. The term of the stock options is nine years. Consistent with the intent of these grants, if a participant voluntarily terminates employment for any reason, including retirement, all unvested awards are forfeited.

(5)	Reflects the grant date fair value of awards as determined pursuant to FASB ASC Topic 718. For complete valuation assumptions of the awards, see Note (14) to the consolidated financial statements in our 2017 Form 10-K. The amount included with respect to the BPIP Awards is based on the grant date fair value assuming target level of performance. The amount included with respect to the performance-based option awards is based on the grant date fair value assuming the performance hurdles are achieved.

BLACKROCK, INC. 2018 PROXY STATEMENT    69

Summary of Executive Compensation Tables

2017 Outstanding Equity Awards at Fiscal Year-End

		Performance-Based Option Awards				Stock Awards
Name	Grant Date	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Laurence D. Fink	1/17/2014	–	–	–		24,322	(2)	$12,494,455
	1/16/2015	–	–	–		3,873	(3)	$1,989,599
	1/16/2015	–	–	–		38,165	(4)	$19,605,742
	1/19/2016	–	–	–		9,219	(3)	$4,735,892
	1/19/2016	–	–	–		45,219	(4)	$23,229,452
	1/17/2017	–	–	–		11,060	(3)	$5,681,633
	1/17/2017	–	–	–		39,484	(4)	$20,283,326
Robert S. Kapito	1/17/2014	–	–	–		19,201	(2)	$9,863,746
	1/16/2015	–	–	–		2,976	(3)	$1,528,801
	1/16/2015	–	–	–		29,328	(4)	$15,066,087
	1/19/2016	–	–	–		6,838	(3)	$3,512,749
	1/19/2016	–	–	–		33,541	(4)	$17,230,347
	1/17/2017	–	–	–		8,552	(3)	$4,393,248
	1/17/2017	–	–	–		30,528	(4)	$15,682,539
Robert L. Goldstein	1/17/2014	–	–	–		8,960	(2)	$4,602,842
	1/16/2015	–	–	–		1,963	(3)	$1,008,413
	1/16/2015	–	–	–		6,368	(4)	$3,271,305
	1/19/2016	–	–	–		4,278	(3)	$2,197,651
	1/19/2016	–	–	–		7,361	(4)	$3,781,419
	1/17/2017	–	–	–		5,063	(3)	$2,600,914
	1/17/2017	–	–	–		6,659	(4)	$3,420,795
	12/4/2017	108,190	513.5	12/4/2026	(5)	–		–
Mark S. McCombe	1/17/2014	–	–	–		6,144	(2)	$3,156,234
	1/16/2015	–	–	–		1,212	(3)	$622,617
	1/16/2015	–	–	–		4,457	(4)	$2,289,605
	1/19/2016	–	–	–		3,208	(3)	$1,647,982
	1/19/2016	–	–	–		6,073	(4)	$3,119,761
	1/17/2017	–	–	–		3,797	(3)	$1,950,557
	1/17/2017	–	–	–		6,183	(4)	$3,176,269
	12/4/2017	108,190	513.5	12/4/2026	(5)	–		–
Gary S. Shedlin	1/17/2014	–	–	–		7,680	(2)	$3,945,293
	1/16/2015	–	–	–		1,382	(3)	$709,947
	1/16/2015	–	–	–		5,731	(4)	$2,944,072
	1/19/2016	–	–	–		3,152	(3)	$1,619,214
	1/19/2016	–	–	–		6,440	(4)	$3,308,292
	1/17/2017	–	–	–		3,731	(3)	$1,916,652
	1/17/2017	–	–	–		5,866	(4)	$3,013,423
	12/4/2017	81,142	513.5	12/4/2026	(5)	–		–

(1)	Amounts reflect the year-end value of RS, RSUs, Challenge Awards and BPIP Awards, based on the closing price of $513.71 per share of BlackRock common stock on December 29, 2017. With respect to the BPIP Awards, the value shown is based on the number of shares that the NEO would receive upon settlement of the award assuming actual performance through December 31, 2017 and 100% of target for the remainder of the performance period.

(2)	These Challenge Award RSUs require that separate 15%, 25% and 35% stock price targets (based on the grant price) be achieved during the six-year term of the awards in order for each respective tranche to be delivered. The stock price targets may be met at any time during the award term, but the delivery of shares may occur only on the fourth, fifth or sixth anniversary of January 31 of the year of grant, provided that the price on the delivery date meets the lowest stock price target. Any tranche of the award that has not met the applicable stock price target will be forfeited on the sixth anniversary of January 31 of the year of grant. As of December 31, 2017, all three of the stock price targets related to the Challenge Awards granted on January 17, 2014 had been met. The Challenge Awards granted on January 17, 2014 became fully vested on January 31, 2018 and have been settled. See “Potential Payments Upon Termination or Change in Control” beginning on page 72 for additional details regarding these awards.

(3)	These RS/RSUs vest one-third on January 31 of each of the first anniversaries of after the year in which the grant date occurs.

70    BLACKROCK, INC. 2018 PROXY STATEMENT

Summary of Executive Compensation Tables

(4)	These BPIP Awards vest subject to the Company’s attainment of certain financial targets during the three-year performance period commencing with the year of grant. The number of units shown reflects the number of shares that the NEO would receive upon settlement of the award assuming actual performance relative to the performance targets through December 31, 2017 and target-level performance for the remainder of the performance period (which equals 109.5% of target for the BPIP Awards granted January 16, 2015, 109% of target for the BPIP Awards granted January 19, 2016, and 119% of target for the BPIP Awards granted January 17, 2017). See “Potential Payments Upon Termination of Employment or a Change in Control” on page 72 for additional details regarding these awards.

(5)	In the fourth quarter of 2017, BlackRock implemented a key strategic part of our long-term management succession plans by granting long-term incentive awards in the form of performance-based stock options to a select group of senior leaders, excluding the CEO and President, who we believe will play critical roles in BlackRock’s future. Consequently, we do not consider these awards to be part of our regular annual compensation determinations for 2017. These awards represent performance-based option awards granted to Messrs. Goldstein, McCombe and Shedlin in connection with the strategic initiative. One-third of these performance-based stock options will vest on each of the fifth, sixth and seventh anniversaries of the date of grant, provided a stock price hurdle of at least 25% growth from the strike price of $513.50 (the closing stock price on the date of grant) is met and maintained for 20 consecutive trading days within five years of grant and positive Organic Revenue growth during the performance period is achieved. The term of the stock options is nine years. Consistent with the intent of these grants, if a participant voluntarily terminates employment for any reason, including retirement, all unvested awards are forfeited.

2017 Option Exercises and Stock Vested

The following table sets forth information concerning the number of shares acquired and the value realized by our NEOs during the fiscal year ended December 31, 2017 on the exercise of options or the vesting and/or settlement of RS and RSUs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Laurence D. Fink	–	–	55,252	$20,729,445

Robert S. Kapito	–	–	43,069	$16,158,627

Robert L. Goldstein	–	–	22,626	$8,488,823

Mark S. McCombe	–	–	13,800	$5,177,484

Gary S. Shedlin	–	–	4,210	$1,579,508

(1)	Value realized reflects (i) the closing price per share of BlackRock common stock on the day prior to the vesting date, multiplied by (ii) the number of RS or RSUs that vested.

2017 Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings (Losses) in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)

Laurence D. Fink	–	–	$404,229	–	$2,446,235

Robert S. Kapito	–	–	$7,217	–	$221,399

Robert L. Goldstein	–	–	$1,239,389	$258,776	$11,747,082

Mark S. McCombe	–	–	–	–	–

Gary S. Shedlin	–	–	–	–	–

(1)	Includes earnings on balances in the VDCP (as defined below), none of which were determined to be above-market.

Voluntary Deferred Compensation Plan

BlackRock maintains the VDCP, which allows participants to elect to defer between 1% and 100% of the cash element of their annual incentive compensation that is not mandatorily deferred under another arrangement. The participants must specify a deferral period of up to 10 years and distributions may be in up to 10 installments. The benchmark investments available for the NEOs are the same as those for all other participants. Deferred amounts and any benchmark returns are vested at the time of deferral or crediting, as applicable, under the VDCP.

BLACKROCK, INC. 2018 PROXY STATEMENT    71

Summary of Executive Compensation Tables

Potential Payments Upon Termination or Change in Control

As described previously, the NEOs do not have individual employment, severance or change in control agreements with BlackRock.

Pursuant to the terms of the applicable equity award agreements, an NEO whose employment is terminated may be entitled to accelerated vesting and payment (or continued eligibility for vesting and payment) with respect to such NEO’s outstanding awards. In addition, upon a termination of employment by the Company without cause, an NEO may be eligible to receive severance benefits under the Severance Plan. The applicable terms and estimated payment amounts with respect to the foregoing are set forth in the tables on pages 73 and 74, in each case assuming a termination of employment of the NEO on December 31, 2017.

Upon a change in control of BlackRock or a termination (with respect to deferrals prior to the 2016 plan year) of an NEO’s employment for any reason, such NEO’s VDCP balance would be paid out. Upon a termination of an NEO’s employment for any reason with respect to deferrals for the 2016 plan year and beyond, such NEO’s VDCP balance would be paid in accordance with their deferral election. All outstanding VDCP balances were fully vested as of December 31, 2017. Accordingly, no amounts have been included in the table on page 74 with respect to VDCP balances. For additional information, please refer to the “2017 Nonqualified Deferred Compensation” table above.

72    BLACKROCK, INC. 2018 PROXY STATEMENT

Summary of Executive Compensation Tables

Treatment of Outstanding Equity Awards Upon Termination of Employment or a Change in Control

Type of Award	Voluntary Resignation	Termination For Cause	Involuntary Termination Without Cause(1)	Qualified Retirement / Disability	Death

RS/RSUs Granted as Part of Annual Incentive Awards (“Year-End Awards”)	Unvested awards are forfeited.	Unvested awards are forfeited.

Awards will continue to vest in accordance with their schedule following termination. Any portion of the award that remains unvested on the one-year anniversary of termination will become fully vested on that date. For awards granted after 2016, if termination occurs within the one-year period following a change in control of BlackRock, the awards will vest at the time of termination.

				Awards will continue to vest in accordance with their schedule following termination. Any portion of the award that remains unvested on the one-year anniversary of termination will become fully vested on that date.	Immediate vesting and settlement.

RSUs Granted as Challenge Awards	Unvested awards are forfeited.	Unvested awards are forfeited

Any portion of the award that has achieved its stock price target remains eligible for vesting and settlement (subject to attainment of the minimum stock price target on the fourth, fifth or sixth anniversary of the grant date); a pro rata portion of the award that has not attained its stock price target will remain outstanding and eligible to vest; the remainder of the award will be forfeited.

				Awards will continue to be eligible to vest and be settled in accordance with their terms, subject to attainment of the applicable stock price targets.	Awards will continue to be eligible to vest and be settled in accordance with their terms, subject to attainment of the applicable stock price targets.

RSUs Granted as BPIP Awards	Unvested awards are forfeited.	Unvested awards are forfeited.

Awards granted prior to 2016 will continue to be eligible to fully vest following the end of the performance period, subject to attainment of the applicable performance targets. Awards granted after 2015 will be eligible to vest on a pro rata basis (based on length of service during the performance period), subject to attainment of the applicable performance targets. If termination occurs within the 12-month period following a change in control, awards granted after 2015 will fully vest at target level.

				Awards will continue to be eligible to fully vest following the end of the performance period, subject to attainment of the applicable performance targets.	Awards will continue to be eligible to fully vest following the end of the performance period, subject to attainment of the applicable performance targets.

Performance-Based Option Awards	Unvested awards are forfeited; vested but unexercised awards remain exercisable for a 90-day period following separation.	Unvested awards are forfeited; vested and unexercised awards are cancelled.	Awards will vest on a pro rata basis with respect to each tranche (based on length of service during the vesting period) plus a one-year service credit, and will remain exercisable through the full term, subject to achievement of the applicable performance conditions. If such termination occurs within the 12-month period following a change in control, awards will fully vest and remain exercisable through the full term.

Qualified Retirement: Unvested awards are forfeited; vested but unexercised awards remain exercisable for a 90-day period following separation.

Disability: Awards will continue to be eligible to fully vest on each vesting date, subject to achievement of the applicable performance conditions. Any vested options will remain exercisable through the full term.

Awards will continue to be eligible to fully vest on each vesting date, subject to achievement of the applicable performance conditions. Any vested options will remain exercisable through the full term.

(1)	Treatment described in the event of a termination without cause following a change in control applies if outstanding awards are assumed or substituted by the acquirer. If outstanding awards are not assumed or substituted, such awards would become vested at the time of the change in control (at target level for performance-based awards).

BLACKROCK, INC. 2018 PROXY STATEMENT    73

Summary of Executive Compensation Tables

Potential Payments Upon Termination of Employment or a Change in Control

The amounts in the table below reflect an assumed termination of employment on December 31, 2017 and are based on the closing price of BlackRock common stock on December 29, 2017, which was $513.71. Any amounts payable upon or due to an NEO’s termination by BlackRock other than for cause, due to the NEO’s disability or upon a qualified retirement (as such terms are defined in the applicable award agreements) are subject to the NEO’s (i) execution of a release of claims against BlackRock and (ii) continued compliance with covenants restricting the NEO’s solicitation of clients or employees of BlackRock for the one-year period following termination.

Name	Involuntary Termination Without Cause	Involuntary Termination Without Cause Following a Change in Control	Death /Disability	Qualified Retirement	Voluntary Resignation / Termination for Cause
Laurence D. Fink
Year-End Awards(1)	$12,407,124	$12,407,124	$12,407,124	$ 12,407,124	–
Challenge Awards(2)	$12,494,455	$12,494,455	$12,494,455	$ 12,494,455	–
BPIP Awards(3), (4), (5)	$41,852,981	$57,962,413	$63,118,520	$ 63,118,520	–
Severance(10)	$934,615	$ 934,615	–	–	–
Total(11)	$67,689,175	$83,798,607	$88,020,099	$ 88,020,099	–
Robert S. Kapito
Year-End Awards(1)	$9,434,798	$ 9,434,798	$9,434,798	$ 9,434,798	–
Challenge Awards(2)	$9,863,746	$ 9,863,746	$9,863,746	$ 9,863,746	–
BPIP Awards(3), (4), (5)	$31,780,155	$44,052,687	$47,978,973	$ 47,978,973	–
Severance(10)	$778,846	$ 778,846	–	–	–
Total(11)	$51,857,545	$64,130,077	$67,277,516	$ 67,277,516	–
Robert L. Goldstein
Year-End Awards(1)	$5,806,978	$ 5,806,978	$5,806,978	$ 5,806,978	–
Challenge Awards(2)	$4,602,842	$ 4,602,842	$4,602,842	$ 4,602,842	–
BPIP Awards(3), (4), (5)	$6,932,003	$ 9,615,624	$10,473,519	$ 10,473,519	–
Option Awards(6), (7), (8), (9)	$3,859	$ 22,720	$22,720	–	–
Severance(10)	$461,538	$ 461,538	–	–	–
Total(11)	$17,807,219	$20,509,701	$20,906,059	$ 20,883,339	–
Mark S. McCombe
Year-End Awards(1)	$4,221,155	$ 4,221,155	$4,221,155	$ 4,221,155	–
Challenge Awards(2)	$3,156,234	$ 3,156,234	$3,156,234	$ 3,156,234	–
BPIP Awards(3), (4), (5)	$5,427,860	$ 7,821,235	$8,585,635	$ 8,585,635	–
Option Awards(6), (7), (8), (9)	$3,859	$ 22,720	$22,720	–	–
Severance(10)	$134,615	$ 134,615	–	–	–
Total(11)	$12,943,723	$15,355,959	$15,985,744	$ 15,963,025	–
Gary S. Shedlin
Year-End Awards(1)	$4,245,813	$ 4,245,813	$4,245,813	$ 4,245,813	–
Challenge Awards(2)	$3,945,293	$ 3,945,293	$3,945,293	$ 3,945,293	–
BPIP Awards(3), (4), (5)	$6,153,732	$ 8,512,175	$9,265,787	$ 9,265,787	–
Option Awards(6), (7), (8), (9)	$2,894	$ 17,040	$17,040	–	–
Severance(10)	$115,385	$ 115,385	–	–	–
Total(11)	$14,463,117	$16,835,705	$17,473,933	$17,456,893	–

(1)	This reflects an amount equal to (i) the number of unvested RS/RSUs awarded as Year-End Awards outstanding as of December 31, 2017, multiplied by (ii) $513.71 (the closing price of BlackRock common stock on December 29, 2017). For additional detail on the Year-End Awards, please refer to the “2017 Outstanding Equity Awards at Fiscal Year-End” table on page 70 and the “Treatment of Outstanding Equity Awards Upon Termination of Employment or a Change in Control” table on page 73.

(2)	Reflects an amount equal to (i) the number of outstanding unvested RSUs awarded as Challenge Awards held by the NEO for which the applicable stock price targets had been attained as of December 31, 2017, multiplied by (ii) $513.71 (the closing price of BlackRock common stock on December 29, 2017). As of December 31, 2017, all of the stock price targets had been attained for the Challenge Awards granted in January 2014. As described in the “Treatment of Outstanding Equity Awards Upon Termination of Employment or a Change in Control” table on page 73. As described above, delivery of shares relating to the Challenge Awards for which the stock price targets have been attained will occur only if the minimum stock price target applicable to the award is also attained on the fourth, fifth or sixth anniversary of January 31 (or the next following business day) in which the grant date occurred. The January 2014 Challenge Awards fully vested on January 31, 2018 and have been settled. For additional detail on the Challenge Awards, please refer to the “2017 Outstanding Equity Awards at Fiscal Year-End” table on page 70 and the “Treatment of Outstanding Equity Awards Upon Termination of Employment or a Change in Control” table on page 73.

74    BLACKROCK, INC. 2018 PROXY STATEMENT

Summary of Executive Compensation Tables

(3)	BPIP Awards upon an involuntary termination without cause (other than following a change in control): This row reflects the sum of the value attributable to the January 2015 BPIP Awards, January 2016 BPIP Awards, and January 2017 BPIP Awards. For the January 2015 BPIP Awards, the value reflects an amount equal to (i) the number of shares that the NEO would receive upon settlement of the award, assuming actual performance relative to the performance targets through December 31, 2017 multiplied by (ii) $513.71 (the closing price of BlackRock common stock on December 29, 2017). For January 2016 BPIP Awards and January 2017 BPIP Awards, the value reflects an amount equal to the product of (A) the number of shares that the NEO would receive upon settlement of the award, assuming actual performance relative to the performance targets through December 31, 2017 and target-level performance for the remainder of the applicable performance period, multiplied by $513.71, and (B), a fraction, the numerator of which is the number of completed months of service during the performance period as of December 31, 2017, and the denominator of which is the total number of months during the performance period. The actual number of shares that an NEO would receive following the end of the three-year performance period will be based on the Company’s actual performance over the duration of the performance period. For additional detail on the BPIP awards, please refer to the “2017 Grants of Plan-Based Awards” table on page 69, the “2017 Outstanding Equity Awards at Fiscal Year-End” table on page 70 and the “Treatment of Outstanding Equity Awards Upon Termination of Employment or a Change in Control” table on page 73.

(4)	BPIP Awards upon an involuntary termination without cause within 12 months following a change in control: This row reflects the sum of the value attributable to the January 2015 BPIP Awards, January 2016 BPIP Awards, and January 2017 BPIP Awards. For the January 2015 BPIP Awards, the table reflects an amount equal to (i) the number of shares that the NEO would receive upon settlement of the award, assuming actual performance relative to the performance targets through December 31, 2017 multiplied by (ii) $513.71 (the closing price of BlackRock common stock on December 29, 2017). For the January 2016 and 2017 BPIP Awards, the table reflects an amount equal to (i) the number of shares that the NEO would receive upon settlement of the award at target-level performance during the performance period, multiplied by (ii) $513.71. Under the terms of the Stock Plan, any outstanding awards that are not assumed by the acquirer in the event of a change in control would become fully vested (at target level for performance-based awards).

(5)	BPIP Awards upon a termination due to death, disability or qualified retirement: For January 2015 BPIP Awards, the value shown reflects an amount equal to (i) the number of shares that the NEO would receive upon settlement of the award, assuming actual performance relative to the performance targets through December 31, 2017 multiplied by (ii) $513.71 (the closing price of BlackRock common stock on December 29, 2017). For both January 2016 BPIP Awards and January 2017 BPIP Awards, the value shown reflects an amount equal to (i) the number of shares that the NEO would receive upon settlement of the award, assuming (A) actual performance relative to the performance targets through December 31, 2017 and (B) target-level performance for the remainder of the applicable performance period, multiplied by (ii) $513.71.

(6)	In the fourth quarter of 2017, we implemented a key strategic part of our long-term management succession plans by creating equity incentive grants of performance-based stock options for a select group of senior leaders, excluding the CEO and President, who we believe will play critical roles in BlackRock’s future. These awards were part of a strategic initiative and we do not consider them to be part of our regular annual compensation.

(7)	Option Awards upon an involuntary termination without cause: Assuming a termination date of December 29, 2017, the closing price of BlackRock common stock was $513.71 as of such date and, therefore, the stock price hurdle would not have been met. The amounts shown represent the value of a pro rata portion of unvested options as of December 29, 2017, at the closing price on that date. The pro rata portion (with respect to each tranche) which can be earned based on, and subject to, the achievement of the performance conditions is determined by multiplying the unvested options at termination of employment by a fraction, the numerator of which is the number of full months, rounded down, the executive was employed from the date of grant through the termination date plus 12 months, and the denominator of which is the number of full months elapsed from the grant date through the applicable vesting date.

(8)	Option Awards upon a termination without cause within 12 months following a change in control or due to death or disability: Assuming a termination date of December 29, 2017, the closing price of BlackRock common stock was $513.71 as of such date and, therefore, the stock price hurdle would not have been met. The amounts shown represent the value of unvested options as of December 29, 2017.

(9)	Option Awards upon qualified retirement: all unvested options will be forfeited.

(10)	Reflects the amount that would have been payable to the NEO in a lump sum pursuant to the Severance Plan, assuming the NEO’s termination of employment by BlackRock other than for cause on December 31, 2017.

(11)	Values for Year-End Awards, Challenge Awards, BPIP Awards, Option Awards and Severance are rounded to the nearest whole number and, as a result of such rounding, the sum of such amounts may differ slightly from the amounts set forth in the line item titled “Total”.

CEO Pay Ratio for 2017

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation our CEO:

For 2017, our last completed fiscal year:

•	The median of the annual total compensation of all employees of our Company (other than our CEO) was $141,987; and

•	The annual total compensation of our CEO, as reported in the Summary Compensation Table included in this Proxy Statement, was $27,743,233.

Based on this information, the ratio of our CEO’s annual total compensation to the median of the annual total compensation of all employees was 195:1. This result is broadly consistent with our historical pay practices.

2017 CEO Pay Ratio = 195:1

Methodology

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

1.	Selection of Determination Date. We determined that, as of December 31, 2017, our employee population consisted of approximately 13,900 employees globally (as reported in Item 1, Business, in our Annual Report on Form 10-K filed on February 28, 2018 (our “Annual Report”)). This population included all of our full-time and part-time employees.

BLACKROCK, INC. 2018 PROXY STATEMENT    75

Summary of Executive Compensation Tables

2.	Identification of Median Employee. To identify the “median employee” from our employee population, we reviewed 2017 total compensation of our employees. Total compensation includes base salary, overtime, 2017 annual incentive award, direct incentives, commission payments and long-term equity incentive grants as reflected in the 2017 annual compensation statements provided to each employee as part of the year-end compensation process.

We identified our median employee using this compensation measure, which was consistently applied to all our employees included in the calculation. We did not make any cost-of-living adjustments in identifying the “median employee.”

3.	Calculation of Annual Total Compensation. Once we identified our median employee, we combined all of the elements of such employee’s compensation for 2017 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $141,987. The difference between such employee’s total compensation and the reported amount for the ratio calculation is the contributions made by BlackRock under its tax qualified defined contribution (401(k)) plan for 2017 to such employee, which totaled $11,417.

For our CEO’s annual total compensation, we used the amount reported in the “Total” column (column (j)) of our 2017 Summary Compensation Table included in this Proxy Statement on page 68.

Equity Compensation Plan Information

The following table summarizes information, as of December 31, 2017, relating to BlackRock equity compensation plans pursuant to which grants of options, restricted stock, restricted stock units or other rights to acquire shares of BlackRock common stock may be granted from time to time.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities available for issuance under equity compensation plans (excluding securities reflected in first column)

Approved

BlackRock, Inc. Second Amended and Restated 1999 Stock Award and Incentive Plan	5,913,094	(1)	$513.50	(2)	2,438,646

Amended and Restated BlackRock, Inc. Employee Stock Purchase Plan	–		N/A		542,359	(3)

Total Approved by Shareholders	5,913,094				2,981,005

Not Approved

None	–		N/A		–

Total Not Approved by Shareholders	–		N/A		–

Total	5,913,094				2,981,005

(1)	Includes 3,765,532 shares subject to RSUs (including RSUs which are settled in cash) and BPIP Awards (assuming payout at target levels) and 2,147,562 stock options. On December 31, 2017, 246,522 shares were available for contribution by PNC pursuant to the Share Surrender Agreement between BlackRock and PNC to settle awards outstanding under the Stock Plan and for future BlackRock stock grants under any other plan in accordance with the terms of the Share Surrender Agreement. Since February 2009, these shares were held by PNC as Series C Preferred stock. In February 2018, 103,064 shares were surrendered. As of March 31, 2018, 143,458 shares remain available for contribution by PNC. Pursuant to SEC guidance, unvested shares of restricted stock that were issued and outstanding on December 31, 2017 are not included in the first or third column of this table.

(2)	Represents the weighted-average exercise price of stock options only.

(3)	Includes 542,359 shares remaining available for issuance under the Employee Stock Purchase Plan, of which 5,821 were subject to purchase during the open offering period that included December 31, 2017.

76    BLACKROCK, INC. 2018 PROXY STATEMENT

Item 3

Approval of an Amendment to the BlackRock, Inc. Second Amended and Restated 1999 Stock Award and Incentive Plan

BlackRock is asking shareholders to approve an amendment to the Stock Plan (the “Stock Plan Amendment”) to increase the number of shares of common stock, par value $0.01 per share, authorized for issuance under the Stock Plan from 34,500,000 to 41,500,000 shares. The Board believes that the existing number of shares available under the Stock Plan will not be sufficient to meet BlackRock’s anticipated needs to support our equity compensation plan beyond 2018.

The increase in the number of shares available under the Stock Plan will allow the Board to continue to provide equity incentive awards as part of our pay-for-performance compensation program. The Board also believes that the combination of short-term and long-term incentives is essential to maintain a competitive compensation program aligned with shareholder interests and attract, reward and retain top talent.

The Stock Plan enables the Compensation Committee to make discretionary stock option, stock appreciation, restricted stock, restricted stock unit, dividend equivalent and other long-term stock-based or cash-based awards to selected employees and non-employee directors of, and other individuals performing advisory or consulting services to, BlackRock and its present or future affiliates.

This proposal is being submitted to BlackRock’s shareholders in compliance with the NYSE Corporate Governance Standards concerning shareholder approval of equity compensation plans and/or material revisions to these plans.

While equity incentive awards are an important part of our pay-for-performance compensation program, the Board and the Compensation Committee are mindful of their responsibility to our shareholders to exercise judgment in granting equity-based awards. We review a number of metrics to assess the cumulative impact of our equity compensation programs, including burn rate and overhang.

The annual share usage under the Stock Plan for the last three fiscal years was as follows:

	2015	2016	2017(3)

Burn rate(1)	0.99%	1.13%	2.19%

Overhang(2)	7.09%	6.00%	4.98%

1.	Burn rate represents (a) (i) stock options granted plus (ii) restricted stock and restricted stock units granted plus (iii) performance-based awards granted divided by (b) the basic weighted average common shares outstanding for the applicable fiscal year.

2.	Overhang represents (a) total plan shares divided by (b) (i) total plan shares plus (ii) common shares outstanding, where (a) total plan shares equals the sum of (i) the number of shares available for future grants plus (ii) the number of options outstanding plus (iii) restricted stock and restricted stock units outstanding plus (iv) performance-based awards outstanding.

3.	2017 burn rate figures include the performance-based stock options that were granted in the fourth quarter of 2017 in connection with the implementation of a key strategic part of BlackRock’s long-term management succession plans. Performance-based stock options represented about 60% of the total awards granted in 2017, which materially impacted the 2017 burn rate and is not representative of our annual usage. To the extent the performance-based stock options are excluded from the calculation, the 2017 burn rate would be 0.86%. We expect the burn rate to more closely approximate our 2015 and 2016 levels in the future.

BLACKROCK, INC. 2018 PROXY STATEMENT    77

Item 3 Approval of an Amendment to the BlackRock, Inc. Second Amended and Restated 1999 Stock Award and Incentive Plan ● Summary of Stock Plan

Summary of the Material Features of the Stock Plan and Stock Plan Amendment

The following summary of the material features of the Stock Plan, as amended by the Stock Plan Amendment, does not purport to be complete and is qualified by the specific provisions of the Stock Plan and the Stock Plan Amendment, copies of which are available to any shareholder of BlackRock upon written request to the Corporate Secretary of BlackRock at BlackRock’s principal executive offices. Requests for copies should be addressed to:

BlackRock, Inc. Attn: Corporate Secretary 40 East 52nd Street New York, New York 10022

A copy of the Stock Plan is also included as Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and filed with the SEC on February 26, 2016. Please also see Annex B for a copy of the Stock Plan Amendment.

Shares Available

An aggregate of 34,500,000 shares of common stock is currently authorized for issuance under the Stock Plan. As of March 31, 2018, awards representing 5,288,393 shares of common stock were outstanding under the Stock Plan (which, for BPIP Awards, includes the base number of RSUs granted) and 1,469,022 shares of common stock remained available for grant. If BlackRock shareholders approve this proposal, an aggregate of 41,500,000 shares of BlackRock common stock will be authorized for grant under the Stock Plan and 8,469,022 shares of common stock will remain available for grant.

Annual Limits: No more than 4,000,000 shares of common stock may be covered by stock-based awards granted to any single individual in any plan year under the Stock Plan. In addition, the aggregate maximum value of all awards granted to non-employee director in any plan year under the Stock Plan (including any awards made at the election of a non-employee director in lieu of cash retainer fees) may not exceed $2,000,000.

The number of shares of common stock authorized for issuance under the Stock Plan, as well as the number of shares subject to outstanding awards and the annual limitation on grants to any single individual, are subject to equitable adjustment upon the occurrence of any stock dividend or other distribution, recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange or other similar corporate transaction or event.

The closing price of a share of the common stock on the NYSE on March 29, 2018 was $541.72.

Stock Plan Administration

The Compensation Committee administers the Stock Plan. The Compensation Committee consists exclusively of directors who are “non-employee directors” for purposes of Rule 16b-3 of the Exchange Act and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code. The Compensation Committee has authority under the Stock Plan to:

•	Determine the persons to whom awards will be granted,

•	Determine the terms and conditions (including any applicable performance criteria) of the awards, and

•	Prescribe, amend and rescind rules and regulations relating to the Stock Plan.

Eligibility

Grants of awards may be made under the Stock Plan to (i) employees of BlackRock or any of its affiliates, (ii) non-employee members of the Board and (iii) other individuals performing advisory or consulting services for BlackRock or any of its affiliates, in each case as determined and designated by the Compensation Committee. In exercising its discretion to select eligible individuals to participate in the Stock Plan, the Compensation Committee takes into account, among other factors, the need to incentivize eligible individuals to continue as employees, members of the Board, or other service providers, increase their efforts on behalf of BlackRock, and promote the success of BlackRock’s business.

As of March 31, 2018, (i) approximately 14,000 employees of BlackRock and its affiliates were eligible for awards under the Stock Plan, of which 3,428 had been selected by the Compensation Committee for participation in and had received awards under the Stock Plan, (ii) 17

78    BLACKROCK, INC. 2018 PROXY STATEMENT

Item 3 Approval of an Amendment to the BlackRock, Inc. Second Amended and Restated 1999 Stock Award and Incentive Plan ● Summary of Stock Plan

non-employee members of the Board were eligible for awards under the Stock Plan, of which 17 had been selected by the Compensation Committee for participation in and had received awards under the Stock Plan and (iii) 6 independent contractors were eligible for awards under the Stock Plan, of which 6 had been selected by the Compensation Committee for participation in and had received awards under the Stock Plan.

Stock Options and Appreciation Rights

Stock option awards may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code, or nonqualified stock options. Incentive stock options may be granted only to employees. The exercise price of an option may not be less than the fair market value per share of common stock on the date of grant (except for options assumed in a corporate transaction). The Compensation Committee may provide for payment of the exercise price of a stock option in cash or cash equivalents, by an exchange of stock previously owned by the grantee or through a broker-dealer facilitated cashless exercise procedure.

Stock appreciation rights may be granted alone or together with stock options. A stock appreciation right is a right to be paid an amount equal to the excess of the fair market value of a share of common stock on the date the stock appreciation right is exercised over either the fair market value of a share of common stock on the date of grant (in case of a free-standing stock appreciation right) or the exercise price of the related stock option (in case of a tandem stock appreciation right). Payment can be made in cash, common stock or both, as specified in the award agreement or as determined by the Compensation Committee.

Stock options and stock appreciation rights are exercisable at such times and upon such conditions as the Compensation Committee may determine, as reflected in the applicable award agreement. The Compensation Committee determines the exercise period except that, in the case of an option, the exercise period may not exceed ten years from the date of grant of the option.

Except to the extent that the Compensation Committee or applicable award agreement provides otherwise, in the event of the termination of employment of an employee or other service relationship, the right to exercise stock options and stock appreciation rights held by such employee or other service provider will cease.

Dividend equivalent rights may not be granted with respect to options or stock appreciation rights.

Restricted Stock and Restricted Stock Units

An Restricted Stock award is an award of common stock and an Restricted Stock Unit award is an award of the right to receive cash or common stock at a future date. In each case, the award is subject to restrictions on transferability and such other restrictions, if any, as the Compensation Committee may impose at the date of grant. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established performance goals, in such installments, or otherwise, as the Compensation Committee may determine. Except to the extent provided in the applicable award agreement, a participant granted Restricted Stock will have all of the rights of a shareholder, including, without limitation, the right to vote and the right to accrue dividends equal to the dividends paid on shares of common stock. If provided in the applicable award agreement, a holder of Restricted Stock Units will be entitled to dividend equivalents with respect to such RSUs. Dividends or dividend equivalents accrued with respect to Restricted Stock or Restricted Stock Units, respectively, will be paid out only if, and to the extent that, the underlying Restricted Stock or Restricted Stock Unit vests.

Upon termination of employment or other service relationship during the applicable restriction period, shares of Restricted Stock, Restricted Stock Units and accrued but unpaid dividends or dividend equivalents, as applicable, that are subject to restrictions will be forfeited unless the award agreement provides otherwise. Subject to the terms of the Stock Plan, the Compensation Committee can determine that restrictions or forfeiture conditions relating to Restricted Stock or Restricted Stock Units will be waived in whole or in part in the event of terminations resulting from specified causes and the Compensation Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock or Restricted Stock Units.

Other Stock-Based or Cash-Based Awards

The Compensation Committee is also authorized to grant “other stock-based awards” and “cash-based awards”. The Compensation Committee will determine the form of other stock-based awards and cash-based awards that may be awarded under the Stock Plan, as well as all of the terms and conditions applicable to these awards, including whether the vesting or payment of an award will be based on the attainment of one or more performance goals. Other stock-based awards will be valued in whole or in part by reference to, or will be otherwise based on, shares of common stock. Other stock-based awards may be granted alone or in addition to other awards under the Stock Plan. The maximum payment that any executive officer may receive pursuant to a “cash-based award” that is subject to performance goals in any plan year shall be $10,000,000.

BLACKROCK, INC. 2018 PROXY STATEMENT    79

Item 3 Approval of an Amendment to the BlackRock, Inc. Second Amended and Restated 1999 Stock Award and Incentive Plan ● Summary of Stock Plan

Minimum Vesting

An award granted under the Stock Plan after it becomes effective will not vest prior to the first anniversary of the date of grant of the Award. However, the Compensation Committee may grant awards that vest within one year following the date of grant under the following circumstances:

•	Due to the grantee’s retirement, death, disability, leave of absence, termination of employment, or upon the sale or other disposition of a grantee’s Employer or any other similar event, as determined by the Compensation Committee;

•	In accordance with terms described below under the caption “Change in Control”; or

•	As a substitute award in replacement of an award scheduled to vest within one year following the date of grant of such substitute award.

Under the Stock Plan, up to 5% of the shares of stock authorized for issuance under the Plan may provide for vesting within one year following the date of grant.

Change in Control

Unless otherwise provided in an award agreement or other agreement between the Company and the grantee, in the event of a “change in control” (as defined in the Stock Plan):

•	With respect to each outstanding award granted after the effective date that is assumed or substituted in connection with the change in control, if the grantee’s employment is terminated by the Company or its successor or an affiliate without cause (as defined in the applicable award agreement) within the 12-month period following the change in control, then the awards held by the grantee will become fully vested (and any performance conditions applicable to such awards will be deemed to have been achieved at target level); and

•	Any outstanding awards granted after the effective date that are not assumed or substituted in connection with the change in control will become fully vested upon the change in control (with any performance conditions applicable to such awards deemed to have been achieved at target level).

An award will be considered assumed or substituted in connection with a change in control if, following the change in control, the award is of substantially comparable value and remains subject to substantially the same terms and conditions that were applicable to the award prior to the change in control; provided, that, if applicable, following the change in control, an award will be deemed assumed if it relates to shares of stock of the acquiring or ultimate parent entity.

Performance Goals

To the extent the Compensation Committee grants an award under the Stock Plan with payment or vesting based on the attainment of one or more performance goals, such payment or vesting is permitted if, and only to the extent that, the performance goals established by the Compensation Committee are met. The performance goals may relate to the performance of BlackRock, a subsidiary, affiliate, division or strategic business unit or any combination thereof.

The performance goals will be based on one or more of the following criteria:

• before-tax income or after-tax income • operating profit • return on equity, assets, capital or investment • earnings or book value per share	• operating expenses • stock price appreciation • implementation or completion of critical projects or processes
• sales or revenues

Where applicable, the performance goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to the performance of BlackRock relative

80    BLACKROCK, INC. 2018 PROXY STATEMENT

Item 3 Approval of an Amendment to the BlackRock, Inc. Second Amended and Restated 1999 Stock Award and Incentive Plan ● Summary of Stock Plan

to a market index, a group of other companies or a combination thereof, all as determined by the Compensation Committee. The performance goals may include a threshold level of performance below which no payment will be made, levels of performance at which specified payments will be made and a maximum level of performance above which no additional payment will be made. To the extent possible, each of the foregoing performance goals will be determined in accordance with GAAP. The performance measure or measures and the performance goals established by the Compensation Committee may be different for different fiscal years and different goals may be applicable to BlackRock and its subsidiaries and affiliates.

Clawback

In addition to any forfeiture provisions otherwise applicable to an award, a grantee’s right to payment or benefits with respect to an award is subject to reduction, cancellation, forfeiture, clawback or recoupment under BlackRock’s clawback policies or as required by applicable law.

Transferability

Except as otherwise determined by the Compensation Committee, awards granted under the Stock Plan may be transferred only by will or by the laws of descent and distribution.

Amendment and Termination

The Stock Plan may be altered, amended, suspended or terminated by the Board, in whole or in part, except that no amendment that requires shareholder approval in order for the Stock Plan to continue to comply with state law, stock exchange requirements or other applicable law will be effective unless the amendment has received the required shareholder approval. In addition, no amendment may be made that adversely affects any of the rights of any award holder previously granted an award without the holder’s consent. The Stock Plan will terminate on May 28, 2025.

Registration

We intend to file with the SEC a registration statement on Form S-8 covering the increase in the number of shares of common stock authorized for issuance under the Stock Plan.

United States Federal Income Tax Information

The following summary is intended as a general guide to the United States federal income tax consequences relating to the issuance and exercise of stock options granted under the Stock Plan. This summary does not attempt to describe all possible federal or other tax consequences of such grants or tax consequences based on particular circumstances.

Incentive Stock Options

An optionee generally recognizes no taxable income for income tax purposes as the result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Internal Revenue Code. Optionees who neither dispose of their shares (“ISO shares”) within two years after the stock option grant date nor within one year after the exercise date normally will recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the amount paid for the ISO shares. If an optionee disposes of the ISO shares within two years after the stock option grant date or within one year after the exercise date (each a “disqualifying disposition”), the optionee will realize ordinary income at the time of the disposition in an amount equal to the excess, if any, of the fair market value of the ISO shares at the time of exercise (or, if less, the amount realized on such disqualifying disposition) over the exercise price of the ISO shares being purchased. Any additional gain will be capital gain, taxed at a rate that depends upon the amount of time the ISO shares were held by the optionee. BlackRock will be entitled to a deduction in connection with the disposition of the ISO shares only to the extent that the optionee recognizes ordinary income on a disqualifying disposition of the ISO shares.

Nonstatutory Stock Options

An optionee generally recognizes no taxable income as the result of the grant of a nonstatutory stock option. Upon the exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income equal to the difference between the stock option exercise price and the fair market value of the shares on the exercise date. If the optionee is a BlackRock employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any subsequent gain or loss, generally based on the difference between the sale price and the fair market

BLACKROCK, INC. 2018 PROXY STATEMENT    81

Item 3 Approval of an Amendment to the BlackRock, Inc. Second Amended and Restated 1999 Stock Award and Incentive Plan ● Summary of Stock Plan

value on the exercise date, will be taxed as capital gain or loss. BlackRock generally is entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option.

Additional Information

Future grants under the Stock Plan will be made at the discretion of the Compensation Committee and, accordingly, are not yet determinable. In addition, benefits under the Stock Plan will depend on a number of factors, including the fair market value of common stock on future dates and the exercise decisions made by optionees. Consequently, it is not possible to determine the benefits that might be received by participants under the Stock Plan.

For information relating to the grants under the Stock Plan for the last fiscal year to BlackRock’s NEOs, see the “2017 Grants of Plan-Based Awards Table” on page 69.

Board Recommendation

The Board of Directors recommends you vote “FOR” the approval of the amendment to the Stock Plan.

82    BLACKROCK, INC. 2018 PROXY STATEMENT

Item 4

Ratification of the Appointment of the Independent Registered Public Accounting Firm

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit BlackRock’s financial statements. The Audit Committee conducts a comprehensive annual evaluation of the independent registered public accounting firm’s qualifications, performance and independence. The Audit Committee also considers whether, in order to ensure continuing auditor independence, there should be periodic rotation of the independent registered public accounting firm, taking into consideration the advisability and potential costs and impact of selecting a different firm.

At its meeting on March 14, 2018, the Audit Committee appointed Deloitte to serve as BlackRock’s independent registered public accounting firm for the 2018 fiscal year. Deloitte or its predecessors have served as BlackRock’s independent registered public accounting firm since 2002.

The Audit Committee exercises sole authority to approve all audit engagement fees and terms associated with the retention of Deloitte. In addition to ensuring the regular rotation of the lead audit partner as required by law, the Audit Committee is involved in the selection of, and reviews and evaluates, the lead audit partner. The Audit Committee and the Board believe that the continued retention of Deloitte to serve as BlackRock’s independent registered public accounting firm is in the best interests of the Company and its shareholders, and we are asking shareholders to ratify the appointment of Deloitte. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the appointment of Deloitte to our shareholders for ratification because we value our shareholders’ views on this appointment and as a matter of good corporate governance. In the event that shareholders fail to ratify the appointment, it will be considered a recommendation to the Board and the Audit Committee to consider the selection of a different firm. Even if the appointment is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Representatives of Deloitte are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

BLACKROCK, INC. 2018 PROXY STATEMENT    83

Item 4 Ratification of the Appointment of the Independent Registered Public Accounting Firm Accounting Firm ● Fees Incurred by BlackRock for Deloitte

Fees Incurred by BlackRock for Deloitte

Aggregate fees incurred by BlackRock for the fiscal years ended December 31, 2017 and 2016, for BlackRock’s independent registered public accounting firm, Deloitte, the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates, are set forth below.

	2017	2016

Audit Fees(1)	$13,922,000	$15,626,000

Audit-Related Fees(2)	$4,315,000	$4,246,000

Tax Fees(3)	$1,277,000	$1,243,000

All Other Fees(4)	$1,041,000	$462,000

Total	$20,555,000	$21,577,000

(1)	Audit Fees consisted of fees for the audits of the consolidated financial statements and reviews of the condensed consolidated financial statements filed with the SEC on Forms 10-K and 10-Q, respectively, as well as work generally only the independent registered public accounting firm can be reasonably expected to provide, such as statutory audits and review of documents filed with the SEC. Audit fees also included fees for the audit opinion rendered regarding the effectiveness of internal control over financial reporting and audits of certain sponsored funds.

(2)	Audit-Related Fees consisted principally of assurance and related services pursuant to Statement on Standards for Attestation Engagements (SSAE) No. 18 and International Standard on Assurance Engagements (ISAE) 3402, fees for employee benefit plan audits, attestation services for Global Investment Performance Standards (GIPS®) verification and other assurance engagements.

(3)	Tax Fees consisted of fees for all services performed by the independent registered public accounting firm’s tax personnel, except those services specifically related to the audit and review of the financial statements, and consisted principally of tax compliance and reviews of tax returns for certain sponsored investment funds.

(4)	All Other Fees consisted of fees paid to the independent registered public accounting firm other than audit, audit-related or tax services. All Other Fees included services related to regulatory advice, technology subscriptions and translation services.

Deloitte also provides audit, audit-related and tax services directly to certain of our affiliated investment companies, unit trusts and partnerships. Fees paid to Deloitte directly by these funds for services were $22,477,539 and $19,325,652 for the fiscal years ended December 31, 2017 and 2016, respectively.

Audit Committee Pre-Approval Policy

In accordance with BlackRock’s Audit Committee Pre-Approval Policy (the “Pre-Approval Policy”), all services performed for BlackRock by BlackRock’s independent registered public accounting firm were pre-approved by the Audit Committee, which concluded that the provision of such services by Deloitte was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The responsibility for pre-approval of audit and permitted non-audit services includes pre-approval of the fees for such services. Periodically, the Audit Committee reviews and pre-approves all audit, audit-related, tax and other services that are performed by BlackRock’s independent registered public accounting firm for BlackRock. In the intervals between the scheduled meetings of the Audit Committee, the Audit Committee delegates pre-approval authority under the Pre-Approval Policy to the Chair of the Audit Committee. The Chair or designee must report any pre-approval decisions under the Pre-Approval Policy to the Audit Committee at its next scheduled meeting.

Board Recommendation

The Board of Directors recommends a vote “FOR” the ratification of Deloitte LLP as BlackRock’s independent registered public accounting firm for the fiscal year 2018.

84    BLACKROCK, INC. 2018 PROXY STATEMENT

Audit Committee Report

The Audit Committee’s primary responsibilities are to assist the Board with oversight of the integrity of BlackRock’s financial statements and public filings, the independent auditor’s qualifications and independence, the performance of BlackRock’s internal audit function and independent auditor and BlackRock’s compliance with legal and regulatory requirements. For more information about our Audit Committee’s responsibilities, see “Board Committees – The Audit Committee” under “Item 1 – Election of Directors” and our Audit Committee Charter.

It is not the duty of the Audit Committee to prepare BlackRock’s financial statements, to plan or conduct audits or to determine that BlackRock’s financial statements are complete and accurate and are in accordance with GAAP in the United States. BlackRock’s management is responsible for preparing BlackRock’s financial statements and for maintaining internal control over financial reporting and disclosure controls and procedures. The independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion as to whether those audited financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of BlackRock in conformity with GAAP in the United States.

In performing our oversight role, we have reviewed and discussed BlackRock’s audited financial statements with management and with Deloitte, BlackRock’s independent registered public accounting firm for 2017.

We have further discussed with Deloitte the matters required to be discussed under applicable Public Company Accounting Oversight Board (“PCAOB”) standards.

We have received from Deloitte the written disclosures required by applicable PCAOB rules regarding Deloitte’s independence, discussed with Deloitte its independence and considered whether the non-audit services provided by Deloitte are compatible with maintaining its independence.

Based on the review and discussions referred to above, we recommended to the Board, and the Board approved, inclusion of the audited financial statements in BlackRock’s Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE

Pamela Daley, Chair

Mathis Cabiallavetta

Murry S. Gerber

Sir Deryck Maughan

Ivan G. Seidenberg

Marco Antonio Slim Domit

BLACKROCK, INC. 2018 PROXY STATEMENT    85

Item 5

Shareholder Proposal – Production of an Annual Report on Certain Trade Association and Lobbying Expenditures

The Unitarian Universalist Association (“UUA”), 24 Farnsworth Street, Boston, MA 02210-1409, the holder of 150 shares of common stock, has advised us that it intends to introduce the following resolution:

Whereas, we believe in full disclosure of BlackRock’s direct and indirect lobbying activities and expenditures to assess whether our company’s lobbying is consistent with its expressed goals and in the best interests of stockholders.

Resolved, the stockholders of BlackRock request the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.	Payments by BlackRock used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.	BlackRock’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4.	Description of management’s and the Board’s decision making process and oversight for making payments described in sections 2 and 3 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which BlackRock is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee or other relevant oversight committees and posted on BlackRock’s website.

Supporting Statement

As stockholders, we encourage transparency and accountability in BlackRock’s use of corporate funds to influence legislation and regulation. Since 2010, BlackRock has spent over $18 million on federal lobbying. This figure does not include lobbying expenditures to influence legislation in states, where BlackRock also lobbies but disclosure is uneven or absent. For example, BlackRock spent $811,317 on lobbying in California from 2011 – 2016. And BlackRock CEO Laurence Fink has stated that “lobbying is really good because it is maximizing shareholder value” (“Unusual Debate at Davos: Lobbying, Maximizing Shareholder Value and the Duty of CEO’s,” ProMarket, April 1, 2016).

BlackRock lists memberships in the Investment Company Institute and the Securities Industry and Financial Markets Association, which together spent over $25 million on lobbying in 2015 and 2016. BlackRock is reportedly a member of the Chamber of Commerce (“Is the Most Powerful Lobbyist in Washington Losing Its Grip?” Washington Post, July 14, 2017), which spent more than $1.3 billion in lobbying since 1998, and is listed as a member of the Business Roundtable, which is lobbying against the right of shareholders to file resolutions. BlackRock does not comprehensively disclose its memberships in, or payments to, trade associations, nor the amounts used for lobbying.

We are concerned that BlackRock’s lack of trade association lobbying disclosure presents significant reputational risk. For example, BlackRock believes climate change risk is an investment issue, yet the Chamber undermined the Paris climate accord (“Paris Pullout Pits Chamber against Some of Its Biggest Members,” Bloomberg, June 9, 2017).

                        86     BLACKROCK, INC. 2018 PROXY STATEMENT

Item 5 Shareholder Proposal – Production of an Annual Report on Certain Trade Association and Lobbying Expenditures ● The Board’s Statement in Opposition

The Board’s Statement in Opposition

The Board of Directors believes that the actions requested by the Proponent are unnecessary and not in the best interests of our shareholders and unanimously recommends that you vote “AGAINST” this proposal for the following reasons:

Summary

We believe that advocating for public policies that increase financial transparency, protect investors and facilitate responsible growth of capital markets is an important part of our responsibilities to our shareholders and clients. We provide on our website extensive disclosure of our public policy engagement efforts, political activities and the decision-making and oversight associated with these efforts and activities. The comment letters we file, policy papers published through our ViewPoints series and our Public Policy Engagement and Political Participation Policies statement can all be found on our website at https://www.blackrock.com/corporate/en-us/insights/public-policy/public-policy-engagement-and-political-activities-policies. We are also compliant with all lobbying and political contribution disclosure rules and regulations.

We review our public disclosure on our public policy engagements and political activities at least annually to ensure it accurately reflects our activities and policies and provides our shareholders with a clear understanding of our priorities. As part of our process we consider feedback from our shareholders and other stakeholders. Earlier this year and prior to our engagement with the proponent, we updated our disclosure to make clear that BlackRock does not use corporate funds to support or oppose ballot initiatives.

We received a nearly identical proposal last year from a different proponent. We engaged extensively with last year’s proponent on the issues raised in that proposal and made additional enhancements and improvements to our disclosures as a result of this cooperative dialogue. These additional enhancements included identifying the principal trade associations in which we actively participate and providing links directly on our website to government websites reporting our federal lobbying activities and political contributions made by BlackRock’s political action committee. Similar to last year, we engaged extensively with this proponent to explain our approach to public policy engagement.

We believe that our current disclosures are responsive to the requests made in the proposal. A report beyond what has been published on our website and required in our public filings would impose a significant additional administrative burden on the Company but provide only minimal additional information to BlackRock’s shareholders. As a result, we believe that adoption of the proposal is unnecessary and not in the best interest of BlackRock or our shareholders.

As detailed in our statement of Public Policy Engagement and Political Participation Policies on our website, BlackRock is committed to:

Full Transparency of Positions:

•   BlackRock comments on public policy topics through its ViewPoints publications and comment letters and consultation responses to policy makers, which are available on the Company’s website.

Effective Oversight and Governance:

•   BlackRock’s Chief Legal Officer and the head of BlackRock’s Global Public Policy Group brief the Board’s Risk Committee and keep our Directors apprised of, and engaged in, the Company’s legislative and regulatory priorities and advocacy initiatives.

•   BlackRock’s Global Public Policy Group coordinates the Company’s engagement with policy makers and advocacy on public policy issues.

•   The Global Public Policy Group works closely with the Company’s business and legal teams to identify legislative and regulatory priorities that will protect investors, increase shareholder value and facilitate responsible economic growth.

•   As an asset manager, BlackRock focuses on issues that impact the asset management industry and the clients for whom we act as agent in managing assets.

•   BlackRock’s efforts are generally focused at the national level, rather than at a state-specific level.

•   As part of BlackRock’s engagement in the public policy process, the Company participates in a number of trade organizations and industry groups, principal trade associations of which are publicly disclosed.

BLACKROCK, INC. 2018 PROXY STATEMENT    87

Item 5 Shareholder Proposal – Production of an Annual Report on Certain Trade Association and Lobbying Expenditures ● The Board’s Statement in Opposition

Full Compliance with Restrictions on Political Contributions and Filing and Disclosure Obligations:

•  In compliance with federal regulations, as well as applicable state and local law, BlackRock does not contribute corporate funds to federal, state or local candidates, political party committees, political action committees or any political organization exempt from federal income taxes under Section 527 of the Internal Revenue Code.

•  Although permitted under federal law, BlackRock does not spend corporate funds directly on independent expenditures, including electioneering communications and ballot initiatives.

•  BlackRock’s political action committee is funded voluntarily by employees and its contributions are publicly disclosed to the Federal Election Commission.

BlackRock publicly discloses all U.S. federal lobbying costs and the issues to which our lobbying efforts relate, on a quarterly basis, as required under the Lobbying Disclosure Act. BlackRock also makes such disclosures at the state or local level to the extent required to do so under applicable lobbying laws.

For the reasons stated above, the Board of Directors unanimously recommends that you vote “AGAINST” the shareholder proposal.

Board Recommendation

The Board of Directors unanimously recommends that you vote “AGAINST” this proposal.

88    BLACKROCK, INC. 2018 PROXY STATEMENT

Annual Meeting Information

Questions and Answers about the Annual Meeting and Voting

Who is entitled to vote?

Holders of record of BlackRock common stock at the close of business on March 29, 2018 are entitled to receive notice and to vote their shares of BlackRock common stock at the 2018 Annual Meeting of Shareholders. As of March 29, 2018, 160,308,362 shares of BlackRock’s common stock, par value $0.01 per share, were outstanding. Holders are entitled to one vote per share.

A list of shareholders entitled to vote at the Annual Meeting will be available at the Annual Meeting. It can also be made available beginning 10 days prior to the Annual Meeting, between the hours of 8:45 a.m. and 4:30 p.m., Eastern Time, at our principal executive offices at 55 East 52nd Street, New York, New York 10055, by writing to the Corporate Secretary of BlackRock at: c/o Corporate Secretary, BlackRock, Inc., 40 East 52nd Street, New York, New York 10022.

How do I vote and what are the voting deadlines?

You may submit a proxy by telephone, via the Internet or by mail.

Submitting a Proxy by Telephone: You can submit a proxy for your shares by telephone until 11:59 p.m. Eastern Time on May 22, 2018 by calling the toll-free telephone number on the attached proxy card, 1-800-690-6903. Telephone proxy submission is available 24 hours a day. Easy-to-follow voice prompts allow you to submit a proxy for your shares and confirm that your instructions have been properly recorded. Our telephone proxy submission procedures are designed to authenticate shareholders by using individual control numbers.

Submitting a Proxy via the Internet: You can submit a proxy via the internet until 11:59 p.m. Eastern Time on May 22, 2018 by accessing the website listed on the Notice of Internet Availability of Proxy Materials and your proxy card, www.proxyvote.com, and by following the instructions on the website. Internet proxy submission is available 24 hours a day. As with the telephone proxy submission, you will be given the opportunity to confirm that your instructions have been properly recorded.

Submitting a Proxy by Mail: Mark your proxy card, date, sign and return it to Broadridge Financial Solutions in the postage-paid envelope provided (if you received your proxy materials by mail) or return it to BlackRock, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. Proxy cards returned by mail must be received no later than the close of business on May 22, 2018.

By casting your vote in any of the three ways listed above, you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions.

What is required to attend the Annual Meeting?

You are entitled to attend the Annual Meeting only if you were, or you hold a valid legal proxy naming you to act as a representative for, a holder of BlackRock common stock at the close of business on March 29, 2018. Shareholders, or their valid legal proxies, planning to attend the Annual Meeting in person must request an admission ticket in advance of the Annual Meeting by visiting www.proxyvote.com and following the instructions provided. You will need the 16-digit “control” number included on your proxy card, voter instruction or form of notice. Tickets will be issued to registered and beneficial owners. Requests for admission tickets will be processed in the order they are received and must be requested no later than May 22, 2018. Please note that seating is limited

BLACKROCK, INC. 2018 PROXY STATEMENT    89

Annual Meeting Information ● Questions and Answers about the Annual Meeting and Voting and requests for tickets will be accepted on a first-come, first-served basis. In addition to your admission ticket, please bring a form of government-issued photo identification, such as a driver’s license, state-issued identification card or passport, to gain entry to the Annual Meeting. If you were the beneficial owner of shares held in the name of a bank, broker or other holder of record, you or your representative must also bring proof of your stock ownership as of the close of business on March 29, 2018, such as an account statement or similar evidence of ownership. The use of mobile phones, pagers, recording or photographic equipment, tablets and/or computers is not permitted at the Annual Meeting. If you are unable to provide valid photo identification or if we are unable to validate that you were a shareholder (or that you are authorized to act as a legal proxy for a shareholder) or you cannot comply with the other procedures outlined above for attending the Annual Meeting in person, we will not be able to admit you to the Annual Meeting.

In the event you submit your proxy and you attend the Annual Meeting, you may revoke your proxy and cast your vote personally at the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record, to be able to vote at the Annual Meeting.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

How will voting on any other business be conducted?

If any other business is properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. As of the date this Proxy Statement went to press, we did not know of any other business to be raised at the Annual Meeting.

May I revoke my vote?

Proxies may be revoked at any time before they are exercised by:

•	written notice to the Corporate Secretary of BlackRock;

•	submitting a proxy on a later date by telephone or Internet (only your last telephone or Internet proxy will be counted) before 11:59 p.m. Eastern Time on May 22, 2018;

•	timely delivery of a valid, later-dated proxy; or

•	voting by ballot at the Annual Meeting.

What is a quorum?

A quorum is necessary to hold a valid meeting. The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the shareholders entitled to vote at the Annual Meeting is necessary to constitute a quorum.

What is the effect of a broker non-vote or abstention?

Abstentions and broker “non-votes”, if any, are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. If a nominee has not received instructions from the beneficial owner, the nominee may vote these shares only on matters deemed “routine” by the NYSE. The election of directors, approval of NEO compensation, approval of the amendment to the Stock Plan and the shareholder proposal are not deemed “routine” by the NYSE and nominees have no discretionary voting power for these matters. The ratification of the appointment of an independent registered accounting firm is deemed a “routine” matter on which nominees have discretionary voting power.

What vote is required in order to approve each of the proposals?

Each share of our common stock outstanding on the record date will be entitled to one vote on each of the 18 director nominees and one vote on each other matter. Directors receiving a majority of votes cast (number of shares voted “for” a director must exceed the number of shares voted “against” that director) will be elected as a director. Abstentions and broker “non-votes” will be disregarded

90    BLACKROCK, INC. 2018 PROXY STATEMENT

Annual Meeting Information ● Questions and Answers about the Annual Meeting and Voting and have no effect on the outcome of the Item 1 vote to elect directors. A majority of the votes of shares of common stock represented and entitled to vote at the Annual Meeting is required for Item 2, the approval of NEO compensation, Item 3, the approval of an amendment to the Stock Plan, Item 4, the ratification of Deloitte as BlackRock’s independent registered public accounting firm for the 2018 fiscal year and Item 5, the approval of the shareholder proposal. Abstentions will be treated as a vote “against” and “broker non-votes” will have no effect on such matters.

Who will count the votes and how can I find the results of the Annual Meeting?

Broadridge Financial Solutions, our independent tabulating agent, will count the votes. We will publish the voting results in a Form  8-K filed within four business days of the Annual Meeting.

Important Additional Information

Cost of Proxy Solicitation

We will pay the expenses of soliciting proxies. Proxies may be solicited in person or by mail, telephone and electronic transmission on our behalf by directors, officers or employees of BlackRock or its subsidiaries, without additional compensation. We will reimburse brokerage houses and other custodians, nominees and fiduciaries that are requested to forward soliciting materials to the beneficial owners of the stock held of record by such persons.

Multiple Shareholders Sharing the Same Mailing Address or “Householding”

In order to reduce printing and postage costs, we try to deliver only one Notice of Internet Availability of Proxy Materials or, if applicable, one Annual Report and one Proxy Statement to multiple shareholders sharing a mailing address. This delivery method, called “householding”, will not be used if we receive contrary instructions from one or more of the shareholders sharing a mailing address. If your household has received only one copy, we will deliver promptly a separate copy of the Notice of Internet Availability of Proxy Materials or, if applicable, the Annual Report and the Proxy Statement to any shareholder who sends a written request to the Corporate Secretary at the address provided in the Notice of 2018 Annual Meeting of Shareholders.

You may also notify us if you would like to receive separate copies of the Notice of Internet Availability of Proxy Materials or, if applicable, BlackRock’s Annual Report and Proxy Statement in the future by writing to the Corporate Secretary. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. If you are submitting a proxy by mail, each proxy card should be marked, signed, dated and returned in the enclosed self-addressed envelope.

If your household has received multiple copies of BlackRock’s Annual Report and Proxy Statement, you can request the delivery of single copies in the future by marking the designated box on the attached proxy card.

If you own shares of common stock through a bank, broker or other nominee and receive more than one Annual Report and Proxy Statement, contact the holder of record to eliminate duplicate mailings.

Confidentiality of Voting

BlackRock keeps all proxies, ballots and voting tabulations confidential as a matter of practice. BlackRock allows only Broadridge Financial Solutions to examine these documents. Occasionally, shareholders provide written comments on their proxy cards, which are then forwarded to BlackRock management by Broadridge Financial Solutions.

Available Information

BlackRock makes available free of charge through its website at www.blackrock.com, under the headings “Our Firm / Investor Relations / SEC Filings”, its Annual Reports to Shareholders, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements and form of proxy and all amendments to these reports no later than the day on which such materials are first sent to security holders or made public.

BlackRock will provide, without charge to each shareholder upon written request, a copy of BlackRock’s Annual Reports to Shareholders, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements and form of proxy and all amendments to those reports.

BLACKROCK, INC. 2018 PROXY STATEMENT    91

Annual Meeting Information ● Important Additional Information

Written requests for copies can be made by:

Mail: Corporate Secretary of BlackRock, 40 East 52nd Street, New York, New York 10022
Telephone: (212) 810-5300
Email: invrel@blackrock.com

Copies may also be accessed electronically by means of the SEC homepage on the Internet at www.sec.gov. The Annual Report on Form 10-K for the year ended December 31, 2017 is not part of the proxy solicitation materials.

Deadlines for Submission of Proxy Proposals, Nomination of Directors and Other Business of Shareholders

Proposals to be Considered for Inclusion in BlackRock’s Proxy Materials

Shareholders who wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2019 Annual Meeting of Shareholders must submit their proposals to BlackRock’s Corporate Secretary on or before December 14, 2018.

Director Nominations for Inclusion in BlackRock’s Proxy Materials (Proxy Access)

A shareholder (or a group of up to 20 shareholders) who has owned at least 3% of our shares continuously for at least three years and has complied with the other requirements in our Bylaws may nominate and include in BlackRock’s proxy materials director nominees constituting up to 25% of our Board. Notice of a proxy access nomination for consideration at our 2019 Annual Meeting must be received no later than December 14, 2018 and no earlier than November 14, 2018.

Other Proposals and Nominations

Apart from the Exchange Act Rule 14a-8 and our proxy access bylaw that address the inclusion of shareholder proposals or shareholder nominees in our proxy materials, under our Bylaws, certain procedures must be followed for a shareholder to nominate persons for election as directors or to introduce an item of business at an annual meeting of shareholders.

We must receive the notice of your intention to introduce a nomination or proposed item of business at our 2019 Annual Meeting:

•	not less than 120 days nor more than 150 days prior to the anniversary of the mailing date of BlackRock’s proxy materials for the immediately preceding annual meeting of shareholders; or

•	not later than 10 days following the day on which notice of the date of the annual meeting was mailed to shareholders or public disclosure of the date of the annual meeting was made, whichever comes first, in the event that next year’s annual meeting is not held within 25 days before or after the anniversary date of the immediately preceding annual meeting.

Assuming that our 2019 Annual Meeting is held within 25 days of the anniversary of the 2018 Annual Meeting, we must receive notice of your intention to introduce a nomination or other item of business at the 2019 Annual Meeting by December 14, 2018 and no earlier than November 14, 2018.

Additional Requirements

Under our Bylaws, any notice of proposed business must include a description of the business and the reasons for bringing the proposed business to the meeting, any material interest of the shareholder in the business and certain other information about the shareholder. Any notice of a nomination or a proxy access nomination for director nominees must provide information about the shareholder and the nominee, as well as the written consent of the proposed nominee to being named in the proxy statement and to serve as a director if elected.

BlackRock’s Bylaws specifying the advance notice requirements for proposing business or nominations, and for proposing proxy access nominations, are available on BlackRock’s website at www.blackrock.com under the heading “Investor Relations”.

92    BLACKROCK, INC. 2018 PROXY STATEMENT

Annual Meeting Information ● Deadlines for Submission of Proxy Proposals, Nomination of Directors and Other Business of Shareholders

Address to Submit Proposals and Nominations

In each case, proxy proposals, proxy access nominations and nominations for director nominees and/or an item of business to be introduced at an annual meeting of shareholders must be submitted in writing to the Corporate Secretary of BlackRock, 40  East 52nd Street, New York, New York 10022.

Other Matters

The Board of Directors knows of no other business to be presented at the meeting. If, however, any other business should properly come before the meeting, or any adjournment thereof, it is intended that the proxy will be voted in accordance with the best judgment of the persons named in the proxy.

By Order of the Board of Directors,

R. Andrew Dickson III

Corporate Secretary

BLACKROCK, INC. 2018 PROXY STATEMENT    93

Annex A:

Non-GAAP Reconciliation

Non-GAAP Financial Measures

BlackRock reports its financial results in accordance with GAAP in the United States; however, management believes evaluating the Company’s ongoing operating results may be enhanced if investors have additional non-GAAP financial measures. Management reviews non-GAAP financial measures to assess ongoing operations and considers them to be helpful, for both management and investors, in evaluating BlackRock’s financial performance over time. Management also uses non-GAAP financial measures as a benchmark to compare its performance with other companies and to enhance the comparability of this information for the reporting periods presented. Non-GAAP measures may pose limitations because they do not include all of BlackRock’s revenue and expense. BlackRock’s management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Non-GAAP measures may not be comparable to other similarly titled measures of other companies.

Management uses both GAAP and non-GAAP financial measures in evaluating BlackRock’s financial performance. Adjustments to GAAP financial measures (“non-GAAP adjustments”) include certain items management deems nonrecurring or that occur infrequently, transactions that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow.

Computations for all periods are derived from the consolidated statements of income as follows:

(1) Operating income, as adjusted, and Operating Margin, as adjusted:

Management believes operating income, as adjusted, and Operating Margin, as adjusted, are effective indicators of BlackRock’s financial performance over time and, therefore, provide useful disclosure to investors.

(in millions)	2017	2016	2015

Operating income, GAAP basis	$5,272	$4,570	$4,664

Non-GAAP expense adjustments:

Restructuring charge	–	76	–

PNC LTIP funding obligation	15	28	30

Compensation expense related to appreciation (depreciation) on deferred compensation plans	–	–	1

Operating income, as adjusted	5,287	4,674	4,695

Product launch costs and commissions	–	–	5

Operating income used for Operating Margin measurement	$5,287	$4,674	$4,700

Revenue, GAAP basis	$12,491	$11,155	$11,401

Non-GAAP adjustments:

Distribution and servicing costs	(492)	(429)	(409)

Amortization of deferred sales commissions	(17)	(34)	(48)

Revenue used for Operating Margin measurement	$11,982	$10,692	$10,944

Operating Margin, GAAP basis	42.2%	41.0%	40.9%

Operating Margin, as adjusted	44.1%	43.7%	42.9%

•	Operating income, as adjusted, includes non-GAAP expense adjustments. The portion of compensation expense associated with certain long-term incentive plans (“LTIP”) funded, or to be funded, through share distributions to participants of BlackRock stock held by PNC has been excluded because it ultimately does not impact BlackRock’s book value. In 2016, a restructuring charge primarily comprised of severance and accelerated amortization expense of previously granted deferred compensation awards has been excluded to provide an analysis of BlackRock’s ongoing operations and to ensure comparability among periods presented. In 2015, compensation expense associated with appreciation (depreciation) on investments related to certain BlackRock deferred compensation plans has been excluded, as returns on investments set aside for these plans, which substantially offset this expense, are reported in nonoperating income (expense).

BLACKROCK, INC. 2018 PROXY STATEMENT    A-1

Annex A: Non-GAAP Reconciliation ● Non-GAAP Financial Measures

•	Operating income used for measuring Operating Margin, as adjusted, is equal to operating income, as adjusted, excluding the impact of product launch costs (e.g. closed-end fund launch costs) and related commissions. Management believes the exclusion of such costs and related commissions is useful because these costs can fluctuate considerably and revenue associated with the expenditure of these costs will not fully impact BlackRock’s results until future periods.

•	Revenue used for Operating Margin, as adjusted, excludes distribution and servicing costs paid to related parties and other third parties. Management believes such costs represent a benchmark for the amount of revenue passed through to external parties who distribute the Company’s products. In addition, management believes the exclusion of such costs is useful because it creates consistency in the treatment for certain contracts for similar services, which due to the terms of the contracts, are accounted for under GAAP on a net basis within investment advisory, administration fees and securities lending revenue. Amortization of deferred sales commissions is excluded from revenue used for Operating Margin measurement, as adjusted, because such costs, over time, substantially offset distribution fee revenue the Company earns. For each of these items, BlackRock excludes from revenue used for Operating Margin, as adjusted, the costs related to each of these items as a proxy for such offsetting revenue.

(2) Compensation and benefits expense-to-revenue ratio, as adjusted:

(in millions)	2017	2016	2015

Employee compensation and benefits, GAAP basis	$4,255	$3,880	$4,005

Less Non-GAAP expense adjustments:

PNC LTIP funding obligation	15	28	30

Compensation expense related to appreciation (depreciation) on deferred compensation plans	–	–	1

Employee compensation and benefits, as adjusted	$4,240	$3,852	$3,974

Revenue, GAAP basis	$12,491	$11,155	$11,401

Compensation and benefits expense-to-revenue ratio, GAAP basis	34.1%	34.8%	35.1%

Compensation and benefits expense-to-revenue ratio, as adjusted	33.9%	34.5%	34.9%

•	Employee compensation and benefits, as adjusted, includes non-GAAP expense adjustments. The portion of compensation expense associated with certain LTIP funded, or to be funded, through share distributions to participants of BlackRock stock held by PNC has been excluded because it ultimately does not impact BlackRock’s book value. Compensation expense associated with appreciation (depreciation) on investments related to certain BlackRock deferred compensation plans has been excluded, as returns on investments set aside for these plans, which substantially offset this expense, are reported in nonoperating income (expense).

•	Compensation and benefits expense-to-revenue ratio, as adjusted, is equal to Employee compensation and benefits, as adjusted, divided by Revenue, GAAP basis.

(3) Net income attributable to BlackRock, as adjusted:

(in millions, except per share data)	2017	2016	2015

Net income attributable to BlackRock, GAAP basis	$4,970	$3,172	$3,345

Non-GAAP adjustments:

Restructuring charge (including $23 tax benefit)	–	53	–

PNC LTIP funding obligation, net of tax	11	19	22

The Tax Cuts and Jobs Act:

Deferred tax revaluation (noncash)	(1,758)	–	–

Deemed repatriation tax	477	–	–

Other Income tax matters	16	(30)	(54)

Net income attributable to BlackRock, as adjusted	$3,716	$3,214	$3,313

Diluted weighted-average common shares outstanding(1)	164.4	166.6	169.0

Diluted earnings per common share, GAAP basis(1)	$30.23	$19.04	$19.79

Diluted earnings per common share, as adjusted(1)	$22.60	$19.29	$19.60

(1)	Nonvoting participating preferred stock is considered to be a common stock equivalent for purposes of determining basic and diluted earnings per share calculations.

A-2     BLACKROCK, INC. 2018 PROXY STATEMENT

Annex A: Non-GAAP Reconciliation ● Non-GAAP Financial Measures

Management believes net income attributable to BlackRock, Inc., as adjusted, and diluted earnings per common share, as adjusted, are useful measures of BlackRock’s profitability and financial performance. Net income attributable to BlackRock, Inc., as adjusted, equals net income attributable to BlackRock, Inc., GAAP basis, adjusted for significant nonrecurring items, charges that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow.

See discussion above regarding Operating Income, as adjusted, and Operating Margin, as adjusted, for information on the PNC LTIP funding obligation and the restructuring charge.

For each period presented, the non-GAAP adjustment related to the restructuring charge and PNC LTIP funding obligation was tax effected at the respective blended rates applicable to the adjustments. The noncash deferred tax revaluation benefit of $1,758 million and the other income tax matters were primarily associated with the revaluation of certain deferred tax liabilities related to intangible assets and goodwill. These amounts have been excluded from the as adjusted results as these items will not have a cash flow impact and to ensure comparability among periods presented. A deemed repatriation tax expense of $477 million has been excluded from the 2017 as adjusted results due to the one-time nature and to ensure comparability among periods presented.

Per share amounts reflect net income attributable to BlackRock, as adjusted divided by diluted weighted average common shares outstanding.

    BLACKROCK, INC. 2018 PROXY STATEMENT    A-3

Annex B

Amendment to the BlackRock, Inc. Second Amended and Restated 1999 Stock Award and Incentive Plan

THIS AMENDMENT (this “Amendment”) is made as of May         , 2018 to the BlackRock, Inc. Second Amended and Restated 1999 Stock Award and Incentive Plan, as amended from time to time (the “Plan”). Any capitalized terms used and not defined herein shall have the meanings set forth in the Plan.

WHEREAS, pursuant to Section 8(f) of the Plan, the Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part, provided that (i) no amendment shall adversely affect any of the rights of any Grantee, without such Grantee’s consent, under any Award theretofore granted under the Plan and (ii) any amendment shall be approved by the stockholders (unless otherwise determined by the Board) if necessary to comply with state law, stock listing requirements or other applicable law; and

WHEREAS, the Board has determined to amend the Plan in the manner set forth below, subject to approval by the stockholders.

NOW, THEREFORE, the Plan is hereby amended as follows, subject to approval by the stockholders:

1.	The first sentence of Section 5(a) of the Plan is hereby amended and restated in its entirety as follows:

“Subject to adjustment as provided in Section 5(d), 41,500,000 shares of Stock shall be reserved for the grant or settlement of Awards under the Plan.”

2.	This Amendment and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

3.	Except as amended above, the Plan shall remain in full force and effect.

    BLACKROCK, INC. 2018 PROXY STATEMENT    B-1

BlackRock’s Mission Statement on Sustainability

We are an asset manager whose objective is to create better financial futures for our clients and the people they serve. We aspire to be an industry leader in how we incorporate sustainability into:

Our investment processes and learning across the firm	Our stewardship of our clients’ assets	Our sustainable investment solutions for our clients	The operations of our own business

1	GOVERNANCE AND BOARD

We are vocal advocates for the adoption of sound corporate governance policies that include strong Board leadership, prudent management practices and transparency and have implemented such a framework at BlackRock through a set of principles, guidelines and practices that support sustainable financial performance and long-term value creation for shareholders. We continually review our approach in coordination with the governance philosophy and standards we apply to other companies.

BlackRock’s Board plays an integral role in our governance and long-term sustainability. As BlackRock has evolved, so has our Board’s pursuit of strong corporate governance and standards of excellence. In reviewing Director candidates, the Nominating and Governance Committee takes into consideration a candidate’s professional background, gender, race, national origin and age and regularly reviews the overall composition of the Board and its Committees to assess whether it reflects the appropriate mix of skill sets, experience, backgrounds and qualifications that are relevant to BlackRock’s current and future global strategy, business and governance.

2	HUMAN CAPITAL

As an asset manager, the long-term sustainability of our firm is heavily dependent on our people. We deliberately align employee incentives with the risk and performance frameworks of the firm. We are committed to fostering a unifying culture, encouraging innovation, ensuring that we are developing, retaining and recruiting the best talent and incorporating inclusion and diversity into all levels of our business. We support employees in giving back and volunteering in their local communities and globally for environmental and social efforts that move them.

3	ENVIRONMENTAL SUSTAINABILITY

BlackRock is committed to using our resources responsibly to support the long-term sustainability of our firm and of the global environment in which we and our clients live and operate. We do this, for example, by investing in LED technology and green buildings, pursuing a high utilization rate of our corporate offices and consolidating our data centers. Two of our largest data centers are now powered by renewable hydropower.

Employees are also encouraged to participate in activities which focus on BlackRock’s impact on the environment, including: low carbon travel to work and video conferencing in lieu of travel. Additionally, we provide opportunities for employees to engage on sustainability-themed initiatives outside of the office.

4	PUBLIC POLICY

As an important part of our fiduciary duty to our clients, BlackRock advocates for public policies that we believe are in our clients’ long-term interests. We support the creation of regulatory regimes that increase financial market transparency, protect investors, and facilitate responsible growth of capital markets, while preserving consumer choice and properly balancing benefits versus implementation costs.

5	RISK MANAGEMENT
Understanding and managing risk is the cornerstone of BlackRock’s approach to responsible investing. Our Risk and Quantitative Analysis group promotes BlackRock as a leader in risk management by providing independent top-down and bottom-up oversight to help identify investment, counterparty, operational, regulatory and technology risks. The Board has ultimate responsibility for oversight of BlackRock’s risk management activities.

BlackRock®

We are a fiduciary to our clients.

We are passionate about performance.

Our Principles

We are innovators.

We are one BlackRock.

BlackRock's mission is to create a better financial future for our clients. As we pursue this mission, we are guided by BlackRock's Principles — that is, our shared understanding of who we are, what we stand for and how we conduct ourselves each and every day.

blackrock.com

BLACKROCK, INC. 55 EAST 52ND STREET NEW YORK, NEW YORK 10055
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER MATERIALS
If you would like to reduce the costs incurred by BlackRock, Inc. in mailing proxy materials, you can consent to receive all Future Proxy Statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided (if you received your proxy materials by mail) or return it to BlackRock, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

If you vote your proxy by Internet or telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

SHAREHOLDER MEETING REGISTRATION
To request an admission ticket to attend the meeting, visit the “Register for Meeting” link at www.proxyvote.com and provide the 16-digit control number located on your proxy card. You must have an admission ticket to attend the meeting. You must request an admission ticket by 11:59 p.m. Eastern Time on May 22, 2018.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E40399-P05894                 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED, DATED AND RETURNED.

BLACKROCK, INC.
A. The Board of Directors recommends a vote FOR all nominees listed in Item 1, FOR Item 2, FOR Item 3 and FOR Item 4.

1.	Election of Directors	For	Against	Abstain
Nominees:

	1a. Mathis Cabiallavetta	☐	☐	☐

	1b. Pamela Daley	☐	☐	☐

	1c. William S. Demchak	☐	☐	☐

	1d. Jessica P. Einhorn	☐	☐	☐

	1e. Laurence D. Fink	☐	☐	☐

	1f. William E. Ford	☐	☐	☐

	1g. Fabrizio Freda	☐	☐	☐

	1h. Murry S. Gerber	☐	☐	☐

	1i. Margaret L. Johnson	☐	☐	☐

	1j. Robert S. Kapito	☐	☐	☐

	1k. Sir Deryck Maughan	☐	☐	☐

	1l. Cheryl D. Mills	☐	☐	☐

	1m. Gordon M. Nixon	☐	☐	☐

	1n. Charles H. Robbins	☐	☐	☐

	1o. Ivan G. Seidenberg	☐	☐	☐

	1p. Marco Antonio Slim Domit	☐	☐	☐

	1q. Susan L. Wagner	☐	☐	☐

	1r. Mark Wilson	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

		For	Against	Abstain

2.	Approval, in a non-binding advisory vote, of the compensation for named executive officers.	☐	☐	☐

3.	Approval of an Amendment to the BlackRock, Inc. Second Amended and Restated 1999 Stock Award and Incentive Plan.	☐	☐	☐

4.	Ratification of the appointment of Deloitte LLP as BlackRock’s independent registered public accounting firm for the fiscal year 2018.	☐	☐	☐

B.	Shareholder Proposal - The Board of Directors recommends a vote AGAINST Item 5.

5.	Shareholder Proposal - Production of an Annual Report on Certain Trade Association and Lobbying Expenditures.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

All shares will be voted as instructed above. In the absence of instructions, all shares will be voted with respect to registered shareholders that return a signed proxy card, FOR all nominees listed in Item 1, FOR Item 2, FOR Item 3, FOR Item 4 and AGAINST Item 5, and with respect to participants in the BlackRock, Inc. Retirement Savings Plan, in the manner required or permitted by the governing plan documents.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

BLACKROCK, INC.

2018 ANNUAL MEETING OF SHAREHOLDERS

May 23, 2018

8:00 AM, EDT

Lotte New York Palace Hotel

455 Madison Avenue

New York, New York 10022

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING.

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting are available through 11:59 PM Eastern Time on May 22, 2018. Your Internet or

telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E40400-P05894

PROXY

FOR ANNUAL MEETING OF SHAREHOLDERS

BLACKROCK, INC.

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Gary S. Shedlin and R. Andrew Dickson III, and each of them, as proxies, each with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side of this form, all shares of common stock of BlackRock, Inc. held of record by the undersigned as of March 29, 2018, at the 2018 Annual Meeting of Shareholders to be held on May 23, 2018, beginning at 8:00 AM, EDT, at Lotte New York Palace Hotel, 455 Madison Avenue, New York, New York 10022, and in their discretion, upon any business that may properly come before the meeting or any adjournment of the meeting, in accordance with their best judgment.

If no other indication is made on the reverse side of this form, the proxies shall vote FOR all nominees listed in Item 1, FOR Item 2, FOR Item 3, FOR Item 4 and AGAINST Item 5.

This proxy may be revoked at any time prior to the time voting is declared closed by giving the Corporate Secretary of BlackRock, Inc. written notice of revocation or a subsequently dated proxy, or by casting a ballot at the meeting.

If the undersigned is a participant in the BlackRock, Inc. Retirement Savings Plan (the “RSP”), then the undersigned hereby directs Bank of America, N.A., FSB, as Trustee of the RSP to vote all the shares of BlackRock common stock credited to the undersigned’s account as indicated on the reverse side at the meeting and at any adjournment(s) thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side